As filed with the Securities and Exchange Commission on May 2, 2018

Investment Company Act File No. 811-23321

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
 ☒ Amendment No. 1

Altegris Private Markets Opportunities Fund

(Exact name of Registrant as specified in Charter)

1200 Prospect Street
Suite 400

La Jolla, CA 92037

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (888) 524-9441

Cynthia Aragon

Chief Compliance Officer
Altegris Advisors, L.L.C.
1200 Prospect Street
Suite 400

La Jolla, CA 92037

(Name and address of agent for service)

COPY TO:

Richard Horowitz, Esq.

Matthew K. Kerfoot, Esq.
Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  Shares of the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), and have been and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act.  Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Shares of the Registrant.

ALTEGRIS PRIVATE MARKETS OPPORTUNITIES FUND

PRIVATE PLACEMENT MEMORANDUM

[•], 2018

Class A Shares

Class I Shares

1200 Prospect Street
Suite 400

La Jolla, CA 92037

In making an investment decision, an investor must rely upon his, her or its own examination of Altegris Private Markets Opportunities Fund (the “Fund”) and the terms of the offering, including the merits and risks involved, of acquiring shares of the Fund (“Shares”) as described in this private placement memorandum (“Private Placement Memorandum”).  The Shares have not been registered with, or approved or disapproved by, the Securities and Exchange Commission or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange.  No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Shares.  Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

The Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state.  The offering described in this Private Placement Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws.  This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy Shares nor will any sale of Shares will be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation, or sale.  No person has been authorized to make any representations concerning the Partnership that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum.  This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document).  Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor.

The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act and applicable state securities laws, pursuant to registration or exemption from these provisions. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at a Shareholder’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. Shares are appropriate only for those investors who do not require a liquid investment. An investment in the Fund may be speculative and involves a high degree of risk. Before buying any Shares, you should read the discussion of the principal risks of investing in the Fund, which are summarized in “Summary of Terms—Risk Factors” beginning on page 14 and in “Types of Investments and Related Risks” beginning on page 46.

Altegris Investments, L.L.C.

TABLE OF CONTENTS

SUMMARY OF TERMS	1
SUMMARY OF FEES AND EXPENSES	33
THE FUND	35
USE OF PROCEEDS	35
STRUCTURE	35
INVESTMENT PROGRAM	36
TYPES OF INVESTMENTS AND RELATED RISKS	46
OTHER RISKS	59
LIMITS OF RISK DISCLOSURES	64
MANAGEMENT OF THE FUND	64
FUND EXPENSES	66
MANAGEMENT FEE	68
CALCULATION OF NET ASSET VALUE	69
CONFLICTS OF INTEREST	71
PURCHASES OF SHARES	74
REPURCHASES AND TRANSFERS OF SHARES	76
VOTING	81
TAX ASPECTS	81
ERISA CONSIDERATIONS	92
PLAN OF DISTRIBUTION	94
DISTRIBUTION POLICY	95
ADDITIONAL INFORMATION ABOUT THE FUND	96
INQUIRIES	96
TABLE OF CONTENTS OF THE SAI	97

SUMMARY OF TERMS

THE FUND

Altegris Private Markets Opportunities Fund (the “Fund”) is a newly-formed Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.

The Fund is offering two separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) to Eligible Investors (as defined herein). Class A Shares and Class I Shares are subject to different fees and expenses.  The Fund may offer additional classes of Shares in the future.

INVESTMENT PROGRAM

The Fund seeks long-term capital appreciation. The Fund intends to invest substantially all of its assets in alternative investment funds managed by unaffiliated third-party investment managers (“Investment Managers”) that pursue private markets strategies, including private equity, private debt, infrastructure and real asset, and real estate strategies (“Investment Funds”) and co-investment opportunities in operating companies and other assets (“Co-Investment Opportunities”) presented by such Investment Funds.

Altegris Advisors, L.L.C., the Fund’s investment adviser (“Altegris” or the “Adviser”), and StepStone Group LP, the Fund’s sub-adviser (“StepStone” or the “Sub-Adviser,” and together with the Adviser, the “Advisers”), believe that the Fund’s investment program will offer exposure to private markets investments for “accredited investors” who have not previously had access to Investment Funds managed by top-tier private markets firms. The investment program’s use of primaries, seasoned primaries, secondaries and Co-Investment Opportunities (as described in detail below) are intended to allow the Fund to achieve broader investment exposure and more efficient capital deployment than would be provided by investing in primaries alone. The Fund’s structure is intended to alleviate or mitigate a number of the burdens typically associated with direct private markets investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund-of-funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

The Fund

Shares will be sold in comparatively large minimum denominations to eligible high net worth individual and institutional investors (“Shareholders”). The Fund will pay, and Shareholders will bear, an asset-based investment management fee, and will be subject indirectly to asset-based fees, carried interests and incentive allocations charged by the underlying Investment Funds in which the Fund may invest.

Each underlying Investment Fund is, or will be, managed by the general partner, managing member or affiliated investment adviser of the Investment Fund (the “Investment Manager”) under the direction of the portfolio managers or investment teams selected by the Investment Manager.  Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions.

The Fund will invest in Investment Funds that are focused on the following strategies: (i) private equity; (ii) private debt; (iii) infrastructure and real assets; and (iv) real estate.

Private Equity. Private equity generally refers to privately negotiated investments made in non-public companies.  Private equity firms typically seek to invest in quality companies at attractive valuations and use strategic and operational expertise to enhance value and improve portfolio company performance.  The Fund intends to allocate its assets to buyout and special situations investments. Buyout funds seek to acquire private and public companies, as well as divisions of larger companies, and reposition them for sale at a multiple of invested equity by enhancing the value of the portfolio company.

Investment Funds that focus on established, cash flow positive companies are usually classified as buyouts. Buyout Investment Funds look to acquire a controlling equity interest in small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions (formerly referred to as “leveraged buyouts”)—particularly in the large-cap segment.  Investment Funds that focus on special situations investments typically make mezzanine or other debt investments that provide a middle level of financing below the senior debt level of the capital structure and above the equity level. Such debt investments may include those rated below investment grade (that is, rated Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”), BB+ or lower by Standard & Poor’s Ratings Group (“S&P”) or comparably rated by another nationally recognized statistical rating organization (“NRSRO”), or, if unrated, determined by the Advisers to be of comparable credit quality). These securities are commonly called “high yield” or “junk” bonds. A typical special situations investment may include a loan to a borrower, together with equity in the form of warrants, common stock, preferred stock or some other form of equity investment.  In addition, special situations investments may include other forms of investment not described herein, such as distressed debt, energy or utility investments and turnaround investments.

The Fund may also allocate its assets to investments in Investment Funds pursuing growth equity and venture capital strategies. Growth equity investments are typically made in mature companies with proven business models that are looking for capital to expand or restructure their operations, enter new markets, or finance a major acquisition. Typically, these are minority investments, and companies that take on growth capital are more mature than venture-funded companies. Such companies generate revenue and profits that may not be enough to fund big expansions, acquisitions or other investments. Venture capital refers to investments made in startups and young companies with little to no track record of profitability. Venture capital investments are made with the goal of generating outsized returns by identifying and investing in the most promising companies and profiting from a successful exit.

Private Debt. Private debt is a common term for unregistered debt investments made through privately negotiated transactions. Private debt investments may be structured using a range of financial instruments, including but not limited to, first and second lien senior secured loans, unitranche debt, unsecured debt and structurally subordinated instruments.

Loans to private companies can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The companies in which the Investment Funds invest may be leveraged, often as a result of leveraged buyouts or other recapitalization transactions, and often will not be rated by national credit rating agencies

The Fund intends to invest in Investment Funds that primarily invest in the debt (of any maturity) of various companies, ventures, businesses and real estate, infrastructure and real assets. The Investment Funds’ credit investments will include first and second lien senior secured loans, secured unitranche debt, unsecured debt (e.g., mezzanine debt), structurally subordinated instruments and non-performing debt. First and second lien senior secured loans are situated at the top of the capital structure and typically have the first claim on the assets and cash flows of a company. Unsecured debt, including mezzanine or private high yield, structurally subordinated instruments and some forms of public debt, generally rank junior to secured debt on the capital structure, similar to equity. Due to this priority of cash flows, an investment’s risk increases as it moves further down the capital structure. Investors are usually compensated for this risk associated with junior status in the form of higher expected returns.

The loans in which the Investment Funds will invest may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Below investment grade securities have predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal.

Agriculture and Natural Resources. The Investment Funds may also invest in agriculture, which consist of direct investments in rural land, along with crop and livestock assets that produce food, fiber, and energy. Agriculture investments focus on the productive capacity of the land base, and returns are based on the biological growth of crops and livestock, as well as appreciation of land and related assets.  Agriculture investments have shown historical returns with a positive correlation to inflation, a low or negative correlation to public equities and debt, and low volatility in their return profile with stable income attributes. The Investment Funds may also invest in forestry. The two main subclasses of investments relating to forestry are tree farms and managed natural forests.  Forestry investments provide revenue generation from multiple sources, including harvesting, leasing and usage fees. The Investment Funds may also invest in other natural resources opportunities, including for example, industries such as: integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, paper products, chemicals, building materials, coal, alternative energy sources and environmental services.

Real Estate. The Fund intends to invest in Investment Funds that invest primarily in real estate and are managed by institutional investment managers with expertise in investing in real estate and real estate-related securities. These Investment Funds will generally employ a multi-strategy approach in an attempt to diversify the risk-reward profiles and the underlying types of real estate in which the Investment Funds invest, with the strategies noted below.  Because each real estate strategy performs differently throughout the overall real estate and economic cycle, investment strategies that include multiple strategies generally have lower volatility than single strategy funds.

•                  Core. The “core” strategy targets high-quality portfolios with real estate assets that provide relatively lower and more stable returns and no or low levels of leverage. Such investments are typically located in primary markets and in the main property types (office, industrial multi-family, and retail). Properties are stable, well-maintained, well-leased and often of the Class A variety. For example, office properties tend to be Class A buildings with predominantly investment grade tenants. Multifamily properties are usually in major metropolitan cities with higher rental rates. Retail would typically be more traditional neighborhood and community shopping centers, as well as regional and super regional malls.  Class A properties are the most prestigious buildings competing for premier tenants with rents above average for the area.

•                  Core Plus. The “core plus” strategy seeks moderate risk portfolios with moderate levels of leverage that are intended to provide higher returns than Core portfolios. Such investments can have similarities to core but often with an emphasis on a modest value add management approach. Focus is on the main property types, in both primary and secondary markets, in Class A or B quality buildings that may benefit from some level of enhancement (i.e. moderate refurbishment or incremental leasing

•                  Value Add/Opportunistic. The “value add” or “opportunistic” strategy typically focuses on more active asset management and often employs more leverage. Such investments can include properties that require repositioning, recapitalization, or ground-up development, in both primary and secondary markets, and in all property types and geographies. Properties are considered value add when they would benefit from repositioning or moderate renovations and opportunistic when they require major renovations or ground-up development.

Infrastructure and Real Assets. The Fund intends to invest in Investment Funds focused on private investments in global infrastructure and real assets across multiple geographic regions, including North America, Australasia, Latin America and Europe. Infrastructure assets may include, among other asset types, regulated assets (such as electricity transmission and distribution facilities, gas distribution systems, water distribution and waste water collection and processing facilities), transportation assets (such as toll roads, airports, seaports and railway lines) and communications assets (including broadcast and wireless towers and satellite networks).  These assets share certain investment features that may be attractive as part of an overall diversified portfolio, including: (i) stable and predictable income and cash flow with low return correlations to traditional asset classes such as public equities and fixed income; (ii) inelastic demand for their use as essential assets for a functioning society; (iii) minimal operating risk; and (iv) monopolistic characteristics with high barriers to entry.  In many cases, the rates, or the fees charged to end users, that are charged by infrastructure assets are determined by regulators, concession agreements with governments and long-term contracts.  Owners of such assets in many cases have the ability to increase such rates or fees at some level linked to inflation or economic growth.

Within this category, as applied to infrastructure and real assets as described above, the Fund will pursue a combination of (1) a “core” strategy investments targeting high-quality portfolios within infrastructure and real assets sectors, (2) a “core plus” strategy seeking moderate risk portfolios within these asset classes and (3) a “value add” or “opportunistic” strategy as applied to more aggressive or highly-leveraged opportunities within the infrastructure and real assets sectors.

Investment Types

Types of investments that the Fund may make include:

Primary Investments.  Primary investments, or “primaries,” refer to investments in newly established private markets funds which have not yet begun operation. Primary investments are made during an initial fundraising period in the form of capital commitments, which are then called down by the fund and utilized to finance its investments in portfolio companies during a predefined period. A private markets fund’s net asset value (“NAV”) will typically exhibit a “J curve,” undergoing a modest decline in the early portion of the fund’s lifecycle as investment-related expenses and fees accrue prior to the realization of investment gains from portfolio investments, with the trend typically reversing in the later portion of the fund’s lifecycle as portfolio investments are sold and gains from investments are realized and distributed. There can be no assurance that any or all primary investments made by the Fund will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance and disposition of each private markets Investment Fund’s portfolio investments. Primary investments in Investment Funds typically range in duration from ten to twelve years (although private debt and real estate Investment Funds may have shorter durations, whereas infrastructure Investment Fund durations may be longer), while underlying investments in portfolio investments generally have a three to six year range of duration (with potentially shorter periods for private debt or real estate, and longer for infrastructure investments).

Seasoned primaries are primary fund investments made after an Investment Fund has already invested a certain percentage of its capital commitments (e.g., 25%, at the time of closing). As such investments are made later in an Investment Fund’s lifecycle than standard primaries, they may result in earlier receipt of distributions. Seasoned primaries may be utilized to gain exposure to Investment Funds and strategies that would otherwise be unavailable for primary investment and may allow the Fund to deploy capital more rapidly.

Typically, private markets fund sponsors will not launch new funds more frequently than every two to four years. Market leaders generally offer multiple primary funds each year, but may not offer funds within a given geography or that pursue a certain strategy in any particular year, and many funds managed by top-tier private equity firms accordingly will be unavailable for primary investments at any given time. Because of the limited timeframe of opportunity for investment in any given fund, having a well-established relationship with fund sponsors is critically important for primary investors.

Over the long term, the Advisers expect to allocate more than 50% of the Fund’s assets to primary investments.

Secondary Investments.  Secondary investments, or “secondaries,” refer to investments in existing private markets funds through the acquisition of an existing interest in a private markets fund by one investor from another in a negotiated transaction. In so doing, the buyer will agree to take on future funding obligations in exchange for future returns and distributions.  A secondary investment will often be acquired at a discount to an Investment Fund’s NAV. As a result, secondary investments acquired at a discount may result in unrealized gains to the Fund at the time the Fund next calculates its monthly NAV. Because secondaries are generally made after an Investment Fund has deployed capital into portfolio companies, these investments are viewed as more mature and may not exhibit the initial decline in NAV associated with primary investments and may reduce the impact of the J-curve associated with private markets investing. However, there can be no assurance that any or all secondary investments made by the Fund will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance of each private markets Investment Fund’s portfolio investments.

The market for secondary investments may be very limited and the strategies and Investment Funds to which the Fund wishes to allocate capital may not be available for secondary investment at any given time. Secondary investments may be heavily negotiated and may incur additional transaction costs for the Fund. There is a risk that investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding the value of their holdings and the portfolio investments of the Investment Fund and the Fund may pay more for a secondary investment than it would have if it were also privy to such information.

Co-Investment Opportunities.  Co-Investment Opportunities involve the Fund directly acquiring an interest in an operating company or other asset alongside an investment by a private markets fund, and are generally structured such that the lead and co-investors collectively hold a controlling interest of the operating company or other asset.

The market for Co-Investment Opportunities may be very limited and the Co-Investment Opportunities to which the Fund wishes to allocate capital may not be available at any given time. Co-Investment Opportunities may be heavily negotiated and may incur additional transaction costs for the Fund. Co-Investment Opportunities are more concentrated than investments in Investment Funds, which hold multiple portfolio companies. There is a risk that Investment Managers may choose not to make the most attractive Co-Investment Opportunities available to the Fund and may instead reserve such investments for higher fee funds or their own accounts.

The Fund’s asset allocation, when “fully deployed,” is expected to be as noted below.  The Advisers anticipate, however, that the Fund will not be fully deployed until the Fund has been in operation for 12 to 24 months.

Asset Allocation

Investment Type*	Range
Primary Investments (including seasoned primary investments)	30-70%
Secondary Investments	30-70%
Co-Investment Opportunities	0-30%
Other	0-10%
Investment Fund Strategy
Private Equity	30-60%
Private Debt	15-40%
Infrastructure and Real Assets	5-20%
Real Estate	5-20%

Other	0-10%

Geographic Region	Range
North America	40-80%
Europe	10-50%
Asia	5-35%
Other	0-10%

* There can be no assurance that all investment types will be available, will be consistent with the Fund’s investment objectives, will satisfy the Advisers’ due diligence considerations or will be selected for the Fund.

Investment fund allocations are made in the form of capital commitments which are called down by an Investment Fund over time.  Thus, in general, the Fund’s private markets allocation will consist of both funded and unfunded commitments.  Only the funded private markets commitments are reflected in the Fund’s NAV. Over time, the allocation ranges and commitment strategy may be adjusted based on the Advisers’ analysis of the private markets, the Fund’s existing portfolio at the relevant time, and other pertinent factors.

Investment Strategies

The principal elements of the Advisers’ investment strategy include:  (i) allocating the assets of the Fund in the Investment Funds; (ii) seeking to secure access to attractive Co-Investment Opportunities and secondaries that the Advisers believe offer attractive value; (iii) seeking to manage the Fund’s investment level and liquidity using the Advisers’ commitment strategy; and (iv) seeking to manage risk through ongoing monitoring of the Fund’s portfolio.

Asset Allocation.  The Advisers employ an asset allocation strategy that seeks to exploit the diversification of the Fund’s investments across investment types, geographic markets and lifecycles through primary, seasoned primary, secondary and Co-Investment Opportunities.

Access.  The Fund will provide Shareholders with access to Investment Funds, and direct Co-Investment Opportunities that are generally unavailable to the investing public due to resource requirements and high investment minimums.

Commitment Strategy.  The Advisers plan to manage the Fund’s commitment strategy, including through the use of seasoned primary, secondary and Co-Investment Opportunities and through over-commitments (as described below), to minimize “cash drag” on Fund returns as compared to its underlying Investment Fund portfolio. “Cash drag” refers to the opportunity cost of a fund holding a portion of its investment portfolio in cash to either provide liquidity to shareholders or take advantage of future investment opportunities. The Advisers intend to manage the Fund’s commitment strategy with a view towards balancing liquidity while maintaining a high level of investment. Primary commitments to private markets funds generally are not immediately deployed.  Instead, committed amounts are drawn down by private markets funds and invested over time, as underlying investments are identified, which may take a period of several years.  During this time, investments made early in a private markets fund’s lifecycle are often realized (generating distributions), and this may occur even prior to a fund’s committed capital being fully drawn.  As a result, without an appropriate commitment strategy a significant investment position could be difficult to achieve.  The Advisers will seek to address this challenge by, among other strategies, over-committing to Investment Funds and, in its early years, investing more materially in secondaries and Co-Investment Opportunities (transactions in which capital is largely deployed at the time of investment) in order to provide an appropriate investment level.  The Fund will retain cash, cash equivalents or have available credit via a credit facility (as discussed below) in sufficient amounts to satisfy capital calls from Investment Funds.

The commitment strategy will aim to keep the Fund substantially invested and to minimize cash drag where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Shares by Shareholders and any distributions made to Shareholders.  To forecast portfolio cash flows, the Advisers will utilize a proprietary model that incorporates historical data, actual portfolio observations, insights and forecasts by the Advisers. There is, however, no guarantee that the Advisers will be successful in minimizing cash drag.

Risk Management.  The long-term nature of private markets investments requires a commitment to ongoing risk management.  The Advisers seek to maintain close contact with the Fund’s Investment Managers and the operating companies with whom the Fund invests, and to monitor the performance of operating companies and Investment Funds and developments at the individual portfolio companies that are material positions in the Investment Funds held by the Fund.  By tracking commitments, capital calls, distributions, valuations and other pertinent details, the Advisers will seek to use a range of techniques to reduce the risk associated with the commitment strategy.  These techniques may include, without limitation:

• Diversifying commitments across Investment Funds at different parts of fund lifecycles through the use of seasoned primary and secondary investments;

• Actively managing cash and liquid assets;

• Model and actively monitoring cash flows to avoid cash drag and maintain maximum appropriate levels of commitment; and

• Seeking to establish credit lines to provide liquidity to satisfy tender requests, consistent with the limitations and requirements of the 1940 Act.

There is, however, no guarantee that these risk management techniques will be successful.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by Shareholders, the Advisers may from time to time determine to sell certain of the Fund’s assets.

The Fund is expected to hold liquid assets to the extent required for purposes of liquidity management.  In implementing the Fund’s liquidity management program, so as to minimize “cash drag” while providing the necessary liquidity to support the Fund’s private markets investment strategies and potential tender of Fund shares, the Fund may invest a portion of the Fund’s assets in securities and vehicles that are intended to provide an investment return while offering better liquidity than private markets investments (the “Liquidity Portfolio”). The Liquidity Portfolio may include both fixed income and equities as well as public and private vehicles that derive their investment returns from fixed income and equity securities. The Fund may borrow for investment purposes.  The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time indebtedness occurs (the “Asset Coverage Requirement”).  This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

The Advisers and their investment personnel use a range of resources to identify and source the availability of promising Investment Funds. The Advisers utilize a research-intensive investment process led by the extensive use of analytical techniques to identify those Investment Managers that are exceptional and whose investment strategies, firm resources and philosophies are best positioned to outperform the market on a risk-adjusted basis.

The Advisers’ analysis methods include fundamental financial analysis and extensive due diligence examination and evaluation of each investment opportunity in terms of risk-reward analysis in the context of the Fund’s objectives and constraints. The due diligence process is led by at least one StepStone partner, who is supported by the sector team that covers an Investment Manager. StepStone’s Investment Committee(s) will also be highly involved throughout the manager evaluation and selection process and will conduct a detailed review of each Investment Manager that has passed into the due diligence stage.

Once a deal lead has been identified as a potential transaction, the deal team summarizes the opportunity in a report. Each report is reviewed and the team prioritizes the opportunity accordingly. Through this process, the Advisers can identify the most attractive opportunities and focus their resources on the most promising leads. For each priority deal, the assigned investment team gathers and reviews available information on the underlying assets. To facilitate this process, StepStone utilizes its proprietary database that tracks information on over 32,000 companies and assets, 24,000 Investment Funds and 9,500 Investment Managers. The database is critical during the preliminary due diligence phase, as some sellers are unwilling to share portfolio information early in the sale process. During this stage, StepStone also leverages information from the independent valuation assessments produced by StepStone’s monitoring and reporting team.

After preliminary due diligence is completed, sector teams work closely with the Investment Committee to validate that the opportunity fits the Fund’s strategy and meets its investment objectives.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Advisers will seek to: track operating information and other pertinent details; participate in periodic conference calls with Investment Managers and onsite visits where appropriate; review audited and unaudited reports; and monitor turnover in senior Investment Fund personnel and changes in policies.  In conjunction with the due diligence process, the tax treatment and legal terms of the investment are considered.

By investing a substantial portion of its assets in Investment Funds, the Fund seeks to benefit from the investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting practices and compliance programs that may be associated with an advisory firm with a strong reputation and significant resources, which may not be available to the same extent if the Fund allocated its assets among different funds managed by various unaffiliated investment advisers.

In allocating the Fund’s capital, the Advisers will attempt to benefit from the strong performance track record of various Investment Funds, combined with access to new and existing Investment Funds.  Generally, the Advisers will seek to invest no more than 25% of the Fund’s capital, measured at the time of investment, in any one Investment Fund.  In addition, the Fund’s investment in any one Investment Fund will be limited to no more than 25% of the Investment Fund’s economic interests, measured at the time of investment.

The Advisers may invest the Fund’s assets in Investment Funds that engage in investment strategies other than those described in this Private Placement Memorandum, and may sell the Fund’s portfolio holdings at any time.

The Fund is a non-diversified, closed-end management investment company for purposes of the 1940 Act.  However, the Fund intends to qualify to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).  To qualify as a RIC under the Code, the Fund must, among other things:  (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income derived with respect to its business of investing in such stocks, securities or currencies, and (b) net income from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).  With respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to “look through” to the income, assets and investments of certain Investment Funds.

The Investment Funds are not subject to the Fund’s investment restrictions and are generally subject to few investment limitations.  To the extent permitted by the 1940 Act, the Fund may borrow for investment purposes.  The Fund has no obligation, and does not intend, to enter into any hedging transactions.

RISK FACTORS	An investment in the Fund involves a high degree of risk and may involve loss of capital, up to the entire amount of a Shareholder’s investment. Other risks include:

•      The Fund’s performance depends upon the performance of the Investment Managers and selected strategies, the implementation of such selected strategies by such Investment Managers, the instruments used by such Investment Managers and the Advisers’ ability to select Investment Managers and strategies and effectively allocate Fund assets among them.  The Fund is organized to provide Shareholders with a multi-strategy investment program and not as an indirect way to gain access to any particular Investment Fund.

•      The Fund’s investment portfolio will contain Investment Funds which hold securities issued primarily by privately held companies, or other assets, and operating results for the portfolio companies or other assets in a specified period will be difficult to predict.  Such investments involve a high degree of business and financial risk that can result in substantial losses.

•      The securities in which an Investment Manager may invest may be among the most junior in a portfolio company’s capital structure and, thus, subject to the greatest risk of loss.  Generally, there will be no collateral to protect an investment once made.

•      Subject to the limitations and restrictions of the 1940 Act, the Fund may use leverage by borrowing money for investment purposes, to satisfy repurchase requests and for other temporary purposes, which may increase the Fund’s volatility. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. The Fund will have to pay interest and dividends on its borrowings, which may reduce the Fund’s current income.

•      An Investment Manager’s investments, depending upon strategy, may be in companies or other assets whose capital structures are highly leveraged.  Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies or other assets, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company or other asset investments in a down market.

•      The Fund will allocate to multiple Investment Funds, and Fund Shareholders will bear two layers of fees and expenses:  asset-based fees and expenses at the Fund level, and asset-based management fees, carried interests, incentive allocations or fees and expenses at the Investment Fund level. In addition, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. These layered fees may result in higher Fund fees and expenses than if the Fund invested in other types of securities.

•      The Fund is a non-diversified fund which means that the percentage of its assets that may be invested in the securities of a single issuer is not limited by the Investment Company Act.  As a result, the Fund’s investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broad range of issuers.

• Fund Shareholders will have no right to receive information about the Investment Funds or Investment Managers, and will have no recourse against Investment Funds or their Investment Managers.

• The Fund intends to qualify as a RIC under the Code, but may be subject to substantial tax liabilities if it fails to so qualify.

• The Fund is subject to, and indirectly invests in Investment Funds that are subject to, risks associated with legal and regulatory changes applicable to private markets funds.

•      Proposed tax legislation in Congress or in the States, if adopted into law, could (1) alter the favorable tax treatment of the carried interest earned by advisers and general partners of private markets funds, which could adversely affect the business of these advisers and general partners, (2) eliminate the deduction for net interest expense, and/or (3)

alter unfavorably to the Fund capital gains tax rates.

• The Fund may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

•      The Fund’s investments in Investment Funds (which will constitute a vast majority of the Fund’s investments), and many of the investments held by the Investment Funds, will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate.  Neither the Advisers nor the Board of Trustees will be able to confirm independently the accuracy of the Investment Managers’ valuations (which are unaudited, except at year-end).  This risk is exacerbated to the extent that Investment Funds generally provide valuations only on a quarterly basis.  While such information is provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on a monthly basis.

• The Fund may not be able to vote on matters that require the approval of Investment Fund investors, including matters that could adversely affect the Fund’s investment in such Investment Fund.

• The Fund may receive from an Investment Fund an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

• There is no market exchange available for Shares of the Fund thereby making them illiquid and difficult to dispose of.

• Investment Funds located outside of the U.S. may be subject to withholding taxes in such jurisdictions, which may reduce the return of the Fund and its Shareholders.

•      Investment Funds will not be registered as investment companies under the 1940 Act and, therefore, the Fund and Fund Shareholders, as indirect limited partners or members in such Investment Funds, may not avail themselves of 1940 Act protections.

• The Fund will be registered as an investment company under the 1940 Act, which may limit its investment flexibility compared to a fund that is not so registered.

•      Investment Managers may invest the Investment Funds’ assets in securities of early-stage growth equity and venture capital investments which may result in or contribute to significant losses to the Fund.

•      The Fund may maintain a sizeable cash position in anticipation of funding capital calls.  As a result, the Fund generally will not contribute the full amount of its commitment to an Investment Fund at the time of its admission to the Investment Fund.  Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Investment Fund. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.

•      The Fund will employ an “over-commitment” strategy, which could result in an insufficient cash supply to fund Investment Fund commitments. Such a short fall would have negative impacts on the Fund, including an adverse impact on the Fund’s ability to pay for repurchases of Shares tendered by Shareholders or to meet expenses generally.  Moreover, if the Fund defaults on its commitment or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Investment Fund.  Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund, and, indirectly, the Shareholders to be subject to certain penalties from the Investment Funds (including the complete forfeiture of the Fund’s investment in an Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

•      Investment Managers may invest the Investment Funds’ assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Investment Funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities.

•      An Investment Manager may focus on a particular industry or sector (e.g., energy, utilities, real estate, financial services, healthcare, consumer products, industrials and technology), which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries.

•      An Investment Manager may focus on a particular country or geographic region, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

•      An Investment Fund’s assets may be invested in a limited number of securities or portfolio companies which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number of securities.

•      Secondary investments may be acquired based on incomplete or imperfect information, and may expose the Fund to contingent liabilities, counterparty risks, reputational risks and execution risks.  Additionally, the absence of a recognized “market” price means that the Fund cannot be assured that it is realizing the most favorable price in connection with trades in secondaries.

•      While the Advisers will conduct independent due diligence before entering into a Co-Investment Opportunity, the Fund’s ability to realize a profit on such investments will be particularly reliant on the expertise of the lead investor in the transaction. To the extent that the lead investor in such a Co-Investment Opportunity assumes control of the management of the private company, the Fund will be reliant not only upon the lead investor’s ability to research, analyze, negotiate and monitor such investments, but also on the lead investor’s ability to successfully oversee the operation of the company’s business. The Fund’s ability to dispose of such investments is typically severely limited, both by the fact that the securities are unregistered and illiquid and by contractual restrictions that may preclude the Fund from selling such investment.

Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. See “Types of Investments and Related Risks.”

LEVERAGE

The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Investment Funds in advance of the Fund’s receipt of redemption proceeds from another Investment Fund).

The 1940 Act requires a registered investment company to satisfy the Asset Coverage Requirement. The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.

Investment Funds may also utilize leverage in their investment activities. Borrowings by Investment Funds are not subject to the Asset Coverage Requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund. See “Types of Investments and Related Risks — Investment Related Risks — Leverage Utilized by the Fund.”

DISTRIBUTIONS

Distributions will be paid at least annually on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.

Each Shareholder whose Shares are registered in its own name will automatically be a participant under the DRIP (as defined herein) and have all income dividends and/or capital gains distributions automatically reinvested in Shares unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash.

POTENTIAL BENEFITS OF INVESTING IN THE FUND

By investing in the Fund, investors will have access to Investment Funds sponsored and advised by top-tier Investment Managers.  Through the Fund, “accredited investors” will have access to Investment Funds which typically are not available to the investing public, or which may otherwise restrict the number and type of persons whose money will be managed.  Investing in the Fund also permits Shareholders to invest in Investment Funds without being subject to the high minimum investment requirements typically imposed by such Investment Funds.  Investment minimums for Investment Funds typically range between $5 million and $20 million.

Because the Fund intends to qualify as a RIC under Subchapter M of the Code, it is expected to have certain attributes that are not generally found in traditional private markets funds-of-funds.  These include providing simpler tax reports to

Shareholders and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payment of U.S. federal income tax.

As described above, the Fund has been structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private markets investing, such as funding capital calls on short notice, reinvesting distribution proceeds, meeting large minimum commitment amounts and potentially receiving late tax reporting regarding the Investment Funds.

THE OFFERING

The Fund is offering its Shares on a continuous basis. Class A Shares will be offered at an initial price of $[  ] per share, plus any applicable sales load.  Class I Shares will be offered at an initial price of $[  ] per share. Class I Shares are offered without a sales load.

The initial closing date for subscriptions for Shares is currently anticipated to be on or about [•] (the “Initial Closing Date”). Subsequent to the Initial Closing Date, Shares may be purchased as of the first business day of each month based upon the Fund’s then current NAV. Each date on which Shares are delivered is referred to as a “Closing Date.” [While the Fund intends to have monthly closings, the Board of Trustees reserves the right in its sole discretion to suspend monthly closings from time to time when it believes it is in the best interests of the Fund.] Each prospective investor will be required to complete an investor application (the “Investor Application”) certifying that the Shares being purchased are being acquired by an Eligible Investor (defined herein). Prior to the receipt and acceptance of the Investor Application, an investor’s funds will be held in escrow.

The Fund will not hold an initial closing until at least $25 million (the “Initial Target”) in subscriptions have been received by the Fund within one year from the date of this Private Placement Memorandum (which subscriptions will be held in a non-interest-bearing escrow account by the Fund’s escrow agent).

BOARD OF TRUSTEES

The Fund has a Board of Trustees (each member a “Trustee” and, collectively, the “Board of Trustees”) that has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. A majority of the Trustees are not “interested persons” (as defined by the 1940 Act) of the Fund or the Advisers. See “Management of the Fund.”

THE ADVISER AND SUB-ADVISER	Altegris Advisors, L.L.C. serves as the Fund’s investment adviser and StepStone Group LP serves as the Fund’s sub-adviser.

The Adviser, established in 2010, is among the Altegris Group of

Companies (“Altegris Companies”), founded in 2002 and based in La Jolla, California. The Altegris Companies have substantial experience in the structuring and management of alternative investment portfolios and offer a broad suite of alternative investment solutions, including alternative strategy mutual funds, hedge funds and commodity funds, that are designed for investment professionals and individual clients seeking to improve portfolio diversification. With an experienced research and investments team focused solely on alternative investments, the Altegris Companies follow a disciplined process of identifying, evaluating, selecting and monitoring investment talent across a spectrum of alternative strategies, including long/short equity, fixed income and real estate, event-driven, credit, managed futures, global macro, and others. As of [•], 2017, the Adviser managed over $[•] billion in assets of alternative strategy funds. The Altegris Companies are wholly-owned subsidiaries of a company jointly owned by (i) private equity funds sponsored and managed by Aquiline Capital Partners LLC, (ii) private equity funds sponsored and managed by Genstar Capital Management LLC, and (iii) certain senior management of the Adviser and other affiliates within the Altegris Companies.

The Fund has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser that is effective for an initial term expiring two years after the Fund commences investment operations. Thereafter, the Investment Advisory Agreement may be continued in effect from year to year if its continuation is approved annually by the Board of Trustees.  The Board, or the Fund’s Shareholders, may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser.

StepStone is an independently-owned investment firm focused exclusively on private markets. The firm was formed in 2007 by an experienced team of professionals with established reputations as leading investors in the private markets industry. StepStone is a global private markets specialist overseeing (together with its related advisors) approximately $[•] billion of private capital allocations, including approximately $[•] billion of assets under management as of [•], 2017. The firm creates customized portfolios for the world’s most sophisticated investors using a highly disciplined, research-focused approach that prudently integrates primary fund investments, secondaries, co-investments, and mezzanine investments.

The Adviser has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Sub-Adviser that is effective for an initial term expiring two years after the Fund commences investment operations.  Thereafter, the Sub-Advisory Agreement may be continued in effect from year to year if its continuation is approved annually by the Board of Trustees. The Board, the Adviser or the Fund’s Shareholders, may terminate the Sub-Advisory Agreement on 60 days’ prior written notice to the Sub-Adviser.

MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund will pay the Adviser a monthly fee of [0.10]% ([1.20]% on an annualized basis) of the Fund’s month-end NAV (the “Management Fee”). The Management Fee is an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each month (including any assets in respect of Shares that will be repurchased as of the end of the month). The Management Fee is in addition to the asset-based fees and incentive fees paid by the Investment Funds to the Investment Managers and indirectly paid by investors in the Fund. See “Management Fee.”

The Adviser will pay the Sub-Adviser a monthly fee at the annual rate of (i) until the earlier of (1) five years from the Initial Closing Date and (2) receipt by the Adviser of aggregate Management Fees equal to the aggregate amount of the Adviser’s out-of-pocket expenses for organizational and operating expenses of the Fund that have not been reimbursed, 0.50% of the month-end NAV of the Fund’s investments in Investment Funds and Co-Investment Opportunities and (ii) thereafter, 0.60% of the month-end NAV of the Fund’s investments in Investment Funds and Co-Investment Opportunities.

FEES AND EXPENSES

The Fund will bear all expenses incurred in the business of the Fund, including any charges, allocations and fees to which the Fund is subject as an investor in the Investment Funds.   The Fund will also bear certain ongoing offering costs associated with the Fund’s continuous offering of Shares.  The Fund, by investing in the Investment Funds, will indirectly bear its pro rata share of the expenses incurred in the business of the Investment Funds.  See “Summary of Fees and Expenses” and “Fund Expenses.”

PLACEMENT OF SHARES

Under the terms of a placement agent agreement (the “Placement Agent Agreement”) with Altegris Investments, L.L.C. (the “Placement Agent”), the Placement Agent will directly place Shares to investors. The Placement Agent is authorized to retain brokers, dealers and certain financial advisors for placement services and to provide ongoing investor services and account maintenance services to Shareholders.  The Fund will pay a monthly fee out of the net assets of Class A Shares at the annual rate of 0.60% of the aggregate NAV of Class A Shares, determined and accrued as of the last day of each calendar month (before any repurchases of Shares) (the “Sub-Placement Agent

Fee”). The Fund will not pay any fee to the Placement Agent with respect to the placement of Class I Shares.

The Placement Agent will pay various Sub-Placement Agents substantially all of the Sub-Placement Agent Fee which they will use to compensate their brokerage representatives for Class A Shares sales and support. Sub-Placement Agents may charge an additional one-time sales load, assessed at the time of purchase, on Class A Shares, up to a maximum of [3.50]% of the investment amount.

The Sub-Placement Agent Fee is charged on an aggregate Class-wide basis, and Class A Shareholders will be subject to the Sub-Placement Agent Fee as long as they hold their Class A Shares. Each compensated broker, dealer or other financial advisor is paid by the Placement Agent based on the aggregate NAV of outstanding Class A Shares held by Shareholders that receive services from such broker, dealer or other financial advisor.

The Placement Agent may directly place Class A Shares to investors, and for such directly distributed shares, will retain all or a portion of the Sub-Placement Agent Fee to compensate its brokerage representatives for their Class A Shares sales and support.

The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain brokers and dealers that have agreed to participate in the placement of the Fund’s Shares and other intermediaries, including the Placement Agent, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services.

EXPENSE LIMITATION AGREEMENT

The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund for a two-year term beginning on the Initial Closing Date and ending on the two year anniversary thereof (the “Limitation Period”) to limit the amount of “Specified Expenses” (as described herein) borne by the Fund in respect of Class A and Class I Shares during the Limitation Period to an amount not to exceed 0.55% per annum of the Fund’s net assets attributable to such Class (the “Expense Cap”). “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses:  (i) the Management Fee and underlying Investment Fund expenses (including contribution requirements for investments, expenses and management fees); (ii) interest expense and any other expenses incurred in connection with the Fund’s credit facility; (iii) expenses incurred in connection with secondary offerings and Co-Investment Opportunities and other investment-related expenses of the Fund; (iv) taxes; and (v) extraordinary expenses (including, without limitation, litigation expenses). The Adviser may extend the Limitation Period for the Fund on an annual basis. To the extent that the Adviser bears Specified Expenses in respect of a Class of Shares, it is permitted to receive reimbursement for any expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Specified Expenses in respect of the applicable Class of Shares have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of Specified Expenses in respect of the Class of Shares in the month the reimbursement is being made to a level that exceeds the Expense Cap.

CONFLICTS OF INTEREST

The Advisers, the Investment Managers and their respective affiliates may conduct investment activities for their own accounts and other accounts they manage that may give rise to conflicts of interest that may be disadvantageous to the Fund.  See “Conflicts of Interest.”

PURCHASE OF SHARES

The minimum initial investment in the Fund by an investor is $25,000. Additional investments in the Fund must be made in a minimum amount of $10,000. The minimum initial and additional investments may be reduced by the Fund with respect to employees, officers or Trustees of the Fund, the Adviser or their affiliates.

Subsequent to the Initial Closing Date, the Fund will accept initial and additional purchases of Shares as of the first day of each calendar month. The investor must submit a completed Investor Application form five business days before the applicable purchase date. All purchases are subject to the receipt of immediately available funds three business days prior to the applicable purchase date in the full amount of the purchase (to enable the Fund to invest the proceeds in Investment Funds as of the applicable purchase date). An investor who misses one or both of these deadlines will have the effectiveness of its investment in the Fund delayed until the following month.

Despite having to meet the earlier application and funding deadlines described above, the Fund does not issue the Shares purchased (and an investor does not become a Shareholder with respect to such Shares) until the applicable purchase date, i.e., the first day of the relevant calendar month. Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing account with the Transfer Agent (as defined herein) prior to their investment in the Fund, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Fund reserves the right to reject any purchase of Shares in certain limited circumstances (including, without limitation, when it has reason to believe that a purchase of Shares would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor. See “Other Risks — Possible Exclusion of a Shareholder Based on Certain Detrimental Effects.”

ELIGIBLE INVESTORS

Each investor will be required to certify that the Shares are being acquired directly or indirectly for the account of an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. Shareholders who are “accredited investors” are referred to in this Private Placement Memorandum as “Eligible Investors.” Existing Shareholders seeking to purchase additional Shares will be required to qualify as “Eligible Investors” at the time of the additional purchase. The Placement Agent and/or any Sub-Placement Agent may impose additional eligibility requirements on investors who purchase Shares through the Placement Agent or such Sub-Placement Agent. The Placement Agent or any RIA who offers Class I Shares may impose additional eligibility requirements on investors who purchase Class I Shares from the Placement Agent through such RIA.

Each prospective Shareholder must submit a completed Investor Application acceptable to the Adviser, certifying, among other things, that the Shareholder is an Eligible Investor and will not transfer the Shares purchased except in the limited circumstances permitted.  The Adviser may from time to time impose stricter or less stringent eligibility requirements.  If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date.

INVESTOR SUITABILITY

An investment in the Fund involves a considerable amount of risk. A Shareholder may lose money up to the entire amount of the Shareholder’s investment. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to the investor’s investment objectives and personal situation and (ii) consider factors such as the investor’s personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Shareholders have no right to require the Fund to redeem their Shares in the Fund and, as discussed below, the Fund will not begin to conduct tender offers until two years after commencement of operations. See “Other Risks — Closed-End

Fund; Liquidity Risks.”

In addition, Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly. See “Repurchases and Transfers of Shares — Annual Repurchase of Shares and Quarterly Nasdaq Auctions.”

VALUATION

The Investment Funds will invest a large percentage of their assets in certain securities and other financial instruments that do not have readily ascertainable market prices and will be valued by the respective Investment Managers.  The Fund has adopted valuation procedures pursuant to which it will fair value its interests in Investment Funds and Co-Investment Opportunities. These valuation procedures, which have been approved by the Board of Trustees of the Fund, provide that the valuations determined by the Investment Managers will be reviewed by the Advisers. However, neither the Advisers nor the Board of Trustees will be able to confirm independently the accuracy of the Investment Managers’ valuations (which are unaudited, except at year-end).  Accordingly, the Fund will generally rely on such valuations, which are provided on a quarterly basis, even in instances where an Investment Manager may have a conflict of interest in valuing the securities.  Furthermore, the Investment Funds will typically provide the Advisers with only estimated NAVs or other valuation information on a quarterly basis, and such data will be subject to revision through the end of each Investment Fund’s annual audit. While such information is provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on a monthly basis.

UNLISTED CLOSED-END STRUCTURE; LIMITED LIQUIDITY

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. To meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds.

A Shareholder will not be able to redeem his, her or its Shares on a daily basis because the Fund is a closed-end fund. In addition, the Fund’s Shares are subject to restrictions on transferability and liquidity will be provided by the Fund only through limited repurchase offers or the Nasdaq secondary market auctions described below. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See “Other Risks — Closed-End Fund; Liquidity

Risks.”

REPURCHASES AND TRANSFERS OF SHARES

No Shareholder has the right to require the Fund to redeem his, her or its Shares. After two full calendar years following the date the Fund commences operations, the Fund intends to offer to repurchase Shares on an annual basis pursuant to written tenders by Shareholders. Beginning in the third year, the Adviser will recommend to the Board of Trustees (subject to its discretion) that the Fund offer to repurchase Shares from Shareholders on an annual basis (commencing at the close of the fourth quarter in the third year of the Fund’s operations), in an amount not to exceed [ ]% of the Fund’s NAV pursuant to the procedures described below under “Share Repurchase Procedures.”

In addition, beginning in the third year, the Fund intends to make the Fund’s Shares available for secondary transfers on a quarterly basis through an alternative trading auction system (“Nasdaq Private Market”) established by NPM Securities, LLC (“Nasdaq”) (commencing at the close of the first quarter in the third year of the Fund’s operations). These quarterly auctions would occur in the first, second and third quarters only. Nasdaq Private Market was formed to provide non-traded closed-end fund shareholders with the potential to transfer their shares in a secondary market auction process. Pursuant to the process described below under “Nasdaq Private Market Auction Process,” the auction would seek to arrive at a single clearing price (which may be lower than the Fund’s last calculated NAV), which would determine whether and to what extent Shareholders may be able to sell their Shares.

At the end of the fourth year, the Board of Trustees will determine whether to convert the Fund to an auction-only model or to a tender-only model. If the Board of Trustees determines to convert the Fund to an auction-only model, the Fund would participate in the auction process through Nasdaq Private Market on a quarterly basis and the Fund would no longer offer to repurchase Shares from Shareholders on an annual basis. If the Board of Trustees determines to convert the Fund to a tender-only model, the Adviser expects that it will recommend to the Board that the Fund offer to repurchase Shares from Shareholders quarterly and the Fund would no longer participate in the auction process through Nasdaq Private Market.

Share Repurchase Procedures. Upon commencement of the Share repurchase program in the third year of Fund operations, any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in, first-out basis) will be subject to an “Early Repurchase Fee” equal to 2% of the NAV of any Shares repurchased by the Fund that were held for less than one year. If an Early Repurchase Fee is charged to a Shareholder, the amount of such fee will be retained by the Fund.

During the third and fourth year of Fund operations, the Adviser will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders annually, with such repurchases to occur as of December 31. If the Board of Trustees determines to convert the Fund to a tender-only model at the end of the fourth year, the Adviser expects that, generally, it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders quarterly. Shares to be repurchased will be valued as of the valuation date (the “Valuation Date”), which is generally expected to be March 31, June 30, September 30 or December 31, in the case of quarterly tender offers, and December 31, in the case of annual tender offers. Each repurchase offer will generally commence approximately 45 days prior to the applicable Valuation Date and will remain open for a minimum of 20 business days following the commencement of the offer. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board of Trustees will consider the following factors, among others:

• whether any Shareholders have requested to tender Shares to the Fund;

• the liquidity of the Fund’s assets (including fees and costs associated with redeeming or otherwise withdrawing from Investment Funds);

• the investment plans and working capital and reserve requirements of the Fund; and

• the relative economies of scale of the tenders with respect to the size of the Fund.

If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund will repurchase a pro rata portion by value of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. The Fund also has the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. In addition, subject to applicable law, the Fund has the right to repurchase Shares of Shareholders if the Fund determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the Fund’s Amended and Restated Agreement and Declaration of Trust.

The Fund’s investments in Investments Funds are generally subject to lengthy lock-up periods during which the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to NAV and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Investment Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner. See “Repurchases and Transfers of Shares — No Right of Redemption” and “— Annual Repurchase of Shares and Quarterly Nasdaq Auctions.”

Nasdaq Private Market Auction Process. During the third and fourth year of the Fund’s operations, the Fund intends to participate in periodic auctions through Nasdaq Private Market. The auctions will take place at the close of the first, second and third quarters of the Fund’s third and fourth years. The auction process will be restricted solely to Eligible Investors and may be restricted at certain times, including as required by federal securities laws.

Nasdaq contemplates that the Nasdaq Private Market auction process would have three phases.

•                  Order Entry. Buyers and sellers would submit limit orders during this period. All buyer and seller orders could be cancelled or modified without restriction prior to the closing of this period. The Fund would disseminate its prior month NAV during this period to all potential auction participants.

•                  Finalization. During this period, a clearing price and share allocations would be determined based on an order allocation algorithm. To the extent that unexecuted sell side interest exists after the clearing price had been set and all executable orders had been matched, Nasdaq could, in its sole discretion, agree to allow the Fund to direct pending purchase orders to be matched with unexecuted sell side orders. In the event that a clearing price could not be determined due to a lack of buy side interest, Nasdaq could, in its sole discretion, agree to allow pending subscriptions to match with any existing unexecuted sell orders at the most recently provided NAV.

•                  Closing. During this period, matched buy and sell orders would be executed and each executed transaction would be recorded. Once payment had been made, the Fund’s transfer agent would close the transactions by updating the books and records of the Fund to reflect new ownership.

Certain market participants, such as broker/dealers and registered investment advisers, are expected to be able to access the Nasdaq Private Market on behalf of their clients, including Shareholders, to identify available secondary trading opportunities. However, there can be no assurances that Shareholders and other market participants would participate in the auction process through Nasdaq Private Market.

It should be noted that any secondary trading through Nasdaq Private Market may result in the Fund’s Shares being purchased or sold at a price above or below the Fund’s last calculated NAV, and that any Shareholder selling their Shares at a price below the Shareholder’s initial purchase price may lose money on their investment in the Fund. The price at which the Fund’s Shares are purchased or sold may be substantially below the Fund’s last calculated NAV. See “Repurchases and Transfers of Shares — Annual Repurchase of Shares and Quarterly Nasdaq Auctions.”

SUMMARY OF TAXATION

The Fund intends to qualify to be treated as a RIC under Subchapter M of the Code.  For each taxable year that the Fund so qualifies, the Fund will generally not be subject to U.S. federal income tax on its taxable income and gains that it distributes as dividends for U.S. federal income tax purposes to Fund Shareholders.  The Fund intends to distribute its income and gains in a way that it should not be subject to an entity-level income tax on certain undistributed amounts.  These distributions generally will be taxable as ordinary income or capital gains to the Shareholders, whether or not they are reinvested in Shares.  U.S. federally tax-exempt investors generally will not recognize unrelated business taxable income with respect to an investment in Shares as long as they do not borrow to make such investment.

Certain of the Investment Funds in which the Fund invests may be classified as partnerships for U.S. federal income tax purposes.  Accordingly, for the purpose of satisfying certain of the requirements for qualification as a RIC, the Fund will, in appropriate circumstances, be required to “look through” to the character of the income, assets and investments held by the Fund and certain of the Investment Funds.  However, Investment Funds generally are not obligated to disclose the contents of their portfolios.  This lack of transparency may make it difficult for the Advisers to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest.  Furthermore, although the Fund expects to receive information from each Investment Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.

If the Fund fails to qualify as a RIC or fails to distribute dividends for U.S. federal income tax purposes generally of an amount at least equal to 90% of the sum of its net ordinary income and net short-term capital gains to Shareholders in any taxable year, the Fund would be subject to tax as an ordinary corporation on its taxable income (even if such income and gains were distributed to its Shareholders) and all distributions out of earnings and profits to Shareholders generally would be characterized as ordinary dividend income.  In addition, the Fund could be required to recognize unrealized gains, incur substantial entity-level taxes and make certain distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

A Shareholder that is not subject to U.S. federal income tax on its income as a result of an exemption accorded under Section 501 of the Code generally will not be subject to tax on amounts distributed to it by the Fund, provided that such Shareholder’s acquisition of its Shares is not debt-financed within the meaning of Section 514 of the Code.  The Fund will inform Shareholders of the amount and character of its distributions to Shareholders.  See “Tax Aspects.”

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES

Shareholders subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an “IRA”), and 401(k) and Keogh Plans may purchase Shares. Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund. See “ERISA Considerations.”

REPORTS TO SHAREHOLDERS

The Fund furnishes to Shareholders as soon as practicable after the end of each calendar year information on Form 1099-DIV or Form 1099-B, as appropriate, and as required by law to assist the Shareholders in preparing their tax returns. The Fund prepares, and transmits to Shareholders, an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders also are sent reports on at least a quarterly basis regarding the Fund’s operations during each quarter.

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Fund’s organizational documents.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

To invest in Class A Shares of the Fund, a prospective investor must open a brokerage account with a Sub-Placement Agent or the Placement Agent. Any costs associated with opening such an account are not reflected in the following table or the Examples below. Investors should contact their broker or other financial professional for more information about the costs associated with opening such an account.

	Class A		Class I
TRANSACTION FEES
Maximum sales load (percentage of purchase amount) (1)	[3.50	]%	None
Maximum repurchase fee(2)	2.00%		2.00%

ANNUAL FUND EXPENSES (as a percentage of the Fund’s net assets)
Management Fee	[1.20]	%	[1.20]	%
Acquired Fund Fees and Expenses(3)	[•]	%	[•]	%
Interest Payments on Borrowed Funds(4)	[•]	%	[•]	%
Other Expenses(5)	[•]	%	[•]	%
Sub-Placement Agent Fee	[0.60	]%	None
Total Annual Fund Expenses	[•]	%	[•]	%
Less Fee Waiver and Expense Reimbursement(6)	([•]	)%	([•]	)%
Annual Net Expenses(7)	[•]	%	[•]	%

(1)                       Investors purchasing Class A Shares may be charged a sales load of up to [3.50]% of the investment amount. The table assumes the maximum sales load is charged. The Placement Agent and/or a Sub-Placement Agent may, in its discretion, waive all or a portion of the sales load for certain investors. See “Plan of Distribution.”

(2)                       A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an Investor’s  Shares at any time prior to the day immediately preceding the one-year anniversary of an Investor’s purchase of the Shares (on a “first in-first out” basis).  An early repurchase fee payable by an Investor may be waived by the Fund, in circumstances where the Board of Trustees determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor.  The early repurchase fee will be retained by the Fund for the benefit of the remaining Investors.  See “Repurchases and Transfers of Shares.”

(3)                     Includes the fees and expenses of the Investment Funds in which the Fund intends to invest based upon estimated net assets of the Fund of $[300] million during the Fund’s first 12 months of operations.  Some or all of the Investment Funds in which the Fund intends to invest charge carried interests, incentive fees or allocations based on the Investment Funds’

performance.  The Investment Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.00% annually of committed or net invested capital, and approximately 20% of net profits as a carried interest allocation.  In a given period, the management fee charged by the Investment Funds may be reduced in part by amounts received by the Investment Funds’ management company for related activities, such as transaction and monitoring fees received from portfolio companies. In addition, when a portfolio company is sold and the distribution exceeds the management fee allocated to that portfolio company, the Investment Funds’ management company may refund a portion of the allocated management fees. Such refunds are generally accrued by the Investment Funds as if all portfolio companies were sold at fair values. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of the Investment Funds in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The [•]% shown as “Acquired Fund Fees and Expenses” reflects operating expenses of the Investment Funds (e.g., management fees, administration fees and professional and other direct, fixed fees and expenses of the Investment Funds) after refunds, excluding any performance-based fees or allocations paid by the Investment Funds that are paid solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Investment Funds.

(4)                       These expenses represent estimated interest payments the Fund expects to incur in connection with its credit facility during the current fiscal year.  See “Investment Program — Leverage.”

(5)                       Other Expenses are estimated for the Fund’s current fiscal year.

(6)                       The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund for a two-year term beginning with the commencement of operations (the “Initial Closing Date”) and ending on the two year anniversary thereof (the “Limitation Period”) the amount of “Specified Expenses” (as described below) borne by the Fund in respect of Class A and Class I Shares during the Limitation Period to an amount not to exceed 0.55% per annum of the Fund’s net assets attributable to such Class (the “Expense Cap”). “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses: (i) the Management Fee and underlying Investment Fund expenses (including contribution requirements for investments, expenses and management fees); (ii) interest expense and any other expenses incurred in connection with the Fund’s credit facility; (iii) expenses incurred in connection with secondary offerings and Co-Investment Opportunities and other investment-related expenses of the Fund; (iv) Sub-Placement Agent Fees; (v) taxes; and (vi) extraordinary expenses.  The Adviser may extend the Limitation Period for the Fund on an annual basis.  To the extent that Specified Expenses in respect of any Class of Shares for any month exceed the Expense Cap applicable to a Class of Shares, the Adviser will reimburse the Fund for expenses to the extent necessary to eliminate such excess.  To the extent that the Adviser bears Specified Expenses in respect of a Class of Shares, it is permitted to receive reimbursement for any expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Specified Expenses in respect of the applicable Class of Shares have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of Specified Expenses in respect of a Class in the month the reimbursement is being made to a level that exceeds the Expense Cap.

(7)                       Annual Net Expenses include expenses excluded from the Fund’s contractual fee waiver.

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

Class A

1 year		3 years		5 years		10 years
$	[•]	$	[•]	$	[•]	$	[•]

Class I

1 year		3 years		5 years		10 years
$	[•]	$	[•]	$	[•]	$	[•]

The examples should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.  Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example.

The purpose of the table above is to assist investors in understanding the various fees and expenses Shareholders will bear directly or indirectly.  For a more complete description of the various fees and expenses of the Fund, see “Fund Expenses,” “Management Fee” and “Purchases of Shares.”

THE FUND

The Fund, which is registered under the 1940 Act as a non-diversified, closed-end management investment company, was organized as a Delaware statutory trust on November 8, 2017.  The Fund’s principal office is located at 1200 Prospect Street, Suite 400, La Jolla, CA 92037, and its telephone number is (888) 351-8485.  Investment advisory services are provided to the Fund by the Adviser and Sub-Adviser pursuant to the Investment Advisory Agreement and Sub-Advisory Agreement, respectively.  Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the individuals who serve on the Board of Trustees.  See “Management of the Fund.”

USE OF PROCEEDS

Under normal market circumstances, the proceeds from the sale of Shares, net of the Fund’s fees and expenses, are invested by the Fund to pursue its investment program and objectives as soon as practicable (but not in excess of six months), consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Fund.  See “Other Risks — Availability of Investment Opportunities” for a discussion of the timing of Investment Funds’ subscription activities, market conditions and other considerations relevant to the timing of the Fund’s investments generally.

The Fund will pay the Adviser the full amount of the Management Fee during any period prior to which any of the Fund’s assets (including any proceeds received by the Fund from the offering of Shares) are invested in Investment Funds.

STRUCTURE

Private markets investment funds are commingled asset pools that typically offer their securities privately, without registering such securities under the 1933 Act.  Investment Funds typically offer their securities in large minimum denominations (often at least $5 million to $20 million) to a limited number of high net worth individual and institutional investors.  Investment Funds are excluded from the definition of “investment company,” and hence are not registered as investment companies, under the 1940 Act.  The managers or investment advisers of these funds are usually compensated through asset-based fees and incentive-based fees.  Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies that generally are managed more conservatively than most private investment funds due to certain requirements imposed by the 1940 Act and, with respect to those registered closed-end investment companies that qualify as RICs under the Code, Subchapter M of the Code.  These registered companies often impose relatively modest minimum investment requirements and publicly offer their shares to a broader range of investors, in contrast to the higher minimum investment amounts and limited range of investors which, as set forth above, characterize the offerings of private investment funds’ securities.  The advisers to registered closed-end investment companies are typically compensated through asset-based fees.

INVESTMENT PROGRAM

Investment Objective

The Fund seeks long-term capital appreciation.  The Fund seeks long-term capital appreciation. The Fund intends to invest substantially all of its assets in alternative investment funds managed by unaffiliated third-party investment managers (“Investment Managers”) that pursue private markets strategies, including private equity, private debt, infrastructure and real asset, and real estate strategies (“Investment Funds”) and co-investment opportunities in operating companies and other assets (“Co-Investment Opportunities”) presented by such Investment Funds.

The Fund’s investment objective is fundamental and may only be changed by the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund.

The Advisers believe that the Fund’s investment program will offer exposure to private markets investments for accredited investors who have not previously had access to Investment Funds managed by top-tier private markets firms.  The Advisers will allocate to Investment Funds that focus private equity, private debt, real estate, infrastructure and real assets, and other strategies across multiple geographic regions, including North America, Asia and Europe.  The investment program’s use of primaries, seasoned primaries, secondaries and Co-Investment Opportunities (as described in detail below) are intended to allow the Fund to achieve broader investment exposure and more efficient capital deployment than would be provided by investing in primaries alone.  The Fund’s structure is intended to alleviate or mitigate a number of the burdens typically associated with direct private markets investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund-of-funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

Investment Philosophy

The Advisers believe that the Fund’s strategy creates an opportunity for accredited investors to practicably gain exposure to an otherwise difficult-to-access asset class that may earn attractive risk-adjusted returns.  Specifically, by investing in the Fund, Shareholders gain access to Investment Managers whose services are generally not available to the investing public, or who may otherwise restrict the number and type of persons whose money will be managed.  Investing in the Fund also permits Shareholders to invest in Investment Funds without being subject to the high minimum investment requirements typically charged by such Investment Funds.  Investing through various Investment Managers that employ different strategies may reduce the volatility inherent in a co-investment by the Fund with a single Investment Manager.

By investing in Investment Funds and in other alternative investments, the Fund seeks to benefit from the (i) strong performance track record of various funds, combined with access to new and existing Investment Funds, and (ii) investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting and valuation practices and compliance programs that may be associated with a successful global financial services firm with significant resources.

Investment Strategies

The principal elements of the Advisers’ investment strategy include:  (i) allocating the assets of the Fund in Investment Funds; (ii) seeking to secure access to attractive Co-Investment Opportunities and secondaries that the Advisers believe offer attractive value; (iii) seeking to manage the Fund’s investment level and liquidity using the Advisers’ commitment strategy; and (iv) seeking to manage risk through ongoing monitoring of the Fund’s portfolio.

Asset Allocation.  The Advisers employ an asset allocation strategy that seeks to exploit the diversification of the Fund’s investments across investment types, geographic markets and lifecycles through primary, seasoned primary, secondary and Co-Investment Opportunities.

Access.  The Fund will provide Shareholders with access to Investment Funds, and direct Co-Investment Opportunities that are generally unavailable to the investing public due to resource requirements and high investment minimums.

Commitment Strategy.  The Advisers plan to manage the Fund’s commitment strategy, including through the use of seasoned primary, secondary and Co-Investment Opportunities and through over-commitments (as described below), to minimize “cash drag” on Fund returns as compared to its underlying Investment Fund portfolio. “Cash drag” refers to the opportunity cost of a fund holding a portion of its investment portfolio in cash to either provide liquidity to or take advantage of future investment opportunities.  The Advisers intend to manage the Fund’s commitment strategy with a view towards balancing liquidity while maintaining a high level of investment.  Primary commitments to private markets funds generally are not immediately deployed.  Instead, committed amounts are drawn down by private markets funds and invested over time, as underlying investments are identified, which may take a period of several years.  During this time, investments made early in a private markets fund’s lifecycle are often realized (generating distributions), and this may occur even prior to a fund’s committed capital being fully drawn.  As a result, without an appropriate commitment strategy a significant investment position could be difficult to achieve.  The Advisers will seek to address this challenge by, among other strategies, over-committing to Investment Funds and, in its early years, investing more materially in secondaries and co-investments (transactions in which capital is largely deployed at the time of investment) in order to provide an appropriate investment level.  The Fund will retain cash, cash equivalents or have available credit via a credit facility (as discussed below) in sufficient amounts to satisfy capital calls from Investment Funds.

The commitment strategy will aim to keep the Fund substantially invested and to minimize cash drag where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Shares by Shareholders and any distributions made to Shareholders.  To forecast portfolio cash flows, the Advisers will utilize a proprietary model that incorporates historical data, actual portfolio observations, insights and forecasts by the Advisers.

Risk Management.  The long-term nature of private markets investments requires a commitment to ongoing risk management.  The Advisers seek to monitor the performance of operating companies and Investment Funds and developments at the individual portfolio companies that are material positions in the Investment Funds held by the Fund.  By tracking commitments, capital calls, distributions, valuations and other pertinent details, the Advisers will seek to use a range of techniques to reduce the risk associated with the commitment strategy.  These techniques may include, without limitation:

•                                         Diversifying commitments across Investment Funds at different parts of fund lifecycles through the use of seasoned primary and secondary investments;

•                                         Actively managing cash and liquid assets;

•                                         Modeling and actively monitoring cash flows to avoid cash drag and maintain maximum appropriate levels of commitment; and

•                                         Seeking to establish credit lines to provide liquidity to satisfy tender requests, consistent with the limitations and requirements of the 1940 Act.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by Shareholders, the Advisers may from time to time determine to sell certain of the Fund’s assets.  In implementing the Fund’s liquidity management program, so as to minimize “cash drag” while providing the necessary liquidity to support the Fund’s private markets investment strategies and potential tender of Fund shares, the Fund may invest a portion of the Fund’s assets in securities and vehicles that are intended to provide an investment return while offering better liquidity than private markets investments (the “Liquidity Portfolio”).  The Liquidity Portfolio may include both fixed income and equities as well as public and private vehicles that derive their investment returns from fixed income and equity securities.

Each underlying Investment Fund is, or will be, managed by the Investment Manager under the direction of the portfolio managers or investment teams selected by the Investment Manager.  Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions.

The Fund will invest in Investment Funds that are focused on the following strategies: (i) private equity; (ii) private debt; (iii) infrastructure and real assets; and (iv) real estate.

Private Equity

Private equity generally refers to privately negotiated investments made in non-public companies.  Private equity firms typically seek to invest in quality companies at attractive valuations and use strategic and operational expertise to enhance value and improve portfolio company performance.  The Fund intends to allocate its assets to buyout and special situations investments. Buyout funds seek to acquire private and public companies, as well as divisions of larger companies, and reposition them for sale at a multiple of invested equity by enhancing the value of the portfolio company.

Investment Funds that focus on established, cash flow positive companies are usually classified as buyouts. Buyout Investment Funds look to acquire a controlling equity interest in small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions (formerly referred to as “leveraged buyouts”)—particularly in the large-cap segment.  By contrast, Investment Funds that focus on special situations investments typically make mezzanine or other debt investments that provide a middle level of financing below the senior debt level of the capital structure and above the equity level. Such debt investments may include those rated below investment grade (that is, rated Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”), BB+ or lower by Standard & Poor’s Ratings Group (“S&P”) or comparably rated by another nationally recognized statistical rating organization (“NRSRO”), or, if unrated, determined by the Advisers to be of comparable credit quality). These securities are commonly called “high yield” or “junk” bonds. A typical special situations investment may include a loan to a borrower, together with equity in the form of warrants, common stock, preferred stock or some other form of equity investment.  In addition, special situations investments may include other forms of investment not described herein, such as distressed debt, energy or utility investments and turnaround investments.

The Fund may also allocate its assets to investments in Investment Funds pursuing growth equity and venture capital strategies.   Growth equity investments are typically made in mature companies with proven business models that are looking for capital to expand or restructure their operations, enter new markets, or finance a major acquisition. Typically, these are minority investments, and companies that take on growth capital are more mature than venture-funded companies. Such companies generate revenue and profits that may not be enough to fund big expansions, acquisitions or other investments. Venture capital refers to investments made in startups and young companies with little to no track record of profitability. Venture capital investments are made with the goal of generating outsized returns by identifying and investing in the most promising companies and profiting from a successful exit.

Private Debt

Private debt is a common term for unregistered debt investments made through privately negotiated transactions. Private debt investments may be structured using a range of financial instruments, including but not limited to, first and second lien senior secured loans, unitranche debt, unsecured debt and structurally subordinated instruments.

Loans to private companies can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The companies in which the Investment Funds invest may be leveraged, often as a result of leveraged buyouts or other recapitalization transactions, and often will not be rated by national credit rating agencies

The Fund intends to invest in Investment Funds that primarily invest in the debt (of any maturity) of various companies, ventures, businesses and real estate, infrastructure and real assets. The Investment Funds’ credit investments will include first and second lien senior secured loans, secured unitranche debt, unsecured debt (e.g., mezzanine debt), structurally subordinated instruments and non-performing debt. First and second lien senior secured loans are situated at the top of the capital structure and typically have the first claim on the assets and cash flows of a company. Unsecured debt, including mezzanine or private high yield, structurally subordinated instruments and some forms of public debt, generally rank junior to secured debt on the capital structure, similar to equity. Due to this priority of cash flows, an investment’s risk increases as it moves further down the capital structure. Investors are usually compensated for this risk associated with junior status in the form of higher expected returns.

The loans in which the Investment Funds will invest may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Below investment grade securities have predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal.

Agriculture and Natural Resources

The Investment Funds may also invest in agriculture, which consist of direct investments in rural land, along with crop and livestock assets that produce food, fiber, and energy. Agriculture investments focus on the productive capacity of the land base, and returns are based on the biological growth of crops and livestock, as well as appreciation of land and related assets.  Agriculture investments have shown historical returns with a positive correlation to inflation, a low or negative correlation to public equities and debt, and low volatility in their return profile with stable income attributes.  The Investment Funds may also invest in forestry.  The two main subclasses of investments relating to forestry are tree farms and managed natural forests.  Forestry investments provide revenue generation from multiple sources, including harvesting, leasing and usage fees. The Investment Funds may also invest in other natural resources opportunities, including for example, industries such as:  integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, paper products, chemicals, building materials, coal, alternative energy sources and environmental services.

Real Estate

The Fund intends to invest in Investment Funds that invest primarily in real estate and are managed by institutional investment managers with expertise in investing in real estate and real estate-related securities.  These Investment Funds will generally employ a multi-strategy approach in an attempt to diversify the risk-reward profiles and the underlying types of real estate in which the Investment Funds invest, with the strategies noted below.  Because each real estate strategy performs differently throughout the overall real estate and economic cycle, investment strategies that include multiple strategies generally have lower volatility than single strategy funds.

•                  Core. The “core” strategy targets high-quality portfolios with real estate assets that provide relatively lower and more stable returns and no or low levels of leverage. Such investments are typically located in primary markets and in the main property types (office, industrial multi-family, and retail). Properties are stable, well-maintained, well-leased and often of the Class A variety. For example, office properties tend to be Class A buildings with predominantly investment grade tenants. Multifamily properties are usually in major metropolitan cities with higher rental rates. Retail would typically be more traditional neighborhood and community shopping centers, as well as regional and super regional malls.  Class A properties are the most prestigious buildings competing for premier tenants with rents above average for the area.

•                  Core Plus. The “core plus” strategy seeks moderate risk portfolios with moderate levels of leverage that are intended to provide higher returns than Core portfolios. Such investments can have similarities to core but often with an emphasis on a modest value add management approach. Focus is on the main property types, in both primary and secondary markets, in Class A or B quality buildings that may benefit from some level of enhancement (i.e. moderate refurbishment or incremental leasing

•                  Value Add/Opportunistic. The “value add” or “opportunistic” strategy typically focuses on more active asset management and often employs more leverage. Such investments can include properties that require repositioning, recapitalization, or ground-up development, in both primary and secondary markets, and in all property types and geographies. Properties are considered value add when they would benefit from repositioning or moderate renovations and opportunistic when they require major renovations or ground-up development.

Infrastructure and Real Assets

The Fund intends to invest in Investment Funds focused on private investments in global infrastructure and real assets across multiple geographic regions, including North America, Australasia, Latin America and Europe.  Infrastructure assets may include, among other asset types, regulated assets (such as electricity transmission and distribution facilities, gas distribution systems, water distribution and waste water collection and processing facilities), transportation assets (such as toll roads, airports, seaports and railway lines) and communications assets (including broadcast and wireless towers and satellite networks).  These assets share certain investment features that may be attractive as part of an overall diversified portfolio, including: (i) stable and predictable income and cash flow with low return correlations to traditional asset classes such as public equities and fixed income; (ii) inelastic demand for their use as essential assets for a functioning society; (iii) minimal operating risk; and (iv) monopolistic characteristics with high barriers to entry.  In many cases, the rates, or the fees charged to end users, that are charged by infrastructure assets are determined by regulators, concession agreements with governments and long-term contracts.  Owners of such assets in many cases have the ability to increase such rates or fees at some level linked to inflation or economic growth.

Within this category, as applied to infrastructure and real assets as described above, the Fund will pursue a combination of (1) a “core” strategy investments targeting high-quality portfolios within infrastructure and real assets sectors, (2)  a “core plus” strategy seeking moderate risk portfolios within these asset classes and (3) a “value add” or “opportunistic” strategy as applied to more aggressive or highly-leveraged opportunities within the infrastructure and real assets sectors.

Types of Investments

Types of investments that the Fund may make include:

Primary Investments.  Primary investments, or “primaries,” refer to investments in newly established private markets funds which have not yet begun operation.  Primary investments are made during an initial fundraising period in the form of capital commitments, which are then called down by the fund and utilized to finance its investments in portfolio companies during a predefined period.  A private markets fund’s NAV will typically exhibit a “J curve,” undergoing a modest decline in the early portion of the fund’s lifecycle as investment-related expenses and fees accrue prior to the realization of investment gains from portfolio investments, with the trend typically reversing in the later portion of the fund’s lifecycle as portfolio investments are sold and gains from investments are realized and distributed.  There can be no assurance that any or all primary investments made by the Fund will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance and disposition of each private markets Investment Fund’s portfolio investments.  Primary investments in Investment Funds typically range in duration from ten to twelve years (although private debt and real estate Investment Funds may have shorter durations, whereas infrastructure Investment Fund durations may be longer), while underlying investments in portfolio investments generally have a three to six year range of duration (with potentially shorter periods for private debt or real estate, and longer for infrastructure investments).

Seasoned primaries are primary fund investments made after an Investment Fund has already invested a certain percentage of its capital commitments (e.g., 25%, at the time of closing).  As such investments are made later in an Investment Fund’s lifecycle than standard primaries, they may result in earlier receipt of distributions. Seasoned primaries may be utilized to gain exposure to Investment Funds and strategies that would otherwise be unavailable for primary investment and may allow the Fund to deploy capital more rapidly.

Typically, private markets fund sponsors will not launch new funds more frequently than every two to four years. Market leaders generally offer multiple primary funds each year, but may not offer funds within a given geography or that pursue a certain strategy in any particular year, and many funds managed by top-tier private markets firms accordingly will be unavailable for primary investments at any given time.   Because of the limited timeframe of opportunity for investment in any given fund, having a well-established relationship with fund sponsors is critically important for primary investors.

Over the long term, the Advisers expect to allocate more than 50% of the Fund’s assets to primary investments.

Secondary Investments.  Secondary investments, or “secondaries,” refer to investments in existing private markets funds through the acquisition of an existing interest in a private markets fund by one investor from another in a negotiated transaction.  In so doing, the buyer will agree to take on future funding obligations in exchange for future returns and distributions.  A secondary investment will often be acquired at a discount to an Investment Fund’s NAV.  As a result, secondary investments acquired at a discount may result in unrealized gains to the Fund at the time the Fund next calculates its monthly NAV.  Because secondaries are generally made after an Investment Fund has deployed capital into portfolio companies, these investments are viewed as more mature and may not exhibit the initial decline in NAV associated with primary investments and may reduce the impact of the J-curve associated with private markets investing.  However, there can be no assurance that any or all secondary investments made by the Fund will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance of each private markets Investment Fund’s portfolio investments.

The market for secondary investments may be very limited and the strategies and Investment Funds to which the Fund wishes to allocate capital may not be available for secondary investment at any given time.  Secondary investments may be heavily negotiated and may incur additional transaction costs for the Fund.  There is a risk that investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding the value of their holdings and the portfolio investments of the Investment Fund and the Fund may pay more for a secondary investment than it would have if it were also privy to such information.

Co-Investment Opportunities.  Co-Investment Opportunities involve the Fund directly acquiring an interest in an operating company or other asset alongside an investment by a private markets fund, and are generally structured such that the lead and co-investors collectively hold a controlling interest of the operating company or other asset.

The market for Co-Investment Opportunities may be very limited and the Co-Investment Opportunities to which the Fund wishes to allocate capital may not be available at any given time.  Co-Investment Opportunities may be heavily negotiated and may incur additional transaction costs for the Fund.  Co-Investment Opportunities are more concentrated than investments in Investment Funds, which hold multiple portfolio companies. There is a risk that Investment Managers may choose not to make the most attractive Co-Investment Opportunities available to the Fund and may instead reserve such investments for higher fee funds or their own accounts.

By investing a substantial portion of its assets in Investment Funds, the Fund seeks to benefit from the investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting practices and compliance programs that may be associated with an advisory firm with a strong reputation and significant resources, which may not be available to the same extent if the Fund allocated its assets among different funds managed by various unaffiliated investment advisers.

Portfolio Allocation

In allocating the Fund’s capital, the Advisers will attempt to benefit from the strong performance track record of various Investment Funds, combined with access to new and existing Investment Funds.  Generally, the Advisers will seek to invest no more than 25% of the Fund’s capital, measured at the time of investment, in any one Investment Fund.  In addition, the Fund’s investment in any one Investment Fund will be limited to no more than 25% of the Investment Fund’s economic interests, measured at the time of investment.

The Advisers may invest the Fund’s assets in Investment Funds that engage in investment strategies other than those described in this Private Placement Memorandum, and may sell the Fund’s portfolio holdings at any time.

The Fund’s asset allocation, when “fully deployed,” is expected to be as noted below.  The Advisers anticipate, however, that the Fund will not be fully deployed until the Fund has been in operation for 12 to 24 months.

Asset Allocation

Investment Type*	Range
Primary Investments (including seasoned primary investment)	30-70%
Secondary Investments	30-70%
Co-Investment Opportunities	0-30%
Other	0-10%
Investment Fund Strategy
Private Equity	30-60%
Private Debt	15-40%
Infrastructure and Real Assets	5-20%
Real Estate	5-20%
Other	0-10%
Geographic Region	Range
North America	40-80%
Europe	10-50%
Asia	5-35%
Other	0-10%

* There can be no assurance that all investment types will be available, will be consistent with the Fund’s investment objectives, will satisfy the Advisers’ due diligence considerations or will be selected for the Fund.

Investment fund allocations are made in the form of capital commitments which are called down by an Investment Fund over time.  Thus, in general, the Fund’s private markets allocation will consist of both funded and unfunded commitments.  Only the funded private markets commitments are reflected in the Fund’s NAV.  Over time, the allocation ranges and commitment strategy may be adjusted based on the Advisers’ analysis of the private markets, the Fund’s existing portfolio at the relevant time, and other pertinent factors.

Investment Selection

In the final step of the investment process, the Advisers seek to invest the Fund’s capital allocated to each segment in the highest quality investments available.   See “Investment Program—Due Diligence.”  As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks and peer analysis, current information from the Advisers’ private equity investments, and against each other.

Due Diligence

The Advisers and their investment personnel use a range of resources to identify and source the availability of promising Investment Funds.

The Advisers’ investment approach is based on the extensive research conducted by their research professionals. The Advisers’ research professionals are organized into sector-focused teams, which allow the Advisers to develop a deep perspective on the different sub-sectors in the private markets.

The Advisers’ research professionals assess the relative attractiveness of different geographies and strategies for private markets investments. This allows the Advisers to identify the areas that they believe will outperform over the next three to five years, the typical investing cycle of a private markets fund. Shorter-term opportunistic allocations will also be utilized to seek to capitalize on near-term market trends. Examples of factors that are considered include the supply of capital available for investments (based on fundraising) compared to the likely supply of investment opportunities; projected growth rates; availability of leverage; long-term industry and geographic-specific trends; regulatory and political conditions; and demographic and technological trends. The portfolio composition that has been developed by the Advisers reflects their assessment of the relative attractiveness of sub-sectors within the context of an appropriately diversified portfolio.

The due diligence process is led by at least one StepStone partner, who is supported by the sector team that covers an Investment Manager. StepStone’s Investment Committee(s) will also be highly involved throughout the manager evaluation and selection process. The Investment Committee will conduct a detailed review of each Investment Manager that has passed into the due diligence stage. StepStone’s due diligence report serves as a framework for these discussions. Once a deal lead has been identified as a potential transaction, the deal team summarizes the opportunity in a report.  Each report is reviewed and the team prioritizes the opportunity accordingly.  Through this process, the Advisers can identify the most attractive opportunities and focus their resources on the most promising leads.

For each priority deal, the assigned investment team gathers and reviews available information on the underlying assets.  To facilitate this process, StepStone utilizes its proprietary database that tracks information on over 32,000 companies and assets, 24,000 Investment Funds and 9,500 Investment Managers.  This database is populated with information StepStone has gathered from general partner meetings, due diligence materials, quarterly reports, annual meetings, marketing materials and other sources.  The database is critical during the preliminary due diligence phase, as some sellers are unwilling to share portfolio information early in the sale process.  During this stage, StepStone also leverages information from the independent valuation assessments produced by StepStone’s monitoring and reporting team.  This exercise encompasses thousands of companies and provides valuable insights on the quality of the funds’ underlying assets and the general partners’ valuation practices.

After preliminary due diligence is completed, the sector team works closely with the Investment Committee to validate that the opportunity fits the Fund’s strategy and meets its investment objectives.  The Investment Committee also provides valuable feedback on the assets, the merits and the risks/opportunities of each transaction.

The Advisers finalize their diligence process by interviewing the general partner, placing third party reference calls, reviewing fund-level legal documents and performing sensitivity and scenario analyses.  Once the final diligence items have been performed, The Advisers will make an investment decision.

In selecting Co-Investment Opportunities, the Advisers will review a number factors before making an investment decision which often includes: historical financial information and projected results; industry information and the company’s position; business strategy and potential for growth; the capitalization of the company and impact of leverage; analysis of third party business consulting, legal and accounting firms; comparable company valuations; the ability to exit the investment within a reasonable time frame; and previous transactions of similar companies. The Advisers will also evaluate the private equity manager leading the transaction to determine whether it believes the manager is capable of creating value for the investment through expertise in the industry or the appropriate personnel.

The Advisers’ analysis of potential secondary investments incorporates the analysis of private equity funds referenced above as well as the review of the managers of those private equity funds and the pricing of the secondary investment. For secondary transactions, the private equity funds are often partially or largely invested in which case the Advisers conduct a review of the underlying investments made by the private equity fund to project an expected return from the investments. The Advisers also evaluate the ability of the manager to invest any remaining capital commitment at appropriate returns.

During this diligence process, the Advisers review offering documents, financial statements, regulatory filings and client correspondence, and may conduct interviews with senior personnel of Investment Managers.  In particular, the Advisers expect to regularly communicate with the Fund’s Investment Managers and other personnel about the Investment Funds in which the Fund has invested or may invest, or about particular investment strategies, categories of private equity, risk management and general market trends.  This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents.  It also provides ongoing due diligence feedback, as additional investments, secondary investments and new primary investments with a particular Investment Manager are considered.  The Advisers may also perform background and reference checks on Investment Fund personnel.

There can be no assurance that the Fund’s investment program will be successful, that the objectives of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design and risk management strategies will be successful.  Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund.

Leverage

The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage.  Specifically, the Fund may borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Investment Funds in advance of the Fund’s receipt of redemption proceeds from another Investment Fund).

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness).  The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached.  The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.

Investment Funds may also utilize leverage in their investment activities.  Borrowings by Investment Funds are not subject to the Asset Coverage Requirement.  Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008.  In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund.  See “Types of Investments and Related Risks — Investment Related Risks — Leverage Utilized by the Fund.”

TYPES OF INVESTMENTS AND RELATED RISKS

General

The value of the Fund’s total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Fund invests.  Discussed below are the investments generally made by Investment Funds and the principal risks that the Advisers and the Fund believe are associated with those investments.  These risks will, in turn, have an effect on the Fund.  In response to adverse market, economic or political conditions, the Fund may invest temporarily in high quality fixed income securities, money market instruments and affiliated or unaffiliated money market funds or may hold cash or cash equivalents for temporary defensive purposes.  In addition, the Fund may also make these types of investments pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Shares.  If the Fund invests temporarily in affiliated money market funds, the Adviser will waive a portion of the Management Fee so that Fund shareholders will not pay duplicate fees in respect of such investment. When the Fund takes a defensive position or otherwise makes these types of investments, it may not achieve its investment objective.

Investment Related Risks

General Economic and Market Conditions.  The value of the Fund’s total net assets should be expected to fluctuate.  To the extent that the Fund’s portfolio is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased.  An Investment Fund’s use of leverage is likely to cause the Fund’s average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

An investment in the Fund involves a high degree of risk, including the risk that the Shareholder’s entire investment may be lost.   The Fund’s performance depends upon the Advisers’ selection of Investment Funds, the allocation of offering proceeds thereto and the performance of the Investment Funds.  The Investment Funds’ investment activities involve the risks associated with private equity investments generally.  Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, hurricanes or floods and other factors which are beyond the control of the Fund or the Investment Funds. Unexpected volatility or lack of liquidity, such as the general market conditions that had prevailed in 2008, could impair the Fund’s profitability or result in its suffering losses.

No Operating History.  The Fund is a newly formed non-diversified, closed-end management investment company with no performance history that Shareholder can use to evaluate the Fund’s investment performance.  The initial operating expenses for a new fund, including start-up costs, which may be significant, may be higher than the expenses of an established fund.  In addition, Investment Funds may, in some cases, be newly organized with limited operating histories upon which to evaluate their performance.

Availability of Investment Opportunities.  The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty.  The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate.  No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions.  Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty.  Even if an attractive investment opportunity is identified by an Investment Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.  Other investment vehicles sponsored, managed or advised by the Advisers and their affiliates may seek investment opportunities similar to those the Fund may be seeking.  The Advisers will allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles.

Leverage Utilized by the Fund.  The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage.  Specifically, the Fund may borrow money through a credit facility or other arrangements to fund investments in Investment Funds up to the limits of the Asset Coverage Requirement.  The Fund may also borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Investment Funds in advance of the Fund’s receipt of redemption proceeds from another Investment Fund).  The Fund has entered into the Credit Agreement for such purposes. See “Investment Program—Leverage.”

The use of leverage is speculative and involves certain risks.  Although leverage will increase the Fund’s investment return if the Fund’s interest in an Investment Fund purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds.  The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil, such as that experienced during late 2008.  The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.  In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered.  If the Fund is unable to access additional credit, it may be forced to sell its interests in Investment Funds at inopportune times, which may further depress the returns of the Fund.

The 1940 Act’s Asset Coverage Requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness.  This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness).  The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached.  The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.

Private Equity Investments.  Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in an operating company (e.g., providing growth capital, recapitalizing a company or financing an acquisition).  Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments, although the Fund may also co-invest directly in an operating company in conjunction with an Investment Fund.  The investments held by private equity funds and Co-Investment Opportunities made by the Fund involve the same types of risks associated with an investment in any operating company.  However, securities of private equity funds, as well as the underlying companies these funds invest in, tend to be more illiquid, and highly speculative.  Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments.  Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity funds to obtain the required financing or reducing their expected rate of return.

The regulatory environment for private investment funds continues to evolve, and changes in the regulation of private investment funds may adversely affect the value of the Fund’s investments and the ability of the Fund to implement its investment strategy (including the use of leverage).  The financial services industry generally and the activities of private investment funds and their investment advisers, in particular, have been the subject of increasing legislative and regulatory scrutiny.  Such scrutiny may increase the Fund’s and/or the Advisers’ legal, compliance, administrative and other related burdens and costs as well as regulatory oversight or involvement in the Fund and/or the Advisers’ business.  There can be no assurances that the Fund or the Advisers will not in the future be subject to regulatory review or discipline.  The effects of any regulatory changes or developments on the Fund may affect the manner in which it is managed and may be substantial and adverse.

Special Situations and Distressed Investments. The Investment Funds may invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that an Investment Fund will correctly evaluate the value of the assets securing the Investment Fund’s debt investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which an Investment Fund invests, the Investment Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Investment Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

Venture Capital.  An Investment Fund may invest and the Fund may co-invest in venture capital.  Venture capital is usually classified by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public.  Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may be at a later stage of development.

Investments in Middle-Market Portfolio Companies. The Investment Funds’ investments may consist of loans to small and/or less well-established privately held companies. While smaller private companies may have potential for rapid growth, investments in private companies pose significantly greater risks than investments in public companies. For example, private companies:

•                  have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress;

•                  may have limited financial resources and may be unable to meet their obligations under their debt securities that an Investment Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Investment Fund realizing any guarantees it may have obtained in connection with the Investment Fund’s investment;

•                  may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•                  generally are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the Investment Fund that has invested in the portfolio company; and

•                  generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

In addition, investments in private companies tend to be less liquid. The securities of many of the companies in which as Investment Fund may invest are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors only. Such securities may be subject to legal and other restrictions on resale. As such, an Investment Fund may have difficulty exiting a fund investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of target portfolio companies may affect the Investment Fund’s investment returns.

First Lien Senior Secured Loans, Second Lien Senior Secured Loans and Unitranche Debt. When an Investment Fund invests in first lien senior secured loans, second lien senior secured loans, and unitranche debt of portfolio companies, the Investment Fund will generally seek to take a security interest in the available assets of those portfolio companies, including the equity interests of the portfolio companies’ subsidiaries. There is a risk that the collateral securing these loans may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent an Investment Fund’s debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, the Investment Fund’s lien may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Loans that are under-collateralized involve a greater risk of loss. Consequently, the fact that a loan is secured does not guarantee that an Investment Fund will receive principal and interest payments according to the loan’s terms, or at all, or that the Investment Fund will be able to collect on the loan should the Investment Fund be forced to enforce its remedies. Finally, particularly with respect to a unitranche debt structure, unitranche debt will generally have higher leverage levels than a standard first lien term loan.

Mezzanine Investments.  An Investment Fund may invest and the Fund may co-invest in mezzanine loans.  Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured.  However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure.  Mezzanine debt is often used in leveraged buyout and real estate finance transactions.  Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest.  This equity interest typically takes the form of warrants.  Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans.  The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower.  Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula.  Mezzanine investments may be issued with or without registration rights.  Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years.  Mezzanine investments are usually unsecured and subordinate to other debt obligations of an issuer.

Infrastructure Sector Risk. Some Investment Funds may concentrate in the infrastructure sector.  Infrastructure assets may be subject to a variety of risks, not all of which can be foreseen or quantified, including: (i) the burdens of ownership of infrastructure: (ii) local, national and international political and economic conditions; (iii) the supply and demand for services from and access to infrastructure; (iv) the financial condition of users and suppliers of infrastructure assets; (v) changes in interest rates and the availability of funds which may render the purchase, sale or refinancing of infrastructure assets difficult or impracticable; (vi) changes in regulations, planning laws and other governmental rules; (vii) changes in fiscal and monetary policies; (viii) under-insured or uninsurable losses, such as force majeure acts and terrorist events; (ix) reduced investment in public and private infrastructure projects; and (x) other factors which are beyond the reasonable control of the Fund.  Many of the foregoing factors could cause fluctuations in usage, expenses and revenues, causing the value of investments to decline and a material adverse effect on an Investment Fund’s performance.

Agriculture and Forestry Sector Risk. Investments in agriculture/farmland are subject to various risks, including adverse changes in national or international economic conditions, adverse local market conditions, adverse natural conditions such as storms, floods, drought, windstorms, hail, temperature extremes, frosts, soil erosion, infestations and blights, failure of irrigation or other mechanical systems used to cultivate the land, financial conditions of tenants, marketability of any particular kind of crop that may be influenced, among other things, by changing consumer tastes and preferences, import and export restrictions or tariffs, casualty or condemnation losses, government subsidy or production programs, buyers and sellers of properties, availability of excess supply of property relative to demand, changes in availability of debt financing, changes in interest rates, real estate tax rates and other operating expenses, environmental laws and regulations, governmental regulation of and risks associated with the use of fertilizers, pesticides, herbicides and other chemicals used in commercial agriculture, zoning laws and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of properties, risk due to dependence on cash flow, as well as acts of God, uninsurable losses and other factors which are beyond the control of an Investment Fund.

In addition, the forestry and timber industry is highly cyclical and the market value of timber investments is strongly affected by changes in international economic conditions, interest rates, weather cycles, changing demographics, environmental conditions and government regulations, among other factors.  For example, the volume and value of timber that can be harvested from timberlands is limited by natural disasters, fire, volcanic eruptions, insect infestation, disease, ice storms, wind storms, flooding and other events and weather conditions and changes in climate conditions could intensify the effects of any of these factors.  Many companies in the timber and forestry industry do not insure against damages to their timberlands.  This industry is also subject to stringent U.S. federal, state and local environmental, health and safety laws and regulations.  Significant timber deposits are located in emerging markets countries where corruption and security may raise significant risks.

Real Estate Investments.  The Fund may be exposed to real estate risk through its allocation to real estate Investment Funds. Real estate Investment Funds are subject to risks associated with the ownership of real estate, including (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates. The value of securities of companies in the real estate industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general. The decline in the broader credit markets during 2007 through 2009 related to the sub-prime mortgage dislocation caused a dramatic decline in the market value of securities associated with real estate. These market conditions continued for a prolonged period and could reoccur.

There are also special risks associated with particular real estate sectors, or real estate operations generally, as described below:

Retail Properties. Retail properties are affected by the overall health of the economy and may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, changes in spending patterns and lease terminations.

Office Properties. Office properties are affected by the overall health of the economy, and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.

Industrial Properties.  Industrial properties are affected by the overall health of the economy and other factors such as downturns in the manufacture, processing and shipping of goods.

Hospitality Properties.  The risks of hotel, motel and similar hospitality properties include, among other things, the necessity of a high level of continuing capital expenditures, competition, increases in operating costs which may not be offset by increases in revenues, dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel, and adverse effects of general and local economic conditions. Hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.

Healthcare Properties. Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, continued availability of revenue from government reimbursement programs and competition on a local and regional basis. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursements.

Multifamily Properties. The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage interest rates, the presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties.

Residential Properties.  Residential properties can be significantly affected by the national, regional and local real estate markets.  This segment of the real estate industry also is sensitive to interest rate fluctuations which can cause changes in the availability of mortgage capital and directly affect the purchasing power of potential homebuyers. Thus, residential properties can be significantly affected by changes in government spending, consumer confidence, demographic patterns and the level of new and existing home sales.

Shopping Centers. Shopping center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. In some cases a tenant may lease a significant portion of the space in one center, and the filing of bankruptcy could cause significant revenue loss, including the loss of revenue from smaller tenants with co-tenancy rights.  Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

Self-Storage Properties. The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns and effects of general and local economic conditions with respect to rental rates and occupancy levels.

Other factors may contribute to the risk of real estate investments:

Development Issues. Certain real estate companies may engage in the development or construction of real estate properties. These companies in which the Fund invests (“portfolio companies”) are exposed to a variety of risks inherent in real estate development and construction, such as the risk that there will be insufficient tenant demand to occupy newly developed properties, and the risk that prices of construction materials or construction labor may rise materially during the development.

Lack of Insurance. Certain of the portfolio companies in the Fund’s portfolio may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles. Should any type of uninsured loss occur, the portfolio company could lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Fund’s investment performance.

Dependence on Tenants. The value of the Fund’s portfolio companies’ properties and the ability of these companies to make distributions to their shareholders depends upon the ability of the tenants at the properties to generate enough income in excess of their tenant operating expenses to make their lease payments. Changes beyond the control of our portfolio companies may adversely affect their tenants’ ability to make their lease payments and, in such event, would substantially reduce both their income from operations and ability to make distributions to our portfolio companies and, consequently, the Fund.

Financial Leverage. Real estate companies may be highly leveraged and financial covenants may affect the ability of real estate companies to operate effectively.

Environmental Issues. In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a portfolio company may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property.  The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions on shares of the Fund could be reduced.

Financing Issues. Financial institutions in which the Fund may invest are subject to extensive government regulation. This regulation may limit both the amount and types of loans and other financial commitments a financial institution can make, and the interest rates and fees it can charge. In addition, interest and investment rates are highly sensitive and are determined by many factors beyond a financial institution’s control, including general and local economic conditions (such as inflation, recession, money supply and unemployment) and the monetary and fiscal policies of various governmental agencies such as the Federal Reserve Board. These limitations may have a significant impact on the profitability of a financial institution since profitability is attributable, at least in part, to the institution’s ability to make financial commitments such as loans. Profitability of a financial institution is largely dependent upon the availability and cost of the institution’s funds, and can fluctuate significantly when interest rates change.

Geographic Concentration Risks.  An Investment Fund may concentrate its investments in specific geographic regions.  This focus may constrain the liquidity and the number of portfolio companies available for investment by an Investment Fund.  In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the region of concentration.

Emerging Markets.  Some Investment Funds may invest in portfolio companies located in emerging industrialized or less developed countries.  Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, less rigorous regulatory requirements, less established laws and legal systems, and the potential inability to enforce legal judgments.

Sector Concentration.  An Investment Fund may concentrate its investments in specific industry sectors.  This focus may constrain the liquidity and the number of portfolio companies available for investment by an Investment Fund.  In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the industry sectors of concentration.

Technology Sector.  Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group.  In addition, these companies are strongly affected by worldwide technological developments, and their products and services may not be economically successful or may quickly become outdated.

Financial Sector.  Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge.  Profitability of such companies is generally dependent on the availability and cost of capital, and can fluctuate as a result of increased competition or changing interest rates.  In addition, events in the financial sector over the past several years have resulted in reduced liquidity in credit and a high degree of volatility in the financial markets.  This situation has negatively affected many financial services companies, such as by causing such companies’ values to decline.

Currency Risk.  Investment Funds may include direct and indirect investments in a number of different currencies.  Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors.  A decline in the value of the currencies in which the Fund’s or Investment Fund’s investments are denominated against the U.S. dollar may result in a decrease in the Fund’s NAV.  The Advisers will not elect to hedge the value of investments made by the Fund against currency fluctuations.  Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Risks Related to Investment Funds

Non-U.S. Risk.  Certain of the Investment Funds may invest and the Fund may co-invest in foreign portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States.  Accordingly, information supplied to the Fund and the Investment Funds may be incomplete, inaccurate and/or significantly delayed.  The Fund and the Investment Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the NAV of the Fund.

Valuation of the Fund’s Interests in Investment Funds.  The valuation of the Fund’s Investments in Investment Funds is ordinarily determined based upon valuations provided by the Investment Funds on a [quarterly] basis.  Although such valuations are provided on a [quarterly] basis, the Fund will provide valuations, and will issue Shares, on a monthly basis.  A large percentage of the securities in which the Investment Funds invest will not have a readily ascertainable market price and will be fair valued by the Investment Fund.  In this regard, an Investment Fund may face a conflict of interest in valuing the securities, as their value may affect the Investment Fund’s compensation or its ability to raise additional funds.  No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Fund, the accuracy of the valuations provided by the Investment Funds, that the Investment Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Funds’ policies and procedures and systems will not change without notice to the Fund.  As a result, an Investment Fund’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities.

An Investment Fund’s information could also be inaccurate due to fraudulent activity, misvaluation or inadvertent error.  The Fund may not uncover errors in valuation for a significant period of time, if ever.

Valuations Subject to Adjustment.  The Fund determines its month-end NAV based upon the quarterly valuations reported by the Investment Funds, which may not reflect market or other events occurring subsequent to the quarter-end.  The Fund will fair value its holdings in Investment Funds to reflect such events, consistent with its valuation policies; however, there is no guarantee the Fund will correctly fair value such investments.  Additionally, the valuations reported by Investment Funds may be subject to later adjustment or revision.  For example, fiscal year-end NAV calculations of the Investment Funds may be revised as a result of audits by their independent auditors.  Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the NAV of the Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Investment Funds or revisions to the NAV of an Investment Fund or direct private equity investment adversely affect the Fund’s NAV, the remaining outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a NAV higher than the adjusted amount.  Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a NAV lower than the adjusted amount.  The same principles apply to the purchase of Shares.  New Shareholders may be affected in a similar way.

Illiquidity of Investment Fund Interests.  There is no regular market for interest in Investment Funds, which typically must be sold in privately negotiated transactions. Any such sales would likely require the consent of the applicable Investment Fund and could occur at a discount to the stated NAV.  If the Advisers determine to cause the Fund to sell its interests in an Investment Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time.

Indemnification of Investment Funds, Investment Managers and Others.  The Fund may agree to indemnify certain of the Investment Funds and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Investment Funds.  If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected.  Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.

Termination of the Fund’s Interest in an Investment Fund.  An Investment Fund may, among other things, terminate the Fund’s interest in that Investment Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Investment Fund or if the continued participation of the Fund in the Investment Fund would have a material adverse effect on the Investment Fund or its assets.  The Fund’s over-commitment strategy may increase the risk that the Fund is unable to satisfy a capital call from an Investment Fund.

General Risks of Secondary Investments.  The overall performance of the Fund’s secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information.  Certain secondary investments may be purchased as a portfolio, and in such cases the Fund may not be able to carve out from such purchases those investments that the

Advisers consider (for commercial, tax, legal or other reasons) less attractive.  Where the Fund acquires an Investment Fund interest as a secondary investment, the Fund will generally not have the ability to modify or amend such Investment Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired.  In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Where the Fund acquires an Investment Fund interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest.  Specifically, where the seller has received distributions from the relevant Investment Fund and, subsequently, that Investment Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Investment Fund.  While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Investment Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.

The Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including, among other things:  (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

Commitment Strategy.  The Fund may maintain a sizeable cash position in anticipation of funding capital calls.  The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by Investment Funds. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.

The Fund will employ an “over-commitment” strategy, which could result in an insufficient cash supply to fund Investment Fund commitments.  Such a short fall would have negative impacts on the Fund, including an adverse impact on the Fund’s ability to pay for repurchases of Shares tendered by Shareholders or to meet expenses generally.  Moreover, if the Fund defaults on its commitment or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Investment Fund.  Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund, and, indirectly, the Shareholders to be subject to certain penalties from the Investment Funds (including the complete forfeiture of the Fund’s investment in an Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

Other Registered Investment Companies.  The Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Fund’s investment objective and permissible under the 1940 Act.  Under one provision of the 1940 Act, the Fund may not acquire the securities of other registered investment companies if, as a result, (i) more than 10% of the Fund’s total assets would be invested in securities of other registered investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Fund or (iii) more than 5% of the Fund’s total assets would be invested in any one registered investment company. The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies’ expenses, including advisory fees.  These expenses will be in addition to the direct expenses incurred by the Fund.

Investments in Non-Voting Stock; Inability to Vote.  The Fund intends to hold its interests in the Investment Funds in non-voting form or limit its voting rights to a certain percentage.  Where only voting securities are available for purchase, the Fund will generally seek to create by contract the same result as

owning a non-voting security by agreeing to relinquish or limit the right to vote in respect of its investment.   The Fund will not receive any consideration in return for entering into a voting waiver arrangement.  To the extent that the Fund contractually foregoes the right to vote Investment Fund securities, the Fund will not be able to vote or may be able to vote only to a limited extent on matters that may be adverse to the Fund’s interests.  As a result, the Fund’s influence on an Investment Fund could be diminished, which may consequently adversely affect the Fund and its Shareholders.

Limited Operating History of Fund Investments. Many of the Investment Funds may have limited operating histories and the information the Fund will obtain about such investments may be limited.  As such, the ability of the Advisers to evaluate past performance or to validate the investment strategies of such Investment Funds will be limited.

Nature of Portfolio Companies.  The Investment Funds will include direct and indirect investments in various companies, ventures and businesses.  This may include portfolio companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products.  The Fund’s investments may also include portfolio companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful.  The management of such portfolio companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies.

Smaller Capitalization Issuers.  Investment Funds may invest in smaller capitalization companies, including micro cap companies.  Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies.  The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects.  In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

High Yield Securities and Distressed Securities.  Investment Funds may invest in fixed income securities rated investment grade or non-investment grade (commonly referred to as high yield securities or “junk bonds”) and may invest in unrated fixed income securities.  Non-investment grade securities are fixed income securities rated below Baa by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), or if unrated considered by an Investment Manager to be equivalent quality.  Non-investment grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default.  An Investment Fund’s investments in non-investment grade securities expose it to a substantial degree of credit risk. Non-investment grade securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies, and therefore they may have more difficulty making scheduled payments of principal and interest. Non-investment grade securities are subject to greater risk of loss of income and principal than higher rated securities and may be considered speculative. Non-investment grade securities may experience reduced liquidity, and sudden and substantial decreases in price.  An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default.  In the event of a default, an Investment Fund may incur additional expenses to seek recovery.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation.  These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns.  These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies.  These securities may also present a substantial risk of default.  An Investment Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Investment Fund experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status.  The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means that it is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer.  The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification.  In addition, while the Fund is a “non-diversified” fund for purposes of the 1940 Act, the Fund intends to maintain its qualification to be treated as a RIC under the Code.  To qualify as a RIC under the Code, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies, and net income from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.”  As such, the Advisers typically endeavor to limit the Fund’s investments in any one Investment Fund to no more than 25% of the Fund’s gross assets (measured at the time of purchase).  The Fund intends to make distributions at least annually of all or substantially all of its net investment income and net capital gains as dividends for U.S. federal income tax purposes to Shareholders; however, this policy may be changed at any time by the Fund.

Reverse Repurchase Agreements.  Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date.  These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund.  Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.

Other Instruments and Future Developments.  An Investment Fund may take advantage of opportunities in the area of swaps, options on various underlying instruments, and certain other customized “synthetic” or derivative instruments, which will be subject to varying degrees of risk.  In addition, an Investment Fund may take advantage of opportunities with respect to certain other

“synthetic” or derivative instruments which are not presently contemplated, or which are not presently available, but which may be developed and which may be subject to significant degrees of risk.

Dilution.  The Fund may accept additional subscriptions for Shares as determined by the Board, in its sole discretion.  Additional purchases will dilute the indirect interests of existing Shareholders in the Fund’s investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent investments underperform the prior investments.

OTHER RISKS

Investing in the Fund involves risks other than those associated with investments made by Investment Funds, including those described below:

Substantial Fees and Expenses. The Fund will allocate to multiple Investment Funds. A Shareholder in the Fund that meets the eligibility conditions imposed by one or more Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could potentially invest directly in primaries of such Investment Funds. By investing in the Investment Funds through the Fund, a Shareholder in the Fund will bear a portion of the Management Fee and other expenses of the Fund. A Shareholder in the Fund will also indirectly bear a portion of the asset-based management fees, carried interests or incentive allocations (which are a share of an Investment Fund’s returns which are paid to the Investment Manager) and fees and expenses borne by the Fund as an investor in the Investment Funds. In addition, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. These layered fees may result in higher Fund fees and expenses than if the Fund invested in other types of securities. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. As a result, an Investment Fund with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative.

Incentive Allocation Arrangements.  Each Investment Manager may receive a performance fee, carried interest or incentive allocation generally equal to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return.  These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.

Control Positions.  Investment Funds may take control positions in companies.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position.  If those liabilities were to arise, or such litigation were to be resolved adversely to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return.  No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund.  Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information.  From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest.  Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

Recourse to the Fund’s Assets.  The Fund’s assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund.  If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects.  The Fund may repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:

•                                          the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder or with the consent of the Fund

•                                          ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•                                          continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•                                          any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•                                          the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the U.S. Bank Holding Company Act of 1956, as amended, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•                                          the Fund or the Board of Trustees determine that the repurchase of the Shares would be in the best interest of the Fund.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

Limitations on Transfer; Shares Not Listed; No Market for Class A Shares or Class I Shares.  The transferability of Shares is subject to certain restrictions contained in the Fund’s Amended and Restated Agreement and Declaration of Trust and is affected by restrictions imposed under applicable securities laws.  Shares are not traded on any national securities exchange or other market.  No market currently exists for Class A Shares or Class I Shares, and the Fund contemplates that one will not develop.  The Shares are, therefore, not readily marketable.  Although the Adviser and the Fund expect to recommend to the Board of Trustees that the Fund offer to repurchase Shares quarterly, no assurances can be given that the Fund will do so and, in any case, repurchases will not begin until two years after the Fund has commenced operations.  Consequently, Class A Shares and Class I Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

Closed-end Fund; Liquidity Risks.  The Fund is a non-diversified closed-end management investment company designed primarily for long-term investors and is not intended to be a trading vehicle.  An investor should not invest in the Fund if the investor needs a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV.

Repurchase Risks.  The Fund has no obligation to repurchase Shares at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Board of Trustees, in its sole discretion.  With respect to any future repurchase offer, Shareholders tendering any Shares for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Date”).  The Notice Date generally will be five days prior to the date as of which the Shares to be repurchased are valued by the Fund (the “Valuation Date”).  Tenders will be revocable upon written notice to the Fund until the Notice Date.  Shareholders that elect to tender any Shares for repurchase will not know the price at which such Shares will be repurchased until the Fund’s NAV as of the Valuation Date is able to be determined, which determination is expected to be able to be made only late in the month following that of the Valuation Date. It is possible that during the time period between the Notice Date and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Shares in the Fund.  Moreover, because the Notice Date will be substantially in advance of the Valuation Date, Shareholders who tender shares of the Fund for repurchase will receive their repurchase proceeds well after the Notice Date.  Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.  In addition, the Fund’s investments in Investments Funds are subject to lengthy lock-up periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to NAV and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Investment Fund’s consent to effect such transactions.  The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner.  See “Repurchases and Transfers of Shares.”

Auction Risk.  The Fund is under no obligation to conduct an auction through Nasdaq Private Markets and there is no guarantee that it will do so.  Even if the Fund does choose to conduct auctions, Shareholders may be unable to sell their shares at the price they desire or at any price at all.  It is likely that Shares sold at auction will receive a price that is less than the Fund’s most recently calculated NAV, and depending on buy side interest in a particular auction, the price could be substantially below NAV.  In the event the Fund does determine to conduct auctions it may, in its sole discretion, cease to repurchase its shares via tender offers and Shareholders may be unable to sell their shares during a given period or at all.

Distributions In-Kind.  The Fund generally expects to distribute to the holder of Shares that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase.  However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Shares.  The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund.  For example, it is possible that the Fund may receive securities from an Investment Fund that are illiquid or difficult to value.  In such circumstances, the Advisers would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind to the Fund’s Shareholders.  In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Substantial Repurchases.  Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base.  This could have a material adverse effect on the value of the Shares.

To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain Investment Funds, the Fund will thereafter hold a larger proportion of its assets in the remaining Investment Funds, some of whose interests at times may be less liquid or illiquid.  This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all.  In addition, after giving effect to such dispositions, the remaining Investment Funds may not reflect the Advisers’ ideal judgments as to the desired portfolio composition of the Fund’s Investment Funds, in that the Fund’s performance may be tied to the performance of fewer Investment Funds and/or may not reflect the Advisers’ judgment as to the Fund’s optimal exposure to particular asset classes or investment strategies.  These consequences may be particularly applicable if the Fund received requests to repurchase substantial amounts of Shares, and may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares.  In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.

Special Tax Risks.  Special tax risks are associated with an investment in the Fund.  The Fund intends to satisfy the requirements each taxable year necessary to qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code.  As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements.  Each of these ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from the Investment Funds in which the Fund is invested.

If before the end of any quarter of its taxable year, the Fund believes that it may fail any of the asset diversification requirements, the Fund may seek to take certain actions to avert such a failure.  However, certain actions typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the diversification discrepancy) may be difficult for the Fund to pursue because the Fund may redeem its interest in an Investment Fund only at certain times specified by the governing documents of each respective Investment Fund.  While the Code ordinarily affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to effect a redemption from an Investment Fund referred to above may limit utilization of this cure period.

If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code.  In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders.  In addition, all distributions (including distributions of net capital gain) to Shareholders would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.  Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions.

Additional Tax Considerations; Distributions to Shareholders and Potential Fund-Level Tax Liabilities.  The Fund expects to distribute substantially all of its net ordinary income and net capital gains to Shareholders. These distributions are respectively characterized as ordinary dividend income or long-term capital gain when distributed as dividends for U.S. federal income tax purposes to Shareholders. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Aspects” below for more information. If the Fund distributes (or is deemed to have distributed) in respect of any calendar year less than an amount at least equal to the sum of 98% of its calendar year ordinary income (taking into account certain deferrals and elections), 98.2% of its capital gain net income (determined on the basis of a one-year period ended on October 31 of such calendar year, and adjusted for certain ordinary losses), plus any such amounts that were not distributed in previous calendar years, then the Fund will generally be subject to a nondeductible 4% excise tax with respect to the Fund’s undistributed amounts.  The Fund will not be subject to this excise tax on any amount which the Fund incurred an entity-level U.S. federal income tax.

In addition, the Fund may invest in Investment Funds located outside of the U.S. or other non-U.S. portfolio company or entities which may be considered passive foreign investment companies (“PFICs”) or controlled foreign corporations (“CFCs”) for U.S. federal income tax purposes.  As a result, the Fund may, in a particular taxable year, be required to make ordinary income distributions in excess of the net economic income from such investments with respect to such taxable year.  Furthermore, under recently proposed Treasury Regulations, certain income derived by the Fund from a CFC or PFIC with respect to which the Fund has made a qualified electing fund (“QEF”) election would generally constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes distributions of that income to the Fund.  As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Investment Funds and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Investment Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax return from these investments.  Moreover, income or gain from such Investment Funds or other entities may be subject to non-U.S. withholding or other taxes.  Any such withholding or other taxes would reduce the return on the Fund’s investment in such Investment Funds and thus on the Shareholders’ investment in the Fund.  See “Tax Aspects.”

Regulatory Change.   Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund.   In addition, legislation or regulation may change the way in which the Fund is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has resulted in significant revisions to the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others: a reorganization of federal financial regulators; the creation of a process designed to ensure financial system stability and the resolution of potentially insolvent financial firms; the enactment of new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of managers of private funds; the regulation of rating agencies; and the enactment of new federal requirements for residential mortgage loans. The regulation of various types of derivative instruments pursuant to the Dodd-Frank Act may adversely affect the Fund or its counterparties.

The Fund currently has a temporary exemption from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended (“CEA”).  Therefore, neither the Fund nor the Adviser (with respect to the Fund) is currently subject to registration or regulation as a commodity pool or CPO, respectively, under the CEA.  When the temporary exemption expires, to the extent the Fund is not otherwise eligible to claim an exclusion from regulation by the CFTC, the Fund will operate subject to CFTC regulation.  If the Adviser and the Fund become subject to CFTC regulation, as well as related National Futures Association rules, the Fund may incur additional compliance and other expenses.

Proposed tax legislation in Congress or in the States, if adopted into law, could (1) alter the favorable tax treatment of the carried interest earned by advisers and general partners of private equity funds, which could adversely affect the business of these advisers and general partners, (2) eliminate the deduction for net interest expense, and/or (3) alter unfavorably to the Fund capital gains tax rates.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund.  Prospective investors should read this entire Private Placement Memorandum and consult with their own advisors before deciding whether to invest in the Fund.  In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Private Placement Memorandum.  The Fund will update this Private Placement Memorandum to account for any material changes in the risks involved with an investment in the Fund.

MANAGEMENT OF THE FUND

General

The Fund’s Board of Trustees provides broad oversight over the operations and affairs of the Fund.  A majority of the Fund’s Board of Trustees is comprised of persons who are independent trustees.  Altegris Advisors, L.L.C. serves as the Fund’s investment adviser and StepStone Group LP serves as the Fund’s sub-adviser.

The Adviser, established in 2010, is among the Altegris Group of Companies (“Altegris Companies”), founded in 2002 and based in La Jolla, California.  The Altegris Companies have substantial experience in the structuring and management of alternative investment portfolios and offer a broad suite of alternative investment solutions, including alternative strategy mutual funds, hedge funds and commodity funds, that are designed for investment professionals and individual clients seeking to improve portfolio diversification.  With an experienced research and investments team focused solely on alternative investments, the Altegris Companies follow a disciplined process of identifying, evaluating, selecting and monitoring investment talent across a spectrum of alternative strategies, including long/short equity, fixed income and real estate, event-driven, credit, managed futures, global macro, and others.  As of [•], 2017, the Adviser managed over $[•] billion in assets of alternative strategy funds. The Altegris Companies are wholly-owned subsidiaries of a company jointly owned by (i) private equity funds sponsored and managed by Aquiline Capital Partners LLC, (ii) private equity funds sponsored and managed by Genstar Capital Management LLC, and (iii) certain senior management of the Adviser and other affiliates within the Altegris Companies.

StepStone is an independently-owned investment firm focused exclusively on private markets. The firm was formed in 2007 by an experienced team of professionals with established reputations as leading investors in the private markets industry. StepStone is a global private markets specialist overseeing (together with its related advisors) approximately $[•] billion of private capital allocations, including approximately $[•] billion of assets under management as of [•], 2017. The firm creates customized portfolios for the world’s most sophisticated investors using a highly disciplined, research-focused approach that prudently integrates primary fund investments, secondaries, co-investments, and mezzanine investments. StepStone advises and/or manages accounts other than that of the Fund, which may give rise to certain conflicts of interest.  See “Conflicts of Interest.”

Under the terms of an Investment Advisory Agreement, the Adviser allocates the Fund’s assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Fund’s investment objective and whether its investment performance and other criteria are satisfactory.  The Adviser may reallocate the Fund’s assets among Investment Funds, terminate its relationship with Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Trustees.

The Adviser has entered into a sub-advisory agreement with the Sub-Adviser. The Sub-Adviser provides the Fund with non-discretionary investment advisory services subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees. The Adviser pays the Sub-Adviser a monthly fee at the annual rate of (i) until the earlier of (1) five years from the Initial Closing Date and (2) receipt by the Adviser of aggregate Management Fees equal to the aggregate amount of the Adviser’s out-of-pocket expenses for organizational and operating expenses of the Fund that have not been reimbursed, 0.50% of the month-end NAV of the Fund’s investments in Investment Funds and Co-Investment Opportunities and (ii) thereafter, 0.60%  of the month-end NAV of the Fund’s investments in Investment Funds and Co-Investment Opportunities.

A description of the factors considered by the Fund’s Board of Trustees in approving the Investment Advisory Agreement and the Sub-Advisory Agreement will be set forth in the Fund’s [annual] report to shareholders for the fiscal year ending [•], 2018.

Management Team

The personnel of the Advisers principally responsible for management of the Fund are experienced and educated investment professionals with a long performance record in alternative investments.  They have identified, evaluated, structured, managed and monitored billions of dollars in a wide range of alternative investments globally and maintain a strong network within the alternative investment community as a result of their prior and ongoing experience.  The Advisers and their personnel maintain relationships with a large number of managers.  The Advisers believe that, as a result of these contacts, the Fund should have access to a large number of Investment Funds from which to select.

The personnel of the Advisers who have primary responsibility for management of the Fund are Matthew Osborne, Eric Bundonis, Lindsay Creedon and John Kettnich:

Matthew Osborne

Matthew Osborne has more than 28 years of international business and financial market experience. As Chief Investment Officer, Mr. Osborne is responsible for product development and is co-portfolio manager of several Altegris mutual funds. He is a member of the Altegris Investment Committee, responsible for qualification, approval and ongoing review of all investment strategies and managers on the Altegris platform.

Prior to Altegris, Mr. Osborne was Director of Research for the Managed Investments Division of Man Financial with responsibility for manager selection and research. Previously, he had a 12-year career with a preeminent family office in his native New Zealand. In his role as Investment Manager, Mr. Osborne was responsible for formulating investment policies and implementing a global asset allocation program that specialized in alternative investment strategies such as hedge funds and managed futures. He also gained significant trading expertise in foreign currencies, stocks, fixed income, global futures and options.

Eric Bundonis

Eric Bundonis brings over 10 years of industry experience and serves as Director of Research and Investments and Portfolio Manager for Altegris Advisors.  His responsibilities include portfolio management, manager sourcing, research, and due diligence across a wide variety of alternative strategies.  Mr. Bundonis joined Altegris from OneCapital Management Partners in New York.  As a member of OneCapital’s investment committee, he was responsible for identifying, selecting, and monitoring investments for multi-manager funds of hedge funds serving institutional and high net worth investors.  Previously, Mr. Bundonis conducted comprehensive qualitative and quantitative research on prospective and existing hedge fund investments for Auda Advisor Associates in New York.  Mr. Bundonis graduated from Middlebury College with a BA in History and attended the Post-Baccalaureate Program in Business at Columbia University.  He is also a member of the New York Society of Security Analysts.

Lindsay Creedon

Lindsay Creedon is a partner at the StepStone Group, a global private markets specialist that oversees more than US$130 billion of private capital allocations, including more than US$34 billion of assets under management. As a member of the research team, Ms. Creedon focuses on co-investments, global buyout managers and secondary investments. She also chairs the Firm’s diversity committee.  Prior to StepStone, Ms. Creedon was a vice president and member of the investment team at Citi Private Equity, a US$10 billion equity co-investment, mezzanine and fund of private equity funds business. Before that she was a director in the corporate strategy and business development group at The Walt Disney Company, and a director of business development at NBC Universal.  Ms. Creedon graduated cum laude with a BA from Georgetown University.

John Kettnich

John Kettnich is a partner at the StepStone Group, a global private markets specialist that oversees more than US$130 billion of private capital allocations, including more than US$34 billion of assets under management. As a member of the research team, Mr. Kettnich focuses on global secondary investments and managing client portfolios.  Since StepStone’s inception, Mr. Kettnich has helped to build the Firm’s primary diligence and research platform, as well as its secondary investment business. He also spent time living in Beijing and London, where he focused on developing StepStone’s international business. Prior to StepStone, Mr. Kettnich was with PCG Capital Partners, the direct investment arm of Pacific Corporate Group, where he sourced and evaluated middle market buyout and growth equity investments.  Mr. Kettnich graduated summa cum laude with a BBA from the University of San Diego and is a CFA charterholder.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of Shares in the Fund.

FUND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Investment Managers.  As described below, however, the Fund bears all other expenses related to its investment program.  The Adviser also provides, or arranges at its expense, for certain management and administrative services to be provided to the Fund.  Among those services are:  providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Fund’s expenses.

Expenses borne by the Fund (and thus indirectly by Shareholders) include:

•                                          all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Fund’s investments in the underlying Investment Funds, including any fees and expenses charged by the Investment Managers of the Investment Funds (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Investment Funds (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•                                          any non-investment related interest expense;

•                                          attorneys’ fees and disbursements associated with preparing and updating the Fund’s registration statement, and with reviewing potential investments to be made in Investment Funds;

•                                          attorneys’ fees and disbursements associated with preparing and filing an exemptive application with the SEC in respect of certain co-investment transactions;

•                                          fees and disbursements of any accountants engaged by the Fund and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information;

•                                          fees paid and out-of-pocket expenses reimbursed to the Administrator;

•                                          recordkeeping, custody and transfer agency fees and expenses;

•                                          the costs of errors and omissions/Trustees’ and officers’ liability insurance and a fidelity bond;

•                                          the Management Fee;

•                                          the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Shareholders;

•                                          fees of Trustees who are not “interested persons” and travel expenses of Trustees relating to meetings of the Board of Trustees and committees thereof;

•                                          all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; and

•                                          any extraordinary expenses (as defined below), including indemnification expenses as provided for in the Fund’s organizational documents.

The Adviser will be reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund for a two-year term beginning on the Initial Closing Date and ending on the two year anniversary thereof (the “Limitation Period”) to limit the Specified Expenses borne by the Fund in respect of Class A and Class I Shares during the Limitation Period to an amount not to exceed 0.55% per annum of the Fund’s net assets (the “Expense Cap”).  “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses:  (i) the Management Fee and underlying Investment Fund expenses (including contribution requirements for investments, expenses and management fees); (ii) interest expense and any other expenses incurred in connection with the Fund’s credit facility; (iii) expenses incurred in connection with secondary offerings and Co-Investment Opportunities and other investment-related expenses of the Fund; (iv) taxes; and (v) extraordinary expenses (including, without limitation, litigation expenses).  The Adviser may extend the Limitation Period for the Fund on an annual basis.  To the extent that the Adviser bears Specified Expenses in respect of a Class of Shares, it is permitted to receive reimbursement for any expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Specified Expenses in respect of the applicable Class of Shares  have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of Specified Expenses in respect of the Class of Shares in the month the reimbursement is being made to a level that exceeds the Expense Cap.

“Extraordinary expenses” are expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding, indemnification expenses, and expenses in connection with holding and/or soliciting proxies for a meeting of Shareholders.

Investment Funds bear various expenses in connection with their operations similar to those incurred by the Fund.  Investment Managers generally assess asset-based fees to, and receive incentive-based fees from, the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds.  These expenses and fees will be in addition to those incurred by the Fund itself.  As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive fees to the Investment Managers.

Gemini Fund Services, LLC (“Gemini”), as the Fund’s administrator, performs certain administration, accounting and investor services for the Fund.  In consideration for these services, the Fund pays Gemini a fee based on the average net assets of the Fund (subject to certain minimums), and will reimburse Gemini for out-of-pocket expenses.

MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser the Management Fee, monthly in arrears, at the rate of [0.10]% ([1.20]% on an annualized basis) of the value of the Fund’s month-end net assets.  The Management Fee is an expense paid out of the Fund’s assets.  The Management Fee is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each month (including any assets in respect of Shares that will be repurchased by the Fund as of the end of the month) and is due and payable in arrears within ten business days after the end of the month.

The Adviser pays the Sub-Adviser a monthly fee at the annual rate of (i) until the earlier of (1) five years from the Initial Closing Date and (2) receipt by the Adviser of aggregate Management Fees equal to the aggregate amount of the Adviser’s out-of-pocket expenses for organizational and operating expenses of the Fund that have not been reimbursed, 0.50% of the month-end NAV of the Fund’s investments in Investment Funds and Co-Investment Opportunities and (ii) thereafter, 0.60%  of the month-end NAV of the Fund’s investments in Investment Funds and Co-Investment Opportunities.

CALCULATION OF NET ASSET VALUE

The Fund will calculate its NAV as of the close of business on the last business day of each calendar month, each date that a Share is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”).  In determining its NAV, the Fund will value its investments as of the relevant Determination Date.  The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

The Class A Shares’ NAV plus the Class I Shares’ NAV equals the total value of the net assets of the Fund. The Class A Share NAV and the Class I Share NAV will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per NAV of the classes will vary over time.

The Advisers will oversee the valuation of the Fund’s investments on behalf of the Fund.  The Board has approved valuation procedures for the Fund (the “Valuation Procedures”).

The Valuation Procedures provide that the Fund will value its investments in Investment Funds and direct private equity investments at fair value.  The fair value of such investments as of each Determination Date ordinarily will be the capital account value of the Fund’s interest in such investments as provided by the relevant Investment Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Investment Manager’s valuations and the relevant Determination Date.

A critical input in the Fund’s Valuation Procedures will be the valuations provided by the Investment Managers.  The valuation of the Fund’s investments in the Investment Funds is performed in accordance with Topic 820 — Fair Value Measurements and Disclosures.  Generally, Investment Managers value investments at their market price if market quotations are readily available.  In the absence of observable market prices, Investment Managers value investments using valuation methodologies applied on a consistent basis.  For some investments little market activity may exist.  The Investment Managers’ determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks.  Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties or certain debt positions.

The actual realized returns on the Investment Managers’ unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the Investment Managers’ valuations are based.  Neither the Fund nor the Advisers have oversight or control over the implementation of the Investment Managers’ valuation process.

In reviewing the valuations provided by Investment Managers, the Valuation Procedures require the consideration of all relevant information reasonably available at the time the Fund values its portfolio.  The Advisers will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager does not represent the fair value of a particular Investment Fund or direct private equity investment.  In accordance with the Valuation Procedures, the Advisers will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the NAV reported by the relevant Investment Manager, or whether to adjust such value to reflect a premium or discount to such NAV.  Any such decision will be made in good faith, and subject to the review and supervision of the Board.

For example, Investment Managers may value investments in portfolio companies and direct private equity investments at cost.  The Valuation Procedures provide that, where cost is determined to best approximate the fair value of the particular security under consideration, the Advisers may approve such valuations.  In other cases, the Advisers may be aware of sales of similar securities to third parties at materially different prices, or of other circumstances indicating that cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such cases, the Fund’s investment will be revalued in a manner that the Advisers, in accordance with the Valuation Procedures, determine in good faith best approximates fair value.  The Board will be responsible for ensuring that the Valuation Procedures are fair to the Fund and consistent with applicable regulatory guidelines.

Notwithstanding the above, Investment Managers unaffiliated with the Fund may adopt a variety of valuation bases and provide differing levels of information concerning Investment Funds and direct private equity investments, and there will generally be no liquid markets for such investments.  Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated.  None of the Board or the Advisers will be able to confirm independently the accuracy of valuations provided by any Investment Managers (which are generally unaudited).

To the extent the Fund holds securities or other instruments that are not investments in Investment Funds or direct private equity investments, the Fund will generally value such assets as described below.  Securities traded or dealt in upon one or more securities exchanges (whether domestic or foreign) for which market quotations are readily available and not subject to restrictions against resale shall be valued at the last quoted sales price on the primary exchange or, in the absence of a sale on the primary exchange, at the mean between the current bid and ask prices on the primary exchange. Securities primarily traded in the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) National Market System for which market quotations are readily available shall be valued using the NASDAQ Official Closing Price.  If market quotations are not readily available, or deemed unreliable for a security, or if a security’s value may have been materially affected by events occurring after the close of a securities market on which the security principally trades, but before the Fund calculates its NAV, securities will be valued at the last sale price or, in the absence of a sale, at the mean between the current bid and ask prices.  In this respect, the Advisers participate in the valuation process by preparing the fair valuation for any such securities as per approved procedures and pursuant to a fair value process developed in coordination with the Fund’s administrator.  The Advisers’ process is tested and subject to ongoing and periodic monitoring by the Advisers and the Fund’s administrator.  The Board has delegated execution of these procedures to the Fund’s treasurer or assistant treasurer, administrator and Advisers.  The Board reviews and ratifies the execution of this process and the resultant fair value prices at least quarterly to assure the process produces reliable results.

In cases where a fair valuation of securities is applied, the Fund’s NAV will reflect certain portfolio securities’ fair value rather than their market price. Fair value pricing involves subjective judgments and it is possible that the fair value determined for a security is materially different than the value that could be realized upon the sale of that security. This fair value may also vary from valuations determined by other funds using their own fair valuation procedures. The fair value prices can differ from market prices when they become available or when a price becomes available.

The Fund and the Adviser may use independent pricing services to assist in calculating the value of the Fund’s securities. In addition, market prices for foreign securities are not determined at the same time of day as the NAV for the Fund.  In computing the NAV, the Fund values foreign securities held by the Fund at the latest closing price on the exchange in which they are traded immediately prior to closing of the New York Stock Exchange (the “NYSE”). Prices of foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. If events materially affecting the value of a security in the Fund’s portfolio, particularly foreign securities, occur after the close of trading on a foreign market but before the Fund prices its shares, the security will be valued at fair value. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the Adviser may need to price the security using the Fund’s fair value pricing guidelines.

With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies registered under the 1940 Act, the Fund’s NAV is calculated based upon the NAVs of those open-end management investment companies, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.

As a result of investments by the Fund or other investment vehicles accessed by the Fund, if any, in foreign securities or other instruments denominated in currencies other than the U.S. dollar, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of these instruments denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase, redeem or exchange shares.

The Advisers and their affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Advisers or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund.  Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund’s NAV.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s NAV if the judgments of the Board, the Advisers, or the Investment Managers regarding appropriate valuations should prove incorrect.

CONFLICTS OF INTEREST

The Advisers

The Advisers or their affiliates provide or may provide investment advisory and other services to various entities.  The Advisers and certain of their investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Advisers and their affiliates, “Other Accounts”).  The Fund has no interest in these activities.   As a result of the foregoing, the Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts.  Such persons will devote only so much of their time as in their judgment is necessary and appropriate.

There also may be circumstances under which the Advisers will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Advisers will commit the Fund’s assets.  There also may be circumstances under which the Advisers will consider participation by Other Accounts in investment opportunities in which the Advisers do not intend to invest on behalf of the Fund, or vice versa.

The Fund and the Advisers have obtained exemptive relief from the SEC to permit the Fund and certain private funds advised by StepStone or an affiliate to co-invest in certain Investment Funds and Co-Investment Opportunities.  These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and participating funds.

The Adviser also intends to compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients.  Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall NAV of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries.  Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Fund Shares purchased by the investor.  As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products.  This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

Financial intermediaries may be subject to certain conflicts of interest with respect to the Fund.  For example, the Fund, the Advisers, Investment Funds or portfolio companies or investment vehicles managed or sponsored by the Advisers or Investment Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a financial intermediary.  As such, certain conflicts of interest may exist between such persons and a financial intermediary.  Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Financial intermediaries may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or an Investment Fund.  Such entities may compete with the Fund or the Investment Fund for investment opportunities and may invest directly in such investment opportunities.  Financial intermediaries that invest in an Investment Fund or a portfolio company may do so on terms that are more favorable than those of the Fund.

Financial intermediaries that act as selling agents for the Fund also may act as distributor for an Investment Fund in which the Fund invests and may receive compensation in connection with such activities.  Such compensation would be in addition to the placement fees described above.  Financial intermediaries may pay all or a portion of the fees paid to it to certain of their affiliates, including, without limitation, financial advisors whose clients purchase Shares of the Fund.  Such fee arrangements may create an incentive for a financial intermediary to encourage investment in the Fund, independent of a prospective Shareholder’s objectives.

A financial intermediary may provide financing, investment banking services or other services to third parties and receive fees therefore in connection with transactions in which such third parties have interests which may conflict with those of the Fund or an Investment Fund.  A financial intermediary may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, an Investment Fund or a portfolio company.  A financial intermediary may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, an Investment Fund or a portfolio company.  These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor, distributor, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender.

In addition, issuers of securities held by the Fund or an Investment Fund may have publicly or privately traded securities in which a financial intermediary is an investor or makes a market.  The trading activities of financial intermediaries generally will be carried out without reference to positions held by the Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a financial intermediary having an interest in the issuer adverse to the Fund or the Investment Fund.  No financial intermediary is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or an Investment Fund has an interest.

A financial intermediary may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund or an Investment Fund.  Such opportunities may be subject to different terms than those applicable to an investment in the Fund or the Investment Fund, including with respect to fees and the right to receive information.

Set out below are practices that the Advisers may follow.  Although the Advisers anticipate that the Investment Managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager will abide by, and comply with, its stated practices.  An Investment Manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than the Investment Funds.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Advisers may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund invests.  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Advisers, or by the Advisers for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or an Investment Fund.

Other Matters

An Investment Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions.  Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Advisers and their affiliates will not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners.  These transactions would be effected in circumstances in which the Advisers determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Advisers and their affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

PURCHASES OF SHARES

Purchase Terms

The Fund offers two classes of Shares.  The Fund will accept initial and additional purchases of Class A Shares or Class I Shares as of the first day of each calendar month.  The investor must submit a completed Investor Application form five business days before the applicable purchase date.  All purchases are subject to the receipt of immediately available funds three business days prior to the applicable purchase date in the full amount of the purchase (to enable the Fund to invest the proceeds in Investment Funds as of the applicable purchase date).  An investor who misses one or both of these deadlines will have the effectiveness of its investment in the Fund delayed until the following month.

Despite having to meet the earlier application and funding deadlines described above, the Fund does not issue the Shares purchased (and an investor does not become a Shareholder with respect to such Shares) until the applicable purchase date, i.e., the first day of the relevant calendar month.  Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing account with the Transfer Agent (as defined herein) prior to their investment in the Fund, in accordance with Rule 15c2-4 under the 1934 Act.  The Fund reserves the right to reject any purchase of Shares in certain limited circumstances (including, without limitation, when it has reason to believe that a purchase of Shares would be unlawful).  Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor.

Investors purchasing Class A Shares in the Fund may be charged a sales load of up to 3.50% of the investment amount.

The Placement Agent and/or a Sub-Placement Agent may, at its discretion, waive all or a portion of the sales load for the purchase of Class A Shares of the Fund by or on behalf of: (i) the Adviser or its affiliates; (ii) purchasers for whom the Placement Agent, the Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (iii) employees and retired employees (including spouses, children, and parents of employees and retired employees) of the Placement Agent, the Adviser and any affiliates of the Placement Agent or the Adviser; (iv) Trustees and retired Trustees of the Fund (including spouses, children and parents of Trustees and retired Trustees); (v) purchasers who use proceeds from an account for which the Placement Agent, the Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Shares of the Fund; (vi) Sub-Placement Agents and their employees (and the immediate family members of such individuals); (vii) investment advisers or financial planners that have entered into an agreement with the Placement Agent that charge a fee for their services and that purchase Shares of the Fund for (1) their own accounts or (2) the accounts of eligible clients; (viii) clients of such investment advisers or financial planners described in (vii) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a Sub-Placement Agent; (ix) orders placed on behalf of other investment companies that the Placement Agent, the Adviser or an affiliated company distributes; (x) orders placed on behalf of purchasers who have previously invested in the Fund or other funds advised or distributed by the Adviser, Placement Agent and any affiliates of the Adviser or Placement Agent; or (xi) any other eligible client of Placement Agent, Adviser, a Sub-Placement Agent, or any affiliates of Placement Agent, Adviser or a Selling Agent, whose financial representative has negotiated a reduction or waiver of the sales load. To receive a sales charge or minimum investment waiver in conjunction with any of the above categories, an investor must, at the time of purchase, give the Placement Agent sufficient information to permit the Placement Agent to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Private Placement Memorandum. The Fund will notify Class A Shareholders of any changes made by the Placement Agent or a Sub-Placement Agent in respect of the investors that are eligible for a waiver of the sales load.

The minimum initial investment in the Fund from each investor is $25,000, and the minimum additional investment in the Fund is $10,000.  The minimum initial and additional investments may be reduced by the Fund with respect to employees, officers or Trustees of the Fund, the Adviser or their affiliates.  The Fund may repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $25,000.

Initial and any additional purchases of Shares of the Fund by any Shareholder must be made via wire transfer of funds.  Payment for each initial or subsequent additional purchases of Shares must be made in one installment.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  What this means to you:  When you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you.  If we are unable to verify your identity, we reserve the right to restrict additional transactions and/or liquidate your account at the next calculated NAV after your account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law.  The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.

Eligible Investors

Each investor in the Fund will be required to certify to the Fund that the Shares are being acquired for the account of an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  Investors who are “accredited investors” are referred to in this Private Placement Memorandum as “Eligible Investors.”  Existing Shareholders who subscribe for additional Shares will be required to qualify as Eligible Investors at the time of each additional purchase.  Qualifications that must be met in becoming a Shareholder are set out in the application form that must be completed by each prospective investor.  The Placement Agent and/or any Sub-Placement Agent may

impose additional eligibility requirements for investors who purchase Shares through the Placement Agent or such Sub-Placement Agent.  The Placement Agent or any registered investment adviser (a “RIA”) who offers Class I Shares may impose additional eligibility requirements on investors who purchase Class I Shares from the Placement Agent through such RIA.  See “Plan of Distribution.”

REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Shareholder or other person holding Shares acquired from a Shareholder has the right to require the Fund to repurchase any Shares.  No public market for Shares exists, and none is expected to develop in the future.  Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund or through the Nasdaq secondary market auction process, as described below.  Share repurchases by the Fund and/or Nasdaq secondary market auctions will not commence for at least two full calendar years following the date the Fund commences operations.

Annual Repurchase of Shares and Quarterly Nasdaq Auctions

After two full calendar years following the date the Fund commences operations, the Fund intends to offer to repurchase Shares on an annual basis pursuant to written tenders by Shareholders.  Beginning in the third year, the Adviser will recommend to the Board of Trustees (subject to its discretion) that the Fund offer to repurchase Shares from Shareholders on an annual basis (commencing at the close of the fourth quarter in the third year of the Fund’s operations), in an amount not to exceed [  ]% of the Fund’s NAV pursuant to the procedures described below under “Share Repurchase Procedures.”

In addition, beginning in the third year, the Fund intends to make the Fund’s Shares available for secondary transfers on a quarterly basis through an alternative trading auction system (“Nasdaq Private Market”) established by NPM Securities, LLC (“Nasdaq”) (commencing at the close of the first quarter in the third year of the Fund’s operations).  These quarterly auctions would occur in the first, second and third quarters only.  Nasdaq Private Market was formed to provide non-traded closed-end fund shareholders with the potential to transfer their shares in a secondary market auction process.  Pursuant to the process described below under “Nasdaq Private Market Auction Process,” the auction would seek to arrive at a single clearing price (which may be lower than the Fund’s last calculated NAV), which would determine whether and to what extent Shareholders may be able to sell their Shares.

At the end of the fourth year, the Board of Trustees will determine whether to convert the Fund to an auction-only model or to a tender-only model.  If the Board of Trustees determines to convert the Fund to an auction-only model, the Fund would participate in the auction process through Nasdaq Private Market on a quarterly basis and the Fund would no longer offer to repurchase Shares from Shareholders on an annual basis.  If the Board of Trustees determines to convert the Fund to a tender-only model, the Adviser expects that it will recommend to the Board that the Fund offer to repurchase Shares from Shareholders quarterly and the Fund would no longer participate in the auction process through Nasdaq Private Market.

Share Repurchase Procedures. Upon commencement of the Share repurchase program in the third year of Fund operations, any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in, first-out basis) will be subject to an “Early Repurchase Fee” equal to 2% of the NAV of any Shares repurchased by the Fund that were held for less than one year. If an Early Repurchase Fee is charged to a Shareholder, the amount of such fee will be retained by the Fund. An early repurchase fee payable by an Investor may be waived by the Fund, in circumstances where the Board of Trustees determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor.

There is no minimum amount of Shares which must be repurchased in any repurchase offer.  In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendation of the Adviser.

During the third and fourth year of Fund operations, the Adviser will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders annually, with such repurchases to occur as of December 31.  If the Board of Trustees determines to convert the Fund to a tender-only model at the end of the fourth year, the Adviser expects that, generally, it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders quarterly.  Shares to be repurchased will be valued as of the valuation date (the “Valuation Date”), which is generally expected to be March 31, June 30, September 30 or December 31, in the case of quarterly tender offers, and December 31, in the case of annual tender offers.  Each repurchase offer will generally commence approximately 45 days prior to the applicable Valuation Date and will remain open for a minimum of 20 business days following the commencement of the offer.  In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board of Trustees will consider the following factors, among others:

•                                          whether any Shareholders have requested to tender Shares to the Fund;

•                                          the liquidity of the Fund’s assets (including fees and costs associated with redeeming or otherwise withdrawing from Investment Funds);

•                                          the investment plans and working capital and reserve requirements of the Fund;

•                                          the relative economies of scale of the tenders with respect to the size of the Fund;

•                                          the history of the Fund in repurchasing Shares;

•                                          the availability of information as to the value of the Fund’s Shares in underlying Investment Funds;

•                                          the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•                                          any anticipated tax consequences to the Fund of any proposed repurchases of Shares; and

•                                          the recommendations of the Adviser.

The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board of Trustees determines to be fair to the Fund and to all Shareholders.  When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Shareholders deciding whether to tender their Shares during the period that a repurchase offer is open may obtain the Fund’s NAV per share by contacting the Adviser during the period.  If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may repurchase a pro rata portion by value of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of Shares from Shareholders by the Fund will be paid in cash.  Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from Shareholders by the applicable repurchase offer deadline.  The Fund does not impose any charges in connection with repurchases of Shares.

Shares will be repurchased by the Fund after the Management Fee has been deducted from the Fund’s assets as of the end of the month in which the repurchase occurs — i.e., the accrued Management Fee for the month in which Fund shares are to be repurchased is deducted prior to effecting the relevant repurchase of Fund shares.

In light of liquidity constraints associated with the Fund’s investments in Investment Funds and the fact that the Fund may have to effect redemptions from Investment Funds in order to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

•                                          Each repurchase offer will generally commence approximately 45 days prior to the applicable Valuation Date and will remain open for a minimum of 20 business days following the commencement of the offer.  A Shareholder choosing to tender Shares for repurchase must do so by the applicable deadline, which generally will be five days before the date as of which Shares are to be repurchased (the “Notice Date”).  Shares will be valued as of the Valuation Date, which is generally expected to be March 31, June 30, September 30 or December 31, in the case of quarterly tender offers, and December 31, in the case of annual tender offers.  Tenders will be revocable upon written notice to the Fund until the Notice Date.

•                                          Promptly after the Notice Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares.

•                                          The Promissory Note will be non-interest bearing and non-transferable.

If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above. The Fund’s investments in Investments Funds are subject to lengthy lock-up periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to NAV and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Investment Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner.

Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Fund has requested be redeemed (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Shareholders tendering Shares.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates.  The Adviser intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain an account balance of at least $25,000 after giving effect to the repurchase.  If a Shareholder tenders an amount that would cause the Shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.  This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.

Subject to applicable law, the Fund may also repurchase Shares of a Shareholder without consent or other action by the Shareholder or other person if the Fund determines that:

•                                          the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder or with the consent of the Fund, as described below;

•                                          ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•                                          continued ownership of Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•                                          any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•                                          with respect to a Shareholder subject to Special Laws or Regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares; or

•                                          it would be in the best interests of the Fund for the Fund to repurchase the Shares.

In the event that the Adviser or any of its affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.

Nasdaq Private Market Auction Process. During the third and fourth year of the Fund’s operations, the Fund intends to participate in periodic auctions through Nasdaq Private Market.  The auctions will take place at the close of the first, second and third quarters of the Fund’s third and fourth years.  The auction process will be restricted solely to Eligible Investors and may be restricted at certain times, including as required by federal securities laws.

Nasdaq contemplates that the Nasdaq Private Market auction process would have three phases.

•                                          Order Entry. Buyers and sellers would submit limit orders during this period. All buyer and seller orders could be cancelled or modified without restriction prior to the closing of this period. The Fund would disseminate its prior month NAV during this period to all potential auction participants.

•                                          Finalization. During this period, a clearing price and share allocations would be determined based on an order allocation algorithm. To the extent that unexecuted sell side interest exists after the clearing price had been set and all executable orders had been matched, Nasdaq could, in its sole discretion, agree to allow the Fund to direct pending purchase orders to be matched with unexecuted sell side orders. In the event that a clearing price could not be determined due to a lack of buy side interest, Nasdaq could, in its sole discretion, agree to allow pending subscriptions to match with any existing unexecuted sell orders at the most recently provided NAV.

•                                          Closing. During this period, matched buy and sell orders would be executed and each executed transaction would be recorded. Once payment had been made, the Fund’s transfer agent would close the transactions by updating the books and records of the Fund to reflect new ownership.

Certain market participants, such as broker/dealers and registered investment advisers, are expected to be able to access the Nasdaq Private Market on behalf of their clients, including Shareholders, to identify available secondary trading opportunities.  However, there can be no assurances that Shareholders and other market participants would participate in the auction process through Nasdaq Private Market.

It should be noted that any secondary trading through Nasdaq Private Market may result in the Fund’s Shares being purchased or sold at a price above or below the Fund’s last calculated NAV, and that any Shareholder selling their Shares at a price below the Shareholder’s initial purchase price may lose money on their investment in the Fund.  The price at which the Fund’s Shares are purchased or sold may be substantially below the Fund’s last calculated NAV.

Transfers of Shares

Outside of any auction conducted through Nasdaq Private Market as described above, Shares may be transferred only:

•                                          by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or

•                                          under certain limited circumstances, with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

The Fund generally will not consent to a transfer of Shares by a Shareholder unless the transfer is to a transferee who represents that it is an Eligible Investor and after a partial transfer, the value of the Shares held in the account of each of the transferee and transferor is at least $25,000.  A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.  In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board of Trustees, the Adviser, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

VOTING

Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Fund’s Board of Trustees.  Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Trustee and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act.  Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

TAX ASPECTS

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares.  This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.  The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes.  This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market their securities holdings, tax-exempt organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar.  No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares.  No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below.  The discussion set forth herein does not constitute tax advice.  Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and non-U.S. tax laws.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Qualification as a Regulated Investment Company; Tax Treatment

It is expected that the Fund will qualify for treatment as a RIC under the Code.  If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders.  The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains.

In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax.  To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year period ending on October 31st of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax.   For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared.  The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.

In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).

For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Investment Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Investment Funds.  Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such Investment Funds.

A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect.  However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying gross income exceeds one-ninth of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.

Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances.  If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.

In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.  However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met.  In all events, however, such tax will not be less than $50,000.

If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure.  However, the action typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Investment Funds.  While the Code generally affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory 30-day cure period and, possibly, the extended cure period provided by the Code as discussed above.

If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation.  In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders.  In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.

Distributions

The Fund will ordinarily declare and pays distributions from its net investment income and distribute net realized capital gains, if any, once a year.  The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.

Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any distributions that they receive from the Fund.  Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations.  Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals.  Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder, and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income.”  However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.  Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below.  Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased.  In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.

The tax treatment of the Fund’s distributions from net investment income and capital gains generally will be the same whether the Shareholder takes such distributions in cash or reinvests them to buy additional Shares.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained.  In such case, the Fund may report the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution less the tax credit.

An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.  For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain.  Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.

Income from Repurchases and Transfers of Shares

A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.”  In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code.  Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits.

If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares.  Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.

Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with  Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares.  If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.  The deductibility of capital losses may be subject to statutory limitations.

If the repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares.  The tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.

The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund.  The Fund has elected the average cost method as the default cost basis method for purposes of this requirement.  If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action.  If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Fund’s administrator to obtain and complete a cost basis election form.  The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer.  Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.

A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase that qualifies for “sale or exchange” treatment.

If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on an IRS Form 8886.  Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted.  The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholder s should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Other Considerations

There is a possibility that the Fund may from time to time be considered under the Code to be a nonpublicly offered regulated investment company.  Under Temporary regulations, certain expenses of nonpublicly offered regulated investment companies, including the Management Fee, may not be deductible by certain Shareholders, generally including individuals and entities that compute their taxable income in the same manner as individuals (thus, for example, a qualified pension plan would not be subject to this rule).  Such a Shareholder’s pro rata portion of the affected expenses will be treated as an additional dividend to the Shareholder and will be deductible by the Shareholder, subject to the 2% “floor” on miscellaneous itemized deductions and other limitations on itemized deductions set forth in the Code.  A “nonpublicly offered regulated investment company” is a RIC whose equity interests are neither (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, nor (iii) held by at least 500 persons at all times during the taxable year.

Fund Investments

It is intended that the Fund will invest a portion of its assets in Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes.  An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax.  Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year.  Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly.  Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year.  Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash).  In such case, the Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying gross income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.

Some of the income that the Fund may earn directly or through an Investment Fund, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related investment. Such subsidiary entities generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses.  However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) is generally characterized as ordinary income or loss under Section 988 of the Code.  Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss.  In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income.  Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.

Hedging and Derivative Transactions

Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss.  Gain or loss will arise upon exercise or lapse of Section 1256 Contracts.  In addition, any Section 1256 Contracts remaining unexercised both at October 31 of each calendar year as well as at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

The Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments.  Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code.  However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.

Offsetting positions held by the Fund, or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.”  In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a “straddle.”  To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions.  Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income.  Certain of the straddle positions held by the Fund, or the Investment Funds, may constitute “mixed straddles.”  One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences.  In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, or possibly an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively.  The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If the Fund, or possibly an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract.  Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge.  The U.S. Treasury Department (the “Treasury”) and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.

Passive Foreign Investment Companies and Controlled Foreign Corporations

The Fund may indirectly hold equity interests in non-U.S. Investment Funds and/or non-U.S. portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code.  A PFIC is generally defined as a non-U.S. entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income.  The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders.  Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.  If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund.  If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund.  The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy.  Alternatively, in certain cases, an election can be made to mark-to-market the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code).  In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC shares.  Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above).  Dividends paid by PFICs will not be treated as “qualified dividend income.”  In certain cases, the Fund will be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so.

If the Fund holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (i.e., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata share of such entity’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year.  In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.

Under recently proposed Treasury Regulations, certain income derived by the Fund from a CFC or PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes distributions of that income to the Fund.  As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Investment Funds and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Investment Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax return from these investments.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund.  The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions.  Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes, or the amount of their investment in the Fund.

Foreign Taxes

The Fund’s investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States.  In that case, the Fund’s yield on those stocks or securities would be decreased.  Tax conventions between certain countries and the United States may reduce or eliminate such taxes.  If more than 50% of the Fund’s assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code.  In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata shares of such taxes.  The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Information Reporting and Backup Withholding

Information returns generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes).  Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers (“TINs”), generally on an IRS Form W-9, or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding.  Certain Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to demonstrate their exempt status.  Backup withholding is not an additional tax.  Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s U.S. federal income tax liability if the appropriate information is provided to the IRS.

U.S. Federally Tax-Exempt Shareholders

Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities).  Notwithstanding the foregoing, a U.S. federally tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares.  A U.S. federally tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools.  If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.

Foreign Shareholders

U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.

Income Not Effectively Connected.  If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions.  Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.  In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Shareholder must comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form).  However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.

Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

Income Effectively Connected.  If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations.  Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.

In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.

The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.  Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Foreign Account Tax Compliance Act

The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes and (effective January 1, 2019) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities (including financial intermediaries) that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN)) and certain other requirements have been satisfied.. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules.  Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

Other Taxation

The foregoing represents a summary of the general tax rules and considerations affecting Shareholders and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund.  A Shareholder may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, which may be imposed by various jurisdictions.  The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders.  It is the responsibility of each Shareholder to file all appropriate tax returns that may be required.  Fund Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund.  In addition to the particular matters set forth in this section, tax-exempt entities should carefully review those sections of this Private Placement Memorandum and its related SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan, individual retirement account (“IRA”), Keogh plan, or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code (an “ERISA Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund.  ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions, and other standards.  In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment in the Fund, the income tax consequences of the investment (see “Tax Aspects,” above), and the projected return of the Fund relative to the ERISA Plan’s funding objectives.

Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.  The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified if the investment is made.  If a fiduciary with respect to any such ERISA Plan breaches his or her responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.  For this reason, the Adviser will therefore not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.

The Board of Trustees will require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objective, policies, and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and the Code, as applicable.

Certain prospective ERISA Plan investors may currently maintain relationships with the Advisers or one or more Investment Managers in which the Fund invests, or with other entities that are affiliated with the Advisers or such Investment Managers.  Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services.  ERISA prohibits (and the Code penalizes) the use of ERISA Plan assets for the benefit of a party in interest, and also prohibits (and penalizes) an ERISA Plan fiduciary from using its position to cause such ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration.  ERISA Plan Shareholders should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code.  Fiduciaries of ERISA Plan Shareholders will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decisions, and that have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.

Employee benefit plans which are not subject to ERISA or the related provisions of the Code may be subject to other rules governing such plans. Fiduciaries of employee benefit plans which are not subject to ERISA, whether or not subject to the Code should consult with their own counsel and other advisors regarding such matters.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings.  Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISOR OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.

PLAN OF DISTRIBUTION

Altegris Investments, L.L.C. acts as the Placement Agent on a best efforts basis, subject to various conditions. The minimum initial investment is $25,000.  The Fund will not sell any Shares unless the Fund raises net offering proceeds of at least $25 million within one year from the date of this Private Placement Memorandum (the “Minimum Offering Requirement”). Pending satisfaction of the Minimum Offering Requirement, all subscription payments will be placed in an account held by Altegris Investments, L.L.C., in trust for the subscribers’ benefit, pending release to the Fund. Subscriptions will be effective only upon the Fund’s acceptance and the Fund reserves the right to reject any subscription in whole or in part. If the Minimum Offering Requirement is not satisfied, the Fund will promptly return all funds in the escrow account and the Fund will stop offering Shares. The Fund will not deduct any fees or expenses if the Fund returns funds from the escrow account.  Shares will be sold only to Eligible Investors (as defined herein).  Shares will not be listed on any national securities exchange. See “Fund Expenses.”

Under the terms of a placement agent agreement (the “Placement Agent Agreement”) with the Placement Agent, the Placement Agent will directly distribute Class A Shares and Class I Shares to investors.  The Placement Agent is authorized to retain brokers, dealers and certain RIAs and other financial intermediaries for distribution services and to provide ongoing investor services and account maintenance services to Shareholders holding Class A or Class I Shares. The Fund will pay (i) a monthly shareholder services fee out of the net assets of Class A Shares at the annual rate of [0.25]% of the aggregate NAV of Class A Shares and (ii) a monthly distribution fee at the annual rate of [0.35]% of the aggregate NAV of Class A Shares, determined and accrued as of the last day of each calendar month (before any repurchases of Shares) (the “Sub-Placement Agent Fee”).  Class I Shares are not subject to the Sub-Placement Agent Fee.

The Placement Agent will pay various Sub-Placement Agents substantially all of the Sub-Placement Agent Fee which they will use to compensate their brokerage representatives for Class A Shares sales and support. Sub-Placement Agents may charge an additional one-time sales load, assessed at the time of purchase, on Class A Shares, up to a maximum of [3.50]% of the investment amount.

The Sub-Placement Agent Fee is charged on an aggregate class-wide basis, and Class A Shareholders will be subject to the Placement Agent Fee as long as they hold their Shares. Each compensated broker, dealer or other financial intermediary distributing Class A Shares is paid by the Placement Agent based on the aggregate NAV of outstanding Class A Shares held by Shareholders that receive services from such broker, dealer or other financial intermediary.

The Placement Agent may directly distribute Class A Shares to investors, and for such directly distributed Class A Shares, will retain all or a portion of the Sub-Placement Agent Fee to compensate its brokerage representatives for their Class A Shares sales and support.

Class I Shares may be purchased from the Placement Agent through a RIA that has entered into an arrangement with the Placement Agent for such RIA to offer Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored by such RIA.  Shares are not available in certificated form.

The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain brokers, dealers or other financial intermediaries that have agreed to participate in the distribution of the Fund’s Shares, including the Placement Agent, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services.

Generally, the minimum required initial purchase by each investor is $[25,000].  Once a prospective investor’s order is received, a confirmation will be sent to the investor.  The investor’s account with the Placement Agent, Sub-Placement Agent or RIA will be debited for the purchase amount, which will be deposited into an account with Gemini Fund Services, LLC, as the Fund’s transfer agent (the “Transfer Agent”).  See “Purchases of Shares—Purchase Terms.”

Shares may be purchased as of the first day of each month from the Placement Agent at the Fund’s then current NAV per Share.  While the Fund intends to have monthly closings, the Board of Trustees reserves the right in its sole discretion to suspend monthly closings from time to time when it believes it is in the best interests of the Fund. See “Purchases of Shares.”

DISTRIBUTION POLICY

Dividends will generally be paid at least annually on the Shares in amounts representing substantially all of the net investment income, if any, earned each year.  Payments will vary in amount, depending on investment income received and expenses of operation.  It is likely that many of the Investment Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s relatively high expenses, means that there can be no assurance the Fund will have substantial income or pay dividends.  The Fund is not a suitable investment for any investor who requires regular dividend income.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least annually.  The NAV of each Share that you own will be reduced by the amount of the distributions or dividends that you receive from that Share.

Automatic Dividend Reinvestment Plan

Pursuant to the dividend reinvestment plan established by the Fund (the “DRIP”), each Shareholder whose Shares are registered in its own name will automatically be a participant under the DRIP and have all income dividends and/or capital gains distributions automatically reinvested in additional Shares unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash.  A Shareholder is free to change this election at any time.  If, however, a

Shareholder requests to change its election within 45 days prior to a distribution, the request will be effective only with respect to distributions after the 45 day period.  A Shareholder whose Shares are registered in the name of a nominee must contact the nominee regarding its status under the DRIP, including whether such nominee will participate on such Shareholder’s behalf.

A Shareholder may elect to:

•                                          reinvest both dividends and capital gain distributions;

•                                          receive dividends in cash and reinvest capital gain distributions; or

•                                          receive both dividends and capital gain distributions in cash.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRIP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRIP.

Shares will be issued pursuant to the DRIP at their NAV determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend).  There is no sales load or other charge for reinvestment.  A request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution.  The Fund may terminate the DRIP at any time.  Any expenses of the DRIP will be borne by the Fund.

ADDITIONAL INFORMATION ABOUT THE FUND

Each Fund Share represents a proportional interest in the assets of the Fund.  Each Fund Share has one vote at Shareholder meetings, with fractional Shares voting proportionally, on matters submitted to the vote of Shareholders.  There are no cumulative voting rights.  Fund Shares do not have pre-emptive or conversion or redemption provisions.

INQUIRIES

Inquiries concerning the Fund and Shares (including information concerning subscription and repurchase procedures) should be directed to:

Altegris Private Market Opportunities Fund

c/o Altegris Advisors, L.L.C.

1200 Prospect Street, Suite 400

La Jolla, CA 92037

Telephone:  (888) 351-8485

TABLE OF CONTENTS OF THE SAI

INVESTMENT POLICIES AND PRACTICES	1

REPURCHASES AND TRANSFERS OF SHARES	2

MANAGEMENT OF THE FUND	4

CONFLICTS OF INTEREST	16

TAX ASPECTS	18

ERISA AND CERTAIN OTHER CONSIDERATIONS	29

ADMINISTRATOR	31

CUSTODIAN AND TRANSFER AGENT	31

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32

LEGAL COUNSEL	32

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	32

REPORTS TO SHAREHOLDERS	32

FISCAL YEAR	32

FINANCIAL STATEMENTS	32

ANNEX A ALTEGRIS ADVISORS, L.L.C.	A-1

ALTEGRIS PRIVATE MARKETS OPPORTUNITIES FUND

Class A Shares

Class I Shares

[•], 2018

STATEMENT OF ADDITIONAL INFORMATION

1200 Prospect Street
Suite 400

La Jolla, CA 92037

(888) 351-8485

This Statement of Additional Information (“SAI”) is not a Private Placement Memorandum. This SAI relates to and should be read in conjunction with the Private Placement Memorandum of Altegris Private Markets Opportunities Fund (the “Fund”) dated [•], 2018. A copy of the Private Placement Memorandum may be obtained by contacting the Fund at the telephone number or address set forth above.

INVESTMENT POLICIES AND PRACTICES

The Fund is a non-diversified, closed-end management investment company. The Fund was organized as a Delaware statutory trust on November 8, 2017. The Fund offers two separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) only to Eligible Investors (as defined in the Private Placement Memorandum). Class A Shares and Class I Shares are subject to different fees and expenses.

Altegris Advisors, L.L.C. serves as the Fund’s investment adviser (the “Adviser”), and StepStone Group LP serves as the Fund’s investment sub-adviser (“StepStone” or the “Sub-Adviser,” and together with the Adviser, the “Advisers”). The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Private Placement Memorandum. Certain additional investment information is set forth below.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (“Shares”), are listed below. As defined by the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Fund’s shareholders duly called, (a) of 66- 2/3% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:

(1)           invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, the Fund’s investments in Investment Funds (as hereinafter defined) are not deemed to be investments in a single industry);

(2)           borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets);

(3)           issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets);

(4)           underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities;

(5)           make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements;

(6)           purchase or sell commodities or commodity contracts, except that it may purchase and sell non-U.S. currency, options, futures and forward contracts, including those related to indices, swaps and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; or

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Other Fundamental Policies

(1)           The Fund may invest in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g., mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engages in the real estate business or that has a significant portion of their assets in real estate (including real estate investment trusts).

With respect to the Fund’s policy not to invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry, in determining whether the Fund is concentrated in an industry or group of industries, the Advisers will use their reasonable best efforts to take into account the Investment Funds’ focus on particular industries.

With respect to these investment restrictions and other policies described in this SAI or the Private Placement Memorandum (except the Fund’s policy on borrowings set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and transactions of Investment Funds (as defined below) in which assets of the Fund are invested.

The Fund’s investment objective is fundamental and may not be changed without the vote of a majority of the Fund’s outstanding voting securities (as defined by the 1940 Act).

REPURCHASES AND TRANSFERS OF SHARES

Annual Repurchase of Shares and Quarterly Nasdaq Auctions

As discussed in the Private Placement Memorandum, beginning in the third year, the Adviser will recommend to the Board of Trustees (subject to its discretion) that the Fund offer to repurchase Shares from Shareholders on an annual basis (commencing at the close of the fourth quarter in the third year of the Fund’s operations), in an amount not to exceed [•]% of the Fund’s net asset value. In determining whether the Fund should repurchase Shares from shareholders of the Fund (“Shareholders”) pursuant to written tenders, the Fund’s Board will consider the recommendation of the Adviser. The Board also will consider various factors, including, but not limited to, those listed in the Private Placement Memorandum, in making its determinations.

In addition, beginning in the third year, the Fund intends to make the Fund’s Shares available for secondary transfers on a quarterly basis through an alternative trading auction system (“Nasdaq Private Market”) established by NPM Securities, LLC (“Nasdaq”) (commencing at the close of the first quarter in the third year of the Fund’s operations).  These quarterly auctions would occur in the first, second and third quarters only.  Nasdaq Private Market was formed to provide non-traded closed-end fund shareholders with the potential to transfer their shares in a secondary market auction process.  Pursuant to the process described in the Private Placement Memorandum, the auction would seek to arrive at a single clearing price (which may be lower than the Fund’s last calculated NAV), which would determine whether and to what extent Shareholders may be able to sell their Shares.

At the end of the fourth year, the Board of Trustees will determine whether to convert the Fund to an auction-only model or to a tender-only model.  If the Board of Trustees determines to convert the Fund to an auction-only model, the Fund would participate in the auction process through Nasdaq Private Market on a quarterly basis and the Fund would no longer offer to repurchase Shares from Shareholders

2

on an annual basis.  If the Board of Trustees determines to convert the Fund to a tender-only model, the Adviser expects that it will recommend to the Board that the Fund offer to repurchase Shares from Shareholders quarterly and the Fund would no longer participate in the auction process through Nasdaq Private Market.

The Fund’s Board will cause the Fund to make offers to repurchase Shares from Shareholders pursuant to written tenders only on terms it determines to be fair to the Fund and to all Shareholders of the Fund. When the Fund’s Board determines that the Fund will repurchase Shares, notice will be provided to each Shareholder of the Fund describing the terms thereof, and containing information Shareholders should consider in deciding whether and how to participate in such repurchase opportunity. Shareholders who are deciding whether to tender their Shares during the period that a repurchase offer is open may ascertain an estimated net asset value of their Shares (which is calculated once a month at month-end) from Gemini Fund Services, LLC, the administrator for the Fund, during such period. If a repurchase offer is oversubscribed by Shareholders, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Investment Funds that the Fund has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of any outstanding repurchase offer.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Fund’s Board) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares.

Mandatory Redemptions

As noted in the Private Placement Memorandum, the Fund has the right to redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances. Such mandatory redemptions may be made if:

•                  Shares have been transferred or vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder or with the consent of the Fund;

•                  ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

•                  continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences;

•                  any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

•                  it would be in the best interests of the Fund to redeem Shares.

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Transfers of Shares

Outside of any auction conducted through Nasdaq Private Market as described in the Private Placement Memorandum, Shares are subject to restrictions on transferability. No transfer of Shares will be permitted by the Fund unless the transferee is an “Eligible Investor” (as defined in the Private Placement Memorandum), and, after the transfer, the value of the Shares beneficially owned by each of the transferor and the transferee is at least equal to the Fund’s minimum investment requirement.

The Fund’s organizational documents provide that each Shareholder has agreed to indemnify and hold harmless the Fund, the Board, the Adviser, each other Shareholder and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Shareholder in violation of these provisions or any misrepresentation made by such Shareholder in connection with any such transfer.

MANAGEMENT OF THE FUND

The Trustees supervise the Fund’s affairs under the laws governing statutory trusts in the State of Delaware. The Trustees have approved contracts under which certain companies provide essential management, administrative and shareholder services to the Fund.

Trustees and Officers

The Board of the Fund consists of five Trustees. Four Trustees have no affiliation or business connection with the Adviser or any of its affiliated persons and do not own any stock or other securities issued by the Adviser. These are the “non-interested” or “Independent Trustees.” The other one Trustee (the “Interested Trustee”) is affiliated with the Adviser.

Board Structure and Oversight Function. The Board’s leadership structure features an Independent Trustee serving as Chairperson and the Board Committee described below. The Chairperson participates in the preparation of the agenda for meetings of the Board and the preparation of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Fund between meetings.

The Board of Trustees operates using a committee structure to facilitate the timely and efficient consideration of all matters of importance to the Trustees, the Fund and Fund Shareholders, and to facilitate compliance with legal and regulatory requirements and oversight of the Fund’s activities and associated risks. The Board of Trustees has established one standing committee: the Audit Committee. The Audit Committee is comprised exclusively of Independent Trustees. The Audit Committee charter governs the scope of the Committee’s responsibilities with respect to the oversight of the Fund. The responsibilities of the Audit Committee, including its oversight responsibilities, are described further under the caption “Independent Trustees and the Committee Structure.”

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risk, among others. The Board of Trustees oversees these risks as part of its broader oversight of the Fund’s affairs through various Board and committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address various risks to the Fund. In addition, appropriate personnel, including but not limited to the Fund’s Chief Compliance Officer, members of the Fund’s administration and accounting teams, representatives from the Fund’s independent registered

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public accounting firm, the Fund’s Treasurer and portfolio management personnel and independent valuation and brokerage evaluation service providers, make regular reports regarding the Fund’s activities and related risks to the Board of Trustees and the Audit Committee, as appropriate. These reports include, among others, quarterly performance reports, quarterly derivatives activity and risk reports and discussions with members of the risk teams relating to each asset class. The Board’s committee structure allows the Audit Committee to focus on certain aspects of risk and the potential impact of these risks on the Fund and then report back to the full Board. In between regular meetings, Fund officers also communicate with the Trustees regarding material exceptions and items relevant to the Board’s risk oversight function. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all of the risks that may affect the Fund. Moreover, the Board recognizes that it may be necessary for the Fund to bear certain risks (such as investment risks) to achieve its investment objective.

As needed between meetings of the Board, the Board or a specific committee receives and reviews reports relating to the Fund and engages in discussions with appropriate parties relating to the Fund’s operations and related risks.

Independent Trustees

The Fund seeks as Trustees individuals of distinction and experience in business and finance, government service or academia. In determining that a particular Trustee was and continues to be qualified to serve as Trustee, the Board has considered a variety of criteria, none of which, in isolation, was controlling. Based on a review of the experience, qualifications, attributes or skills of each Trustee, including those enumerated in the table below, the Board has determined that each of the Trustees is qualified to serve as a Trustee of the Fund. In addition, the Board believes that, collectively, the Trustees have balanced and diverse experience, qualifications, attributes and skills that allow the Board to operate effectively in governing the Fund and protecting the interests of Shareholders. Information about the Board of Trustees nomination process is provided below under the caption “Independent Trustees and the Committee Structure.”

The Trustees of the Fund, their ages, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex (defined below) overseen by each Independent Trustee and other directorships, if any, held by the Trustees, are shown below. The Fund Complex includes all open-end and closed-end funds (including all of their portfolios) advised by the Adviser and any registered funds that have an adviser that is an affiliate of the Adviser.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/Directorships Held Outside the Fund Complex**

Independent Trustees

Mark Garbin (65) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Trustee	Indefinite Length — Since Inception	Managing Principal, Coherent Capital Management LLC (since 2008)	2

Trustee of Forethought Variable Insurance Trust (since 2013) , Northern Lights Fund Trust (since 2013), Northern Lights Variable Trust (since 2013), Two Roads Shared Trust (since 2012), and Independent Director of Oak Hill Advisors Mortgage Strategies Fund (offshore), Ltd. (since 2014)

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Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/Directorships Held Outside the Fund Complex**

Independent Trustees

Mark D. Gersten (66) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Trustee	Indefinite Length – Since Inception	Independent Consultant (since 2012)	2

Trustee of Schroder Global Series Trust (2012-2017), Northern Lights Fund Trust (since 2013), Northern Lights Variable Trust (since 2013), Two Roads Shared Trust (since 2012), Ramius Archview Credit and Distressed Fund (since 2015)

Neil M. Kaufman (56) /o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Trustee	Indefinite Length – Since Inception	Managing Member, Kaufman & Associates, LLC (legal services)(since 2016); Partner, Abrams, Fensterman, Eisman, Formato, Ferrara & Wolf, LLP (2010-2016)	2	Trustee of Two Roads Shared Trust (since 2012)

Anita K. Krug (47) /o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Trustee	Indefinite Length – Since Inception	Professor (2016 to present) and Associate Professor (2014 to 2016), University of Washington School of Law; Assistant Professor, University of Washington School of Law (2010-2014)	2	Trustee of Two Roads Shared Trust (since 2012), and Centerstone Investors Trust (since 2016)

*                 Each Trustee serves an indefinite term, until his or her successor is elected.

**          This includes any directorships at public companies and registered investment companies held by the Trustee at any time during the past five years.

The Trustee who is affiliated with the Adviser or affiliates of the Adviser (as set forth below) and his age, address, positions held, length of time served, his principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by the Interested Trustee and the other directorships, if any, held by the Interested Trustee, are shown below.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/Directorships Held Outside the Fund Complex**
Interested Trustee

Matthew Osborne ([ ]) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Trustee and President	Indefinite Length — Since Inception	Chief Investment Officer, Altegris Group of Companies (since 2016); Co-President of Altegris Group of Companies (2015-2016); Executive Vice President of Altegris Companies (2010 — 2015)	2	None

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*                                         Each Trustee serves an indefinite term, until his or her successor is elected.

**                                  This includes any directorships at public companies and registered investment companies held by the Trustee at any time during the past five years.

The executive officers of the Fund, their ages, addresses, positions held, lengths of time served and their principal business occupations during the past five years are shown below.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years
Officers

Cynthia Aragon (44) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Secretary and Chief Compliance Officer	Indefinite Length — Since Inception

Chief Compliance Officer, Altegris Advisors, LLC (since 2017); Chief Compliance Officer, Agile Fund Solutions, LLC (2016-2017); Chief Compliance Officer and General Counsel, Crabel Capital Management LLC (2012 — 2015)

Elizabeth Hancuff (37) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Treasurer	Indefinite Length — Since Inception	Director, Fund Operations, Altegris Group of Companies (since 2010)

Matthew C. Osborne (52) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	President	Indefinite Length — Since Inception	Chief Investment Officer, Altegris Group of Companies (since 2016); Co-President of Altegris Group of Companies (2015-2016); Executive Vice President of Altegris Companies (2010 — 2015)

Christine Zou (44) c/o Altegris Private Markets Opportunities Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Principal Accounting Officer	Indefinite Length — Since Inception	Controller, Altegris Group of Companies (since 2011); Controller, Treasurer, and Financial Principal, Altegris Group of Companies (since 2014)

*                                         Each officer serves an indefinite term, until his or her successor is elected.

For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Adviser) as of [•], 2017, is set forth in the table below.

Name of Trustee	Dollar Range of Equity Securities in the Fund*	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies**
Independent:
Mark Garbin	N/A	N/A
Mark D. Gersten	N/A	N/A
Neil M. Kaufman	N/A	N/A
Anita K. Krug	N/A	N/A

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Name of Trustee	Dollar Range of Equity Securities in the Fund*	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies**
Interested:
Matthew Osborne	N/A	N/A

As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

As of [•], 2018, the Trustees and Officers of the Fund, as a group, owned less than 1% of the outstanding Shares of the Fund.

Independent Trustees and the Committee Structure

Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Board currently has one committee: the Audit Committee.

The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance and trading among funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

The Board of Trustees has a separately-designated standing Audit Committee. The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund’s independent registered public accounting firm; directing investigations into matters within the scope of the independent registered public accounting firm’s duties, including the power to retain outside specialists; reviewing with the independent registered public accounting firm the audit plan and results of the auditing engagement; approving professional services provided by the independent registered public accounting firm and other accounting firms prior to the performance of the services; reviewing the independence of the independent registered public accounting firm; considering the range of audit and non-audit fees; reviewing the adequacy of the Fund’s system of internal controls; and reviewing the valuation process. The Fund has adopted a formal, written Audit Committee Charter.

The members of the Audit Committee of the Fund are Mark Garbin, Mark D. Gersten, Neil M. Kaufman and Anita K. Krug. None of the members of the Fund’s Audit Committee is an “interested person,” as defined under the 1940 Act, of the Fund (with such disinterested Trustees being “Independent Trustees” or individually, “Independent Trustee”). Each Independent Trustee is also “independent” from the Fund under the listing standards of the New York Stock Exchange, Inc. (“NYSE”). The Chairperson of the Audit Committee of the Fund is Mark D. Gersten.

The Fund does not have a separate nominating committee. The Board of Trustees of the Fund believes that the task of nominating prospective Independent Trustees is important enough to require the participation of all current Independent Trustees, rather than a separate committee consisting of only certain Independent Trustees. Accordingly, each Independent Trustee (Mark Garbin, Mark D. Gersten, Neil M. Kaufman and Anita K. Krug) participates in the election and nomination of candidates for election as Independent Trustees for the Fund. Persons recommended as candidates for nomination as Independent Trustees shall possess such experience, qualifications, attributes, skills and diversity so as to

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enhance the Board’s ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or any listing requirements of the NYSE. While the Independent Trustees of the Fund expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Fund’s Board as they deem appropriate, they will consider nominations from Shareholders to the Board. Nominations from Shareholders should be in writing and sent to the Independent Trustees as described below under the caption “Shareholder Communications.”

Experience, Qualifications and Attributes

The Board has concluded, based on each Trustee’s experience, qualifications and attributes that each Board member should serve as a Trustee. Following is a brief summary of the information that led to and/or supports this conclusion.

Mark Garbin has over 20 years of experience in corporate balance sheet and income statement risk management for large asset managers.  Mr. Garbin has extensive derivatives experience and has provided consulting services to alternative asset managers.  Mr. Garbin is a CFA Charterholder and holds advanced degrees in international business, negotiation and derivatives.  Mark Gersten has over 25 years of business experience in the investment management business with a focus on mutual funds and alternative funds.  He serves as a member of another mutual fund board outside of the Fund Complex and possesses a strong understanding of the regulatory framework under which investment companies must operate based on his service to this board and extensive experience administering mutual funds.  Mr. Gersten is a certified public account and holds an MBA in accounting.  Neil Kaufman has 28 years of experience as a corporate and securities attorney and possesses a deep understanding of the securities industry in general and financial statements in particular.  Mr. Kaufman has previously served as the Chairman of a NASDAQ-listed technology company and the Chairman of the Banking & Securities Law committee of the Nassau County Bar Association.  Anita Krug has extensive experience as an attorney advising investment advisory firms, particularly those managing hedge funds.  She also has extensive experience as a law professor whose scholarship focuses on investment advisers, hedge funds, and mutual funds.  Matthew Osborne has extensive experience in the asset management and investment banking industries.

The Trustees’ principal occupations during the past five years or more are shown in the above tables.

Shareholder Communications

Shareholders may send communications to the Fund’s Board of Trustees. Shareholders should send communications intended for the Fund’s Board by addressing the communications directly to that Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund’s office or directly to such Board member(s) at the address specified for each Trustee previously noted. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Compensation

The Independent Trustees are paid an annual retainer of $[13,500], and the Chairperson of the Board, Chairperson of the Audit Committee and the Chairperson of the Valuation Committee are also paid an additional annual fee of $[3,000].  All Trustees are reimbursed for their reasonable out-of-pocket expenses.  The Trustees do not receive any pension or retirement benefits from the Fund.

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Compensation

Name of Independent Trustee	Aggregate Compensation from the Fund(1)		Total Compensation from the Fund Complex Payable to Trustees(1)
Independent:
Mark Garbin	$	[•]	$	[•]
Mark D. Gersten	$	[•]	$	[•]
Neil M. Kaufman	$	[•]	$	[•]
Anita K. Krug	$	[•]	$	[•]

Name of Interested Trustee
Matthew Osborne	None	None

(1)                                 Estimated for the fiscal year ended [March 31, 2019].

Code of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Board of Trustees has adopted a Code of Ethics for the Fund and approved Codes of Ethics adopted by the Adviser and the Sub-Adviser (collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.

The Codes apply to the personal investing activities of Trustees and officers of the Fund, the Adviser, and the Sub-Adviser (“Access Persons”). Rule 17j-1 under the 1940 Act and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are on file with the SEC, and are available to the public.

Investment Advisory, Sub-Advisory and Placement Agent Agreements

Altegris Advisors, L.L.C. (“Adviser”) is registered as an investment adviser under the Advisers Act.  The Adviser was established in 2010 and it had approximately $[•] billion in alternative strategy fund assets under management as of [•], 2017.  The Adviser is a wholly-owned subsidiary of a company jointly owned by (i) private equity funds sponsored and managed by Aquiline Capital Partners LLC (“Aquiline”), (ii) private equity funds sponsored and managed by Genstar Capital Management LLC (“Genstar”), and (iii) certain senior management of the Adviser and its affiliates. The Adviser is an independent investment advisory firm specializing in finding what it believes to be the best alternative investment managers and make them accessible to investors through varied alternative investment vehicles.

The Sub-Adviser is registered as an investment adviser under the Advisers Act. The Sub-Adviser was established in 2007 and had approximately $[•] billion in assets under management as of [•], 2017.

The Adviser serves as investment adviser to the Fund pursuant to  investment advisory agreement entered into between the Fund and the Adviser (the “Advisory Agreement”).  The Trustees have engaged

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the Adviser to provide investment advice to, and manage the day-to-day business and affairs of the Fund under the ultimate supervision of, and subject to any policies established by, the Board.  The Adviser allocates the Fund’s assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Fund’s investment objective and whether the Investment Fund’s investment performance and other criteria are satisfactory.  The Adviser may sell Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Trustees.  The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund.  Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

The offices of the Adviser are located at 1200 Prospect Street, Suite 400, La Jolla, California, and its telephone number is (888) 351-8485.  The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at Gemini Fund Services, LLC, 80 Arkay Drive, Hauppauge, NY 11788.

Approval of the Advisory Agreement

The Advisory Agreement was approved by the Fund’s Board (including a majority of the Independent Trustees) at a meeting held in person on [•], 2018 and was also subsequently approved by the then sole Shareholder of the Fund.  The Advisory Agreement of the Fund has an initial term of two years from the date of its execution.  The Advisory Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

In consideration of the management and administrative services provided by the Adviser to the Fund, the Fund pays, out of the Fund’s assets, the Adviser a management fee (the “Management Fee”) at the annual rate of [1.20]% of the Fund’s net asset value.

The Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Advisory Agreement, the Adviser is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

A discussion of the factors considered by the Fund’s Board of Trustees in approving the Advisory Agreement will be forth in the Fund’s [annual] report to Shareholders.

Approval of the Sub-Advisory Agreement

The Adviser has entered into a sub-advisory agreement with StepStone Group LP. The Sub-Adviser provides the Fund with non-discretionary investment advisory services subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees. The Adviser pays the Sub-Adviser a monthly fee at the annual rate of (i) until the earlier of (1) five years from the Initial Closing Date and (2) receipt by the Adviser of aggregate Management Fees equal to the aggregate amount of the Adviser’s out-of-pocket expenses for organizational and operating expenses of the Fund that have not been reimbursed, 0.50% of the month-end net asset value of the Fund’s investments in Investment Funds

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and Co-Investment Opportunities and (ii) thereafter, 0.60%  of the month-end net asset value of the Fund’s investments in Investment Funds and Co-Investment Opportunities.

A description of the factors considered by the Fund’s Board of Trustees in approving the Sub-Advisory Agreement will be forth in the Fund’s [annual] report to Shareholders.

Placement Agent

Altegris Investments, L.L.C. serves as the Fund’s Placement Agent pursuant to a placement agent agreement (“Placement Agent Agreement”). The principal office of the Placement Agent is located at 1200 Prospect Street, Suite 400, La Jolla, CA 92037.  Under the Placement Agent agreement, the Placement Agent, as agent of the Fund, agrees to use its best efforts as sole placement agent of the Fund’s Shares. The Placement Agent Agreement continues in effect so long as such continuance is approved at least annually by the Fund’s Board, including a majority of those Trustees who are not parties to such Placement Agent Agreement nor interested persons of any such party.

Other Accounts Managed by the Portfolio Managers

Because the portfolio managers may manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Advisers may receive fees from certain accounts that are higher than the fee it receives from the Fund, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or performance-based fee accounts over the Fund. In addition, a conflict of interest could exist to the extent the Advisers have proprietary investments in certain accounts, where portfolio managers have personal investments in certain accounts or when certain accounts are investment options in the Advises’ employee benefits and/or deferred compensation plans. The portfolio manager may have an incentive to favor these accounts over others. If the Advisers manage accounts that engage in short sales of securities of the type in which the Fund invests, the Advisers could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Advisers have adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The following table shows information regarding accounts (other than the Fund) managed by each named portfolio manager as of [•], 2018:

Matthew Osborne

	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to A Performance- Based Advisory Fee	Total Assets in Accounts Subject to A Performance- Based Advisory Fee ($ million)
Registered Investment Companies
Other Pooled Investment Vehicles
Other Accounts

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Eric Bundonis

	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to A Performance- Based Advisory Fee	Total Assets in Accounts Subject to A Performance- Based Advisory Fee ($ million)
Registered Investment Companies
Other Pooled Investment Vehicles
Other Accounts

Lindsay Creedon

	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to A Performance- Based Advisory Fee	Total Assets in Accounts Subject to A Performance- Based Advisory Fee ($ million)
Registered Investment Companies
Other Pooled Investment Vehicles
Other Accounts

John Kettnich

	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to A Performance- Based Advisory Fee	Total Assets in Accounts Subject to A Performance- Based Advisory Fee ($ million)
Registered Investment Companies
Other Pooled Investment Vehicles
Other Accounts

Securities Ownership of Portfolio Managers

As of [•], 2018, the dollar range of securities beneficially owned by each portfolio manager in the Fund is shown below:

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Matthew Osborne	$0
Eric Bundonis	$0
Lindsay Creedon	$0
John Kettnich	$0

Portfolio Manager Compensation Structure

[For services as a portfolio co-manager to the Fund, Eric Bundonis receives a salary and a discretionary bonus from the Adviser. Matthew Osborne receives a salary from the Adviser. Each of Messrs. Osborne and Bundonis also has an equity interest in a privately-held entity that directly or indirectly controls the Adviser and its affiliates, and will receive compensation from that entity based upon the future profitability of the Adviser and its affiliates. Mr. Osborne may also receive from the privately-held entity that directly or indirectly controls the Adviser and its affiliates discretionary bonuses and other discretionary compensation in connection with his role as a senior executive of the firm.]

Proxy Voting Policies and Procedures and Proxy Voting Record

Investments in the Investment Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities.  On occasion, however, the Fund may receive notices or proposals from the Investment Funds seeking the consent of or voting by holders (“proxies”).  The Fund has delegated any voting of proxies in respect of portfolio holdings to the Adviser to vote the proxies in accordance with the Adviser’s proxy voting guidelines and procedures.  In general, the Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.

The Adviser will generally vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors.  The Adviser will generally vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors.  On non-routine matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund.  In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision.  If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Trustees indicating how the Adviser proposes to vote on the matter and its reasons for doing so.

The Fund intends to hold its interests in the Investment Funds in non-voting form.  Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.

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Third-Parties

To assist in its responsibility for voting proxies, the Adviser may from time to time retain experts in the proxy voting and corporate governance area as proxy research providers (“Research Providers”). The services provided to the Adviser by the Research Providers would include in depth research, global issuer analysis, and voting recommendations. While the Adviser may review and utilize recommendations made by the Research Providers in making proxy voting decisions, it is in no way obligated to follow any such recommendations. In addition to research, the Research Providers could provide vote execution, reporting and recordkeeping. The Board would carefully monitor and supervise the services provided by any Research Providers.

Further Information

For a copy of the Proxy Policy, see Annex A to this SAI.  A copy of the Proxy Policy is also available on our website at www.altegris.com and on the SEC’s website at www.sec.gov.

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CONFLICTS OF INTEREST

The Advisers

The Advisers or their affiliates provide or may provide investment advisory and other services to various entities.  The Advisers and certain of their investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Advisers and their affiliates, “Other Accounts”).  The Fund has no interest in these activities.  The Adviser and its affiliates may receive payments from private equity sponsors in connection with such activities.  As a result of the foregoing, the Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts.  Such persons will devote only so much of their time as in their judgment is necessary and appropriate.

There also may be circumstances under which the Advisers will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Advisers will commit the Fund’s assets.  There also may be circumstances under which the Advisers will consider participation by Other Accounts in investment opportunities in which the Advisers do not intend to invest on behalf of the Fund, or vice versa.

The Fund and the Advisers have obtained exemptive relief from the SEC to permit the Fund and certain private funds advised by StepStone or an affiliate to co-invest in certain Investment Funds and Co-Investment Opportunities.  These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and participating funds.

The Adviser also intends to compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients.  Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries.  Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Fund Shares purchased by the investor.  As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products.  This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

Financial intermediaries may be subject to certain conflicts of interest with respect to the Fund.  For example, the Fund, the Advisers, Investment Funds or portfolio companies or investment vehicles managed or sponsored by the Advisers or Investment Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a financial intermediary.  As such, certain conflicts of interest may exist between such persons and a financial intermediary.  Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Financial intermediaries may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or an Investment Fund.  Such entities may compete with the Fund or the Investment Fund for investment opportunities and

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may invest directly in such investment opportunities.  Financial intermediaries that invest in an Investment Fund or a portfolio company may do so on terms that are more favorable than those of the Fund.

Financial intermediaries that act as selling agents for the Fund also may act as distributor for an Investment Fund in which the Fund invests and may receive compensation in connection with such activities.  Such compensation would be in addition to the placement fees described above.  Financial intermediaries may pay all or a portion of the fees paid to it to certain of their affiliates, including, without limitation, financial advisors whose clients purchase Shares of the Fund.  Such fee arrangements may create an incentive for a financial intermediary to encourage investment in the Fund, independent of a prospective Shareholder’s objectives.

A financial intermediary may provide financing, investment banking services or other services to third parties and receive fees therefore in connection with transactions in which such third parties have interests which may conflict with those of the Fund or an Investment Fund.  A financial intermediary may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, an Investment Fund or a portfolio company.  A financial intermediary may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, an Investment Fund or a portfolio company.  These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor, distributor, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender.  A financial intermediary is expected to provide certain such services to the Fund in connection with the Fund obtaining a credit facility, if any.

In addition, issuers of securities held by the Fund or an Investment Fund may have publicly or privately traded securities in which a financial intermediary is an investor or makes a market.  The trading activities of financial intermediaries generally will be carried out without reference to positions held by the Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a financial intermediary having an interest in the issuer adverse to the Fund or the Investment Fund.  No financial intermediary is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or an Investment Fund has an interest.

A financial intermediary may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund or an Investment Fund.  Such opportunities may be subject to different terms than those applicable to an investment in the Fund or the Investment Fund, including with respect to fees and the right to receive information.

Set out below are practices that the Advisers may follow.  Although the Advisers anticipate that the Investment Managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager will abide by, and comply with, its stated practices.  An Investment Manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than the Investment Funds.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Advisers may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund invests.  As a result of differing trading and investment strategies or constraints, positions may be taken

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by directors, principals, officers, employees and affiliates of the Advisers, or by the Advisers for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or an Investment Fund.

Other Matters

An Investment Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions.  Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Advisers and their affiliates will not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners.  These transactions would be effected in circumstances in which the Advisers determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Advisers and their affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

TAX ASPECTS

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares.  This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.  The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes.  This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market their securities holdings, tax-exempt organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar.  No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares.  No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below.  The discussion set forth herein does not constitute tax advice.  Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and non-U.S. tax laws.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A

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PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Qualification as a Regulated Investment Company; Tax Treatment

It is expected that the Fund will qualify for treatment as a regulated investment company (“RIC”) under the Code.  If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders.  The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains.

In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax.  To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year period ending on October 31st of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax.   For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared.  The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.

In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).

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For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Investment Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Investment Funds.  Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such Investment Funds.

A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect.  However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying gross income exceeds one-ninth of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.

Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances.  If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.

In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.  However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met.  In all events, however, such tax will not be less than $50,000.

If before the end of any taxable quarter of the Fund’s taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure.  However, the action typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Investment Funds.  While the Code generally affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory 30-day cure period and, possibly, the extended cure period provided by the Code as discussed above.

If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation.  In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders.  In addition, all

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distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.

Distributions

The Fund will ordinarily declare and pays distributions from its net investment income and distribute net realized capital gains, if any, once a year.  The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act.  After the end of each calendar year, Shareholders will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.  Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any dividends or other distributions that they receive from the Fund.

Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations.  Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals.  Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder, and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income.”  However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.  Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below.  Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase or transfer, be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased or transferred.  In such case, the tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the tax basis of any remaining Shares held by the Shareholder.

The tax treatment of the Fund’s distributions from net investment income and capital gains generally will be the same whether the Shareholder takes such distributions in cash or reinvests them to buy additional Shares.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained.  In such case, the Fund may report the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain,

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(ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution less the tax credit.

An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.  For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain.  Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.

Income from Repurchases and Transfers of Shares

A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.”  In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code.  Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase or transfer may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase or transfer may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits.

If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares.  Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.

Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with  Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase of the Shares.  If disallowed, the loss will be reflected as an upward adjustment to the basis of the Shares acquired.  The deductibility of capital losses may be subject to statutory limitations.

If the repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares.  The tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the tax basis of any remaining Shares held by the Shareholder.

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The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund.  The Fund has elected the average cost method as the default cost basis method for purposes of this requirement.  If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action.  If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Fund’s administrator to obtain and complete a cost basis election form.  The cost basis method applicable to a particular Share repurchase may not be changed after the valuation date established by the Fund in respect of that repurchase or Share transfer.  Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them

A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase or transfer that qualifies for “sale or exchange” treatment.

If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on an IRS Form 8886.  Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted.  The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholder s should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Other Considerations

There is a possibility that the Fund may from time to time be considered under the Code to be a nonpublicly offered regulated investment company.  Under Temporary regulations, certain expenses of nonpublicly offered regulated investment companies, including the Management Fee, may not be deductible by certain Shareholders, generally including individuals and entities that compute their taxable income in the same manner as individuals (thus, for example, a qualified pension plan would not be subject to this rule).  Such a Shareholder’s pro rata portion of the affected expenses will be treated as an additional dividend to the Shareholder and will be deductible by the Shareholder, subject to the 2% “floor” on miscellaneous itemized deductions and other limitations on itemized deductions set forth in the Code.  A “nonpublicly offered regulated investment company” is a RIC whose equity interests are neither (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, nor (iii) held by at least 500 persons at all times during the RIC’s taxable year.

Fund Investments

The Fund will invest a portion of its assets in Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes.  An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax.  Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year.  Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly.  Partners of a partnership must report these items regardless of the

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extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year.  Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash).  In such case, the Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying gross income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.

Some of the income that the Fund may earn directly or through an Investment Fund, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related investment. Such subsidiary entities generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses.  However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) is generally characterized as ordinary income or loss in accordance with Section 988 of the Code.  Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss.  In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income.  Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.

Hedging and Derivative Transactions

Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss.  Gain or loss will arise upon exercise or lapse of Section 1256 Contracts.  In addition, any Section 1256 Contracts remaining unexercised both at October 31 of each calendar year as well as at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

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The Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments.  Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code.  However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.

Offsetting positions held by the Fund, or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.”  In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a “straddle.”  To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions.  Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income.  Certain of the straddle positions held by the Fund, or the Investment Funds, may constitute “mixed straddles.”  One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences.  In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, or possibly an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively.  The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If the Fund, or possibly an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract.  Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge.  The U.S. Department of the Treasury (the “Treasury”) and the IRS have the

25

authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.

Passive Foreign Investment Companies and Controlled Foreign Corporations

The Fund may indirectly hold equity interests in non-U.S. Investment Funds and/or non-U.S. portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code.  A PFIC is generally defined as a non-U.S. entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income.  The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders.  Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.  If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in income each year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund.  If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund.  The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy.  Alternatively, in certain cases, an election can be made to mark-to-market the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code).  In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such did not exceed its share of prior increases in income derived from such PFIC shares.  Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above).  Dividends paid by PFICs will not be treated as “qualified dividend income.”  In certain cases, the Fund will be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so

If the Fund holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (i.e., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata share of such entity’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year.  In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or

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more of the combined voting power of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.

Under recently proposed Treasury Regulations, certain income derived by the Fund from a CFC or PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes distributions of that income to the Fund.  As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Investment Funds and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Investment Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax return from these investments.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund.  The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions.  Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes, or the amount of their investment in the Fund.

Foreign Taxes

The Fund’s investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States.  In that case, the Fund’s yield on those stocks or securities would be decreased.  Tax conventions between certain countries and the United States may reduce or eliminate such taxes.  If more than 50% of the Fund’s assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code.  In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata shares of such taxes.  The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Information Reporting and Backup Withholding

Information returns generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes).  Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers (“TINs”), generally on an IRS Form W-9, or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding.  Certain Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to demonstrate their exempt status.  Backup withholding is not an additional tax.  Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s federal income tax liability if the appropriate information is provided to the IRS.

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U.S. Federally Tax-Exempt Shareholders

Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt Shareholders (including, among others, individual retirement accounts (“IRAs”), 401(k) accounts, Keogh plans, pension plans and certain charitable entities).  Notwithstanding the foregoing, a U.S. federally tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U,S, federally tax-exempt Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares.  A tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools.  If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.

Foreign Shareholders

U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (“Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.

Income Not Effectively Connected.  If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions.  Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.  In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Shareholder must comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form).  However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.

Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless,  in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

Income Effectively Connected.  If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and

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domestic corporations.  Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.

In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.

Foreign Account Tax Compliance Act

The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes and (effective January 1, 2019) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities (including financial intermediaries) that fail to comply (or are deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN)) and certain other requirements have been satisfied.. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.  Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Other Taxation

The foregoing represents a summary of the general tax rules and considerations affecting Shareholders and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund.  A Shareholder may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, that may be imposed by various jurisdictions.  The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders.  It is the responsibility of each Shareholder to file all appropriate tax returns that may be required.  Fund Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund.  In addition to the particular matters set forth in this section, tax-exempt entities should carefully review those section of this Private Placement Memorandum and its related SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.

ERISA AND CERTAIN OTHER CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan, or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code (an “ERISA Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an

29

obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, regulations of the U.S. Department of Labor (the “DOL”) provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Aspects”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.

Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified if the investment is made. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the Fund will be proceeding on the basis that its underlying assets should not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.  For this reason, the Adviser will therefore not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.

An ERISA Plan which proposes to invest in the Fund will be required to represent to the Board of Trustees that it, and any fiduciaries responsible for such ERISA Plan’s investments, are aware of and understand the Fund’s investment objective; policies and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and the Code, as applicable.

Certain prospective Benefit Plan Shareholders may currently maintain relationships with the Adviser or its affiliates. Each of such persons may be deemed to be a fiduciary of or other party in interest or disqualified person of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA Plan assets for the benefit of a party in interest, and also prohibits (or penalizes) an ERISA Plan fiduciary from using its position to cause such ERISA Plan to make an investment from which it or certain third-parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan Shareholders should consult with their own counsel and other advisors to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code or is otherwise inappropriate. Fiduciaries of ERISA Plan Shareholders will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.

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Employee benefit plans or similar arrangements which are not subject to either ERISA or the related provisions of the Code may be subject to other rules governing such plans. Fiduciaries of employee benefit plans or similar arrangements which are not subject to ERISA, whether or not subject to the Code. should consult with their own counsel and other advisors regarding such matters.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISOR OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.

ADMINISTRATOR

[The Fund has retained the Administrator, Gemini Fund Services, LLC whose principal business address is 80 Arkay Drive, Hauppauge, NY 11788, to provide certain administrative and fund accounting services to the Fund. Under the terms of an administration agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things, certain administration, accounting and investor services for the Fund. The Administrator may retain third-parties, including its affiliates or those of the Advisers, to perform some or all of these services. In consideration for these services, the Fund pays the Administrator a fee based on the average net assets of the Fund (subject to certain minimums), and will reimburse the Administrator for out-of-pocket expenses.

Under the Administration Agreement, the Fund has agreed to indemnify and hold the Administrator harmless from and against any and all losses, damages, costs, charges, reasonable attorney or consultant fees, payments, expenses and liability arising out of or attributable to the Fund’s refusal or failure to comply with the terms of the Administration Agreement, breach of any representation or warranty made by the Fund contained in the Administration Agreement, or which arise out of the Fund’s lack of good faith, gross negligence or willful misconduct with respect to the Fund’s performance under or in connection with the Administration Agreement.]

CUSTODIAN AND TRANSFER AGENT

[JPMorgan Chase Bank, N.A. (the “JPMorgan Custodian”) and SEI Private Trust Company (the “SEI Custodian,” and together with the JPMorgan Custodian, the “Custodians”) serve as the custodians of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees.  Assets of the Fund are not held by the Advisers or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The JPMorgan Custodian’s principal business address is 270 Park Avenue, New York, NY 10017. The SEI Custodian’s principal business address is One Freedom Valley Drive, Oaks, PA 19456.

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Gemini Fund Services, LLC (“Gemini”) serves as Transfer Agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of Shares. Gemini’s principal business address is 80 Arkay Drive, Hauppauge, NY 11788.]

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[•] serves as the independent registered public accounting firm of the Fund. Its principal business address is [•].

PLACEMENT AGENT

Altegris Investments, L.L.C. acts as the placement agent of the Fund’s Shares on a best efforts basis.  The Placement Agent’s principal business address is 1200 Prospect Street, Suite 400, La Jolla, CA 92037.

LEGAL COUNSEL

Dechert LLP, New York, New York, acts as legal counsel to the Fund. Its principal business address is 1095 Avenue of the Americas, New York, NY 10036.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of [•], 2018, no persons owned of record or beneficially 5% or more of the outstanding Shares of the Fund.

REPORTS TO SHAREHOLDERS

The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year such information as is necessary for such Shareholders to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund will prepare and transmit to its Shareholders, a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.

FISCAL YEAR

For accounting purposes, the fiscal year of the Fund is the 12-month period ending on March 31. The 12-month period ending September 30 of each year will be the taxable year of the Fund unless otherwise determined by the Fund.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on a semi-annual basis prepared in accordance with generally accepted accounting principles.

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ANNEX A

ALTEGRIS ADVISORS, L.L.C.

15.                               PROXY VOTING POLICY

Pursuant to Rule 206(4)-6 and Rule 204-2 under the Advisers Act, it is a fraudulent, deceptive, or manipulative act, practice or course of business, within the meaning of Section 206(4) of the Advisers Act, for an investment adviser to exercise voting authority with respect to client securities, unless (A) the adviser has adopted and implemented written policies and procedures that are reasonably designed to ensure that the adviser votes proxies in the best interests of its clients, (B) the adviser describes its proxy voting procedures to its clients and provides copies on request, and (C) the adviser discloses to clients how they may obtain information on how the adviser voted their proxies.

15.1                        VOTING PROXIES

With to the Investment Funds, the Adviser does not transact securities transactions on behalf to the Investment Funds except for its allocation (and subsequent subscriptions and redemptions) into each Investment Fund’s respective Underlying Fund(s).  These Underlying Funds are privately offered securities.  Once allocated, the Adviser does not exercise discretion with respect to the underlying investments purchased for the Investment Funds, by the private investment fund managers.  Therefore, it is anticipated that the managers of the Underlying Funds will vote all proxies.  However, should an Investment Fund be put in a position to vote a security, the Adviser will adhere to this Proxy Voting Policy.

With respect to the Advisory Funds (other than the Altegris Multi-Strategy Alternative Fund and the Altegris KKR Trusts), the Adviser currently conveys all authority to vote proxies on its behalf to sub-advisers, pursuant to the sub-advisory agreements entered into between the Adviser and each respective sub-adviser.  However, should a sub-adviser not be in a position to vote a proxy relating to a security held by an Advisory Fund, the Adviser stands prepared, upon notice and in accordance with applicable proxy voting policies, to take the necessary action.  The Adviser will review and maintain a record of the sub-adviser’s policies, procedures, and reporting provided to the NLFT with respect to related matters, including the Form N-PX.  The Adviser will review its operations at least annually to confirm compliance with its policies and procedures.  With respect to the Altegris Multi-Strategy Alternative Fund and the Altegris KKR Trusts, the Adviser will follow the Proxy Voting Policy described above.

The Adviser will vote proxies on behalf of its Clients, as required.  In order to fulfill its responsibilities under the Advisers Act, the Adviser has adopted the following policies and procedures for proxy voting with regard to companies in the investment portfolio of Advisory Funds.

A.                                    All proxies sent to Clients that are actually received by the Adviser (to vote on behalf of the Client) will be provided to the Executive Officers.

B.                                    The Executive Officers will generally adhere to the following procedures (subject to limited exception):

1.                                      A written record of each proxy received by the Adviser (on behalf of its Clients) will be kept in the Adviser’s files;

2.                                      The Executive Officers will determine which of the Adviser’s Clients holds the security to which the proxy relates;

3.                                      Prior to voting any proxies, the Executive Officers will determine if there are any conflicts of interest related to the proxy in question in accordance with the general guidelines set forth below.  If a conflict is identified, the Executive Officers will then make a determination (which may be in consultation with outside legal counsel) as to whether the conflict is material.

4.                                      If no material conflict is identified pursuant to these procedures, the Executive Officers will vote the proxy in accordance with the guidelines set forth below.  The Executive Officers will deliver the proxy in accordance with instructions related to such proxy in a timely and appropriate manner.

5.                                      If, as a result of a decrease in the outstanding voting securities of an unaffiliated investment company or UIT, the Advisory Group (or a sub-advisory group), each in the aggregate, becomes a holder of 25 percent or more of the outstanding voting securities of the unaffiliated investment company or UIT, then the Adviser (or the Adviser will cause a sub-adviser) will vote its shares of the unaffiliated investment company or UIT in the same proportion as the vote of all other holders of the unaffiliated investment company’s or UIT’s shares.

15.2                        CONFLICTS OF INTEREST

A.                                    As stated above, in evaluating how to vote a proxy, the Executive Officers will first determine whether there is a material conflict of interest related to the proxy in question between Adviser and its Clients.  This examination will include (but will not be limited to) an evaluation of whether the Adviser (or any affiliate of the Adviser) has any business or personal relationship with the company (or an affiliate of the company) to which the proxy relates outside of an investment in such company by a Client of the Adviser.

B.                                    If a conflict is identified and deemed “material” by the Executive Officers, the Adviser may resolve such conflicts in a variety of ways.  In most cases, to the extent that there is little or no discretion to deviate from the Advisory Funds’ policies and procedures on the proposal in question, proxies will be voted in accordance with such pre-determined guidelines.  In other situations, the Executive Officers may (a) defer to the voting recommendation of either a non-conflicted party or an independent third party proxy voting service provider; (b) in consultation with legal counsel determine the appropriate method to resolve the conflict of interest; or (c) vote pursuant to client direction.  The method selected may vary depending upon the facts and circumstances of each situation.  Examples of material conflicts of interest include, but are not limited to:  a situation where the adviser provides significant investment advisory or other services to a company whose management is soliciting proxies; an officer of the Adviser serves on the board of a charitable organization that receives charitable contributions from the portfolio company and the charitable organization is a client of the Adviser; a portfolio company that is a significant selling agent of the Adviser’s products and services solicits proxies; a broker-dealer or insurance company that controls 5% or more of the Adviser’s assets solicits proxies; the Adviser and the portfolio company have a lending relationship.  In each of these situations voting against management may cause the Adviser a loss of revenue or other benefit.

C.                                    With respect to ERISA clients whose advisory contract reserves the right to vote proxies when the Adviser has determined that a material conflict exists that affects its best judgment as a fiduciary to the ERISA client, the Adviser will:

1.                                      Give the ERISA client the opportunity to vote the proxies in question themselves; or

2.                                      Follow designated special proxy voting procedures related to voting proxies pursuant to the terms of the investment management agreement with such ERISA clients (if any).

15.3                        PROXY VOTING GUIDELINES

Proxy proposals received by the Adviser that relate to matters involving Clients’ accounts or investments will be reviewed to determine the relevance of issues presented by the proxies, and the materiality of those issues to Clients.  Such determinations will be made by the Executive Officers, or by a department head or other person (a “Designated Officer”) having delegated authority from the Executive Officers to make such determinations.  The Executive Officers or a Designated Officer will then:  (1) vote the proxy (or determine not to cast a vote) consistent with his, her, or their professional investment judgment as to what course of action best serves the financial and economic interests of Clients affected by the proxy; or (2) instruct an underlying sub-adviser, manager or custodian of Clients’ assets, as applicable, regarding how to vote the proxy (or not to cast a vote) consistent with his, her, or their professional investment judgment as to what course of action best serves the financial and economic interests of Clients affected by the proxy.

As a matter of general policy, the Adviser is likely to vote against any management proposals from publicly-held companies that may, if passed, serve to insulate companies from the discipline of the market, from accountability to shareholders or from prudent regulatory compliance.  Although each proxy may present unique issues requiring special consideration, the Adviser’s policies with respect to typical categories of proxies received from time to time in connection with Clients’ investments are set out below.

Operational Proposals.  Proxies that relate to this category of proposals are a standard and necessary aspect of business operations of companies in which the Adviser may invest, and often may not have a significant effect on the value of the investment.  Factors that may be considered in reviewing these proposals include the financial performance of the company, attendance and independence of board members and committees, and enforcement of strict accounting practices.  If the Adviser determines to vote such proxies relating to operational proposals, it generally will be inclined to support company management in such matters, unless in the professional judgment of the Executive Officers or a Designated Officer the particular proposals to be voted on appear not to be in the best interests of Clients.  Operations related proposals often relate to matters including, but not limited to:  (1) name changes; (2) election of directors; (3) ratification of auditors; (4) maintenance of directors and officer’s indemnification and liability policies; or (5) ratification of employee stock purchase or ownership plans.

Changes in Corporate Structure or Status.  Proxies relating to this category of proposals typically involve changes in status, ownership or classes of securities of a corporation, such as proposals regarding:  (1) mergers, acquisitions, and restructurings; (2) reincorporations; or (3) changes in capitalization.  Proxies falling within this category for which the Adviser determines to cast a vote will be reviewed by the Executive Officers or a Designated Officer, and voted, on a case-by-case basis taking into account all relevant facts and circumstances surrounding each such proposal.

Shareholder Democracy.  The Adviser generally will be inclined to support proposals that enhance shareholder democracy, and vote against proposals that attempt to materially limit shareholder democracy or restrict the ability of Clients to realize the value of their investments.  Proposals that restrict shareholder democracy may include, for example, proposals endorsing or facilitating:  (1) unreasonable increases in indemnification or liability protections for directors and officers; (2) supermajorities or other unequal voting rights proposals; (3) classified or staggered boards of directors; (4) authorization of additional outstanding causing unfair dilution to existing shareholders’ interests; or (5) altered corporate structure or change in corporate domicile disadvantageous to the economic interests of shareholders.

Executive Compensation.  The Adviser believes generally that reasonable compensation is appropriate for directors, executives and employees of companies in which the Adviser invests on behalf of Clients.  Compensation should be used as an incentive to align the interests of the involved parties with the long-term financial success of a company, but should not be excessive or utilized in a way that compromises independence or creates conflicts of interest.  The Adviser will review any proxy proposals relating to executive compensation for which it determines to cast a vote on a case-by-case basis in light of these general principles and the relevant facts and circumstances surrounding each such proposal.

Other Matters.  Other categories of proxy proposals include those that address social, environmental, and issues of conscience with regard to the business conduct of a company.  As with all proxies, the Adviser will review each issue on a case-by-case basis in accordance with these Proxy Voting Policies to determine what will best benefit the financial and economic interests of any Clients affected by each such proposal.

15.4                        DISCLOSURE OF PROCEDURES

Clients will be provided with contact information as to how they can obtain information about:  (1) the Adviser’s proxy voting procedures (i.e., a copy of these procedures); and (2) how the Adviser voted proxies that are relevant to the affected Client.

15.5                        RECORD-KEEPING REQUIREMENTS

The Executive Officers will be responsible for maintaining files relating to the Adviser’s proxy voting procedures.  Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of the Adviser.  Records of the following will be included in the files:

A.                                    Copies of these proxy voting policies and procedures, and any amendments thereto;

B.                                    A copy of each proxy statement that the Adviser actually received; provided, however, that the Adviser may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

C.                                    A record of each vote that the Adviser casts;

D.                                    A copy of any document that the Adviser created that was material to making a decision on how to vote the proxies, or memorializes that decision (if any); and

E.                                     A copy of each written request for information on how the Adviser voted such Client’s proxies and a copy of any written response to any request for information on how the Adviser voted proxies on behalf of Clients.

PART C - OTHER INFORMATION

ITEM 25.                                         FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Not applicable.

(2)	Exhibits:

	(a)(1)	Certificate of Trust.(1)
	(a)(2)	Declaration of Trust.(1)
	(a)(3)	Amended and Restated Agreement and Declaration of Trust.(2)
	(b)	By-Laws.(2)
	(c)	Not Applicable.
	(d)	Not Applicable.
	(e)	Dividend Reinvestment Plan.(2)
	(f)	Not Applicable.
	(g)(1)	Investment Advisory Agreement.(2)
	(g)(2)	Sub-Advisory Agreement.(2)
	(h)(1)	Form of Placement Agent Agreement.(2)
	(h)(2)	Form of Sub-Placement Agent and Sub-Placement Agent Agreement.(2)
	(i)	Not Applicable.
	(j)(1)	Form of Custody Agreement between JPMorgan Chase Bank, N.A. and the Registrant.(2)
	(j)(2)	Form of Custodian Services Agreement between SEI Private Trust Company and the Registrant.(2)
	(k)(1)	Form of Fund Services Agreement.(2)
	(k)(2)	Form of Expense Reimbursement Agreement.(2)
	(k)(3)	Form of Voting Waiver Agreement.(2)
	(k)(4)	Distribution Plan.(2)
	(k)(5)	Multiple Class Plan Pursuant to Rule 18f-3. (2)
	(l)	Not Applicable.
	(m)	Not Applicable.
	(n)	Not Applicable.
	(o)	Not Applicable.
	(p)	Form of Subscription Agreement.(2)
	(q)	Not Applicable.
	(r)(1)	Code of Ethics of the Registrant.(2)
	(r)(2)	Code of Ethics of the Adviser.(2)

(1) Incorporated herein by reference to the corresponding exhibit of the Registrant’s initial Registration Statement on N-2 (File No. 811-23321), filed on December 27, 2017.

(2)  To be filed by amendment.

ITEM 26.                                         MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27.                                         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the offering described in this registration statement:

Printing	$	[•]
Accounting fees and expenses	$	[•]
Legal fees and expenses	$	[•]
Miscellaneous	$	[•]
Total	$	[•]

ITEM 28.                                         PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Altegris Advisors, L.L.C. (the “Adviser”), the investment adviser to the Registrant.  The Adviser was formed under the laws of the State of Delaware in 2010.  Additional information regarding the Adviser is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-71496).

ITEM 29.                                         NUMBER OF HOLDERS OF SECURITIES

Set forth below is the number of holders of securities of the Registrant as of [•], 2018:

Title of Class	Number of Record Holders
Shares of Beneficial Interest, Class A	[•]
Shares of Beneficial Interest, Class I	[•]

ITEM 30.                                         INDEMNIFICATION

[•]

ITEM 31.                                         BUSINESS AND OTHER CONNECTIONS OF ADVISER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each managing director, executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s Private Placement Memorandum in the section entitled “Management of the Fund” and to the section of the Statement of Additional Information captioned “Management of the Fund.”  The information required by this Item 31 with respect to each director, officer or partner of the Adviser is incorporated by reference to Form ADV with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-71496).

ITEM 32.                                         LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains the required accounting related and financial books and other records of the Registrant at [80 Arkay Drive, Hauppauge, NY 11788].

ITEM 33.                                         MANAGEMENT SERVICES

Not Applicable.

ITEM 34.                                         UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, Altegris Private Markets Opportunities Fund has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla and State of California on the 2nd day of May, 2018.

ALTEGRIS PRIVATE MARKETS OPPORTUNITIES FUND

/s/ Matthew C. Osborne

By:	Matthew C. Osborne